Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

AND AMENDMENT TO GUARANTY AGREEMENT AND SECURITY AGREEMENT

SIXTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO GUARANTY AGREEMENT AND SECURITY AGREEMENT (this “Amendment”), dated as of March 31, 2026, to the Fifth Amended and Restated Credit Agreement, dated as of December 1, 2021 (as amended by the First Amendment to Credit Agreement dated as of March 17, 2023, the Second Amendment to Credit Agreement dated as of February 16, 2024, the Third Amendment to Credit Agreement dated as of June 4, 2024, the Fourth Amendment to Credit Agreement dated as of March 31, 2025, the Fifth Amendment to Credit Agreement dated as of July 18, 2025, and as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”), among GRAY MEDIA, INC., a Georgia corporation (the “Borrower” and, together with the Guarantors, the “Loan Parties”), the Revolving Credit Lenders and Issuing Banks party hereto, the Guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), Issuing Bank and Swing Line Lender. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Amended Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 11.12 of the Credit Agreement, the Borrower has requested to amend the Credit Agreement with the consent of the Required Lenders in order to make certain modifications as set forth in Section 1 hereof;

WHEREAS, the Borrower, the Administrative Agent and the Revolving Credit Lenders party hereto and set forth on Schedule I, constituting the Required Lenders as of the Sixth Amendment Effective Date, agree, pursuant to and in accordance with Section 11.12 of the Credit Agreement, to the amendments to the Credit Agreement, Guaranty Agreement and Security Agreement as set forth in Section 1 of this Amendment; and

WHEREAS, this Amendment will become effective on the Sixth Amendment Effective Date (as defined below) on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1.         Amendments to Loan Documents. Effective as of the Sixth Amendment Effective Date and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the following Loan Documents are hereby restated or amended as follows:

(a)         Credit Agreement. The Credit Agreement is hereby restated in its entirety as set forth in Annex I hereto.

(b)         Schedules. The Schedules to the Credit Agreement are hereby restated in their entirety as set forth in Annex II hereto.

(c)         Exhibits. The Exhibits to the Credit Agreement are hereby restated in their entirety as set forth in Annex III hereto.

(d)         Guaranty Agreement. The Guaranty Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex IV hereto.

(e)         Security Agreement. The Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Annex V hereto.

SECTION 2.         Conditions of Effectiveness of this Amendment. This Amendment shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Sixth Amendment Effective Date”):

(a)         The Borrower and each of the Guarantors shall have executed and delivered a counterpart of this Amendment to the Administrative Agent, (ii) the Revolving Credit Lenders and Issuing Banks, constituting at least the Required Lenders as of the Sixth Amendment Effective Date, shall have executed and delivered counterparts of this Amendment to the Administrative Agent and (iii) the Administrative Agent and Swing Line Lender shall have executed a counterpart of this Amendment;

(b)         immediately prior to and after giving effect to this Amendment, (i) no Default or Event of Default shall have occurred and be continuing or would occur immediately after giving effect thereto and (ii) the representations and warranties in Section 6 shall be true and correct in all material respects; and

(c)         the Borrower shall have paid all of the reasonable out-of-pocket fees and expenses of the Administrative Agent and Wells Fargo Securities, LLC and each of their respective affiliates, including without limitation, all reasonable and invoiced fees, charges and disbursements of counsel to such parties (directly to such counsel if requested) to the extent accrued and unpaid prior to or on the Sixth Amendment Effective Date, plus such estimate of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

SECTION 3.         Reaffirmation. By its execution hereof, the Borrower and each Guarantor hereby expressly (a) acknowledges that the covenants, representations and warranties and other obligations set forth in the Amended Credit Agreement and the other Loan Documents (including the Guaranty Agreement and the Security Agreement) to which it is a party remain in full force and effect; (b) affirms that each of the Liens and security interests granted in or pursuant to the Loan Documents are valid and subsisting and (c) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents and that such Liens and security interests continue as security for the “Obligations” under the Amended Credit Agreement and the other Loan Documents (including the Guaranty Agreement and the Security Agreement).

SECTION 4.         Costs and Expenses. The Loan Parties hereby reconfirm their obligations pursuant to Section 10.04 of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof, including all of the respective fees due to them on the Sixth Amendment Effective Date and any other accrued and unpaid fees or commissions due on the Sixth Amendment Effective Date and (ii) all of the reasonable out-of-pocket fees and expenses of the Administrative Agent and Wells Fargo Securities, LLC and each of their respective affiliates, including without limitation, all reasonable and invoiced fees, charges and disbursements of counsel to such parties (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) to the extent accrued and unpaid prior to or on the Sixth Amendment Effective Date, plus such estimate of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

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SECTION 5.         Limited Effect. Except as expressly provided herein, the Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of any Loan Document, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Amended Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to any of the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement or the Amended Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended by this Amendment.

SECTION 6.         Representations and Warranties. By its execution hereof, each Loan Party hereby certifies, represents and warrants that:

(a)         (i) it has the corporate or other organizational power and authority to execute, deliver and perform this Amendment and the other Loan Documents entered into in connection with this Amendment, (ii) it has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents entered into in connection with this Amendment, (iii) this Amendment and each of the Loan Documents executed in connection herewith has been duly executed and delivered on behalf of each Loan Party party hereto or thereto and (iv) this Amendment and the other Loan Documents entered into in connection with this Amendment each constitutes a legal, valid and binding obligation of each Loan Party party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b)         each of the representations and warranties made by it (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries) in or pursuant to the Loan Documents are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the Sixth Amendment Effective Date as if made on and as of the Sixth Amendment Effective Date (both before and after giving effect to the transactions contemplated hereby), except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Materially Adverse Effect qualifier, in which case it shall be true and correct in all respects) as of such earlier date;

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(c)         no Default or Event of Default exists as of the date hereof or will exist after giving effect to this Amendment;

SECTION 7.         Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

SECTION 8.         Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 10.14 AND 10.15 OF THE AMENDED CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE HEREIN, MUTATIS MUTANDIS.

SECTION 9.         Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

SECTION 10.         Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

SECTION 11.         No Novation; Effect of this Amendment. This Amendment does not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Sixth Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided herein, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. This Amendment and the Amended Credit Agreement shall not constitute a novation of the Credit Agreement or any other Loan Document. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Amendment. The Amended Credit Agreement and each of the other Loan Documents (as amended hereby) shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document (as amended hereby) in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. Each Guarantor further agrees that nothing in the Amended Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement. This Amendment constitutes a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

BORROWER:	GRAY MEDIA, INC., as Borrower

	By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

GUARANTORS:	GRAY TELEVISION LICENSEE, LLC

	By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

GRAY LOCAL MEDIA, INC.

By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

RAYCOM SPORTS NETWORK, LLC

By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

TUPELO MEDIA GROUP, LLC

By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

DYNAMIC CAPTIONING LLC

By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

POWERNATION STUDIOS, LLC

By:	/s/ Jeffrey R. Gignac
Name: Jeffrey R. Gignac
Title: EVP & CFO

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and Swing Line Lender

	By:	/s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger
Title: Managing Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

	By:	/s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger
Title: Managing Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

BANK OF AMERICA, N.A., as Revolving Credit Lender

By:	/s/ Thomas N. McKinstry
Name: Thomas N. McKinstry
Title: Senior Vice President

Gray Media, Inc.

Sixth Amendment to Credit Agreement

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TRUIST BANK, as Revolving Credit Lender

By:	/s/ Kyle Giesel
Name: Kyle Giesel
Title: Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

REGIONS BANK, as Revolving Credit Lender

By:	/s/ Alexander Karwowski
Name: Alexander Karwowski
Title: Director, Credit Products

Gray Media, Inc.

Sixth Amendment to Credit Agreement

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CITIZENS BANK, N.A., as Revolving Credit Lender

By:	/s/ Bryan Milinovich
Name: Bryan Milinovich
Title: Managing Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

MUFG BANK, LTD., as Revolving Credit Lender

By:	/s/ Colin Donnarumma
Name: Colin Donnarumma
Title: Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

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BANCO SANTANDER, S.A., NEW YORK BRANCH, as Revolving Credit Lender

By:	/s/ Irv Roa
Name: Irv Roa
Title: Executive Director

By:	/s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Executive Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

GOLDMAN SACHS BANK USA, as Revolving Credit Lender

By:	/s/ Roopa Chandra
Name: Roopa Chandra
Title: Authorized Signatory

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

TEXAS CAPITAL BANK, as Revolving Credit Lender

By:	/s/ Ryan Murphy
Name: Ryan Murphy
Title: Executive Director

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

PNC BANK, NATIONAL ASSOCIATION, as Revolving Credit Lender

By:	/s/ Tony Savage
Name: Tony Savage
Title: Senior Vice President

Gray Media, Inc.

Sixth Amendment to Credit Agreement

Signature Page

ANNEX I

AMENDED CREDIT AGREEMENT

[See attached.]

ANNEX I

Published CUSIP Number:  389376AV6

Revolving Credit CUSIP Number:  389376AW47

Term D Loan CUSIP Number:  389376AZ7

Term F Loan CUSIP Number:  389376BC7

FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 1, 2021,

as amended by the First Amendment, dated as of March 17, 2023,

the Second Amendment, dated as of February 16, 2024,

the Third Amendment, dated as of June 4, 2024,

the Fourth Amendment, dated as of March 31, 2025,

the Fifth Amendment, dated as of July 18, 2025,

and the Sixth Amendment, dated as of March 31, 2026

among

GRAY MEDIA, INC.,

as Borrower,

THE LENDERS REFERRED TO HEREIN,

as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

Swing Line Lender and Issuing Bank,

BANK OF AMERICA, N.A., DEUTSCHE BANK SECURITIES INC.,
REGIONS BANK AND TRUIST BANK,

as Syndication Agents,

CITIZENS BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION and
MUFG UNION BANK, N.A.,

as Documentation Agents

WELLS FARGO SECURITIES, LLC, BOFA SECURITIES, INC., DEUTSCHE BANK SECURITIES INC., REGIONS CAPITAL MARKETS, a division of REGIONS BANK and TRUIST SECURITIES, INC.,

as Joint Lead Arrangers and Joint Bookrunners

CITIZENS BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, NATIONAL ASSOCIATION and
MUFG UNION BANK, N.A.,

as Co-Managers

TABLE OF CONTENTS

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-ii-

-iii-

SCHEDULES

1.1(b)	Stations
1.1(d)	Immaterial Subsidiaries
1.1(e)	Unrestricted Subsidiaries
4.1A	Security Documents and Outside Completion Dates
5.6	Litigation
5.8	Environmental Compliance
5.11	Subsidiaries; Equity Interests
5.21	FCC Licenses and Television Stations
5.22	Sharing Arrangement
5.23	Channel Sharing Agreements
7.1(b)	Existing Liens
7.2(s)	Surviving Indebtedness
7.3(g)	Existing Investments
7.8	Transactions with Affiliates
10.2	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice

B	Form of Swing Line Loan Notice
C-1	Form of Revolving Credit Note
C-2	Form of Term Note
D	Form of Compliance Certificate
E	Form of Assignment and Assumption
F	Form of Discounted Prepayment Option Notice
G	Form of Lender Participation Notice
H	Form of Discounted Voluntary Prepayment Notice

-iv-

I-1	Form of U.S. Tax Compliance Certificate
I-2	Form of U.S. Tax Compliance Certificate
I-3	Form of U.S. Tax Compliance Certificate
I-4	Form of U.S. Tax Compliance Certificate

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FIFTH AMENDED AND RESTATED CREDIT AGREEMENT

This FIFTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 1, 2021 (the “Agreement” or the “Credit Agreement”), is by and among GRAY MEDIA, INC., a Georgia corporation (“Gray” or the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Lender and Issuing Bank. Capitalized terms used but not defined in this introductory paragraph and the preliminary statements below shall have the meanings set forth in Article 1.

PRELIMINARY STATEMENTS:

WHEREAS, the Borrower (as defined below), the Administrative Agent and the lenders party thereto entered into that certain Credit Agreement dated as of March 19, 2007 by and among the Borrower, the lenders party thereto and Wells Fargo (successor by merger to Wachovia Bank, National Association), as administrative agent (the “Original Credit Agreement”);

WHEREAS, the Original Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement dated as of October 12, 2012 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “First Amended and Restated Credit Agreement”);

WHEREAS, the First Amended and Restated Credit Agreement was amended and restated by that certain Second Amended and Restated Credit Agreement dated as of June 13, 2014 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “Second Amended and Restated Credit Agreement”);

WHEREAS, the Second Amended and Restated Credit Agreement was amended and restated by that certain Third Amended and Restated Credit Agreement dated as of February 7, 2017 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (the “Third Amended and Restated Credit Agreement”);

WHEREAS, the Third Amended and Restated Credit Agreement was amended and restated by that certain Fourth Amended and Restated Credit Agreement dated as of January 2, 2019 by and among the Borrower, the lenders party thereto and Wells Fargo, as administrative agent (as amended, restated, supplemented or otherwise modified prior to the Restatement Effective Date (as defined below), the “Fourth Amended and Restated Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Lenders have agreed, to amend and restate the Fourth Amended and Restated Credit Agreement and to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE 1
DEFINITIONS AND ACCOUNTING TERMS

Section 1.1         Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2029 1L Notes” shall mean the 10.500% senior secured first lien notes due 2029 issued by Gray Television, Inc. on June 3, 2024.

“2029 1L Notes Indenture” means that certain indenture, dated as of June 3, 2024, by and among Gray Television, Inc., as issuer, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, as amended, amended and restated, modified, supplemented, renewed, replaced or extended from time to time.

“2030 Notes” shall mean the 4.750% senior notes due 2030 issued by Gray Television, Inc. on October 19, 2020.

“2030 Notes Indenture” means that certain indenture, dated as of October 19, 2020, by and among Gray Television, Inc. as issuer, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, as amended, amended and restated, modified, supplemented, renewed, replaced or extended from time to time.

“2031 Notes” shall mean the 5.375% senior notes due 2031 issued by Gray Escrow II, Inc., as escrow issuer and Gray Television, Inc. on November 9, 2021.

“2031 Notes Indenture” means that certain indenture, dated as of November 9, 2021, by and among Gray Escrow II, Inc., as escrow issuer, Gray Television, Inc., and U.S. Bank National Association, as trustee, as amended, amended and restated, modified, supplemented, renewed, replaced or extended from time to time.

“2032 2L Notes” shall mean the 9.625% senior secured second lien notes due 2032 issued by Gray on July 18, 2025.

“2032 2L Notes Indenture” means that certain indenture, dated as of July 18, 2025, by and among Gray, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, as amended, amended and restated, modified, supplemented, renewed, replaced or extended from time to time.

“2033 1L Notes” shall mean the 7.25% senior secured first lien notes due 2033 issued by Gray on July 25, 2025.

“2033 1L Notes Indenture” means that certain indenture, dated as of July 25, 2025, by and among Gray, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent, as amended, amended and restated, modified, supplemented, renewed, replaced or extended from time to time.

“Acceptable Discount” has the meaning specified in Section 2.5(e)(iii).

“Acceptance Date” has the meaning specified in Section 2.5(e)(ii).

“Act” has the meaning specified in Section 10.19.

“Additional Lender” has the meaning specified in Section 2.14(c).

“Administrative Agent” means Wells Fargo Bank, National Association in its capacity as Administrative Agent for the Secured Parties or any successor Administrative Agent appointed pursuant to Section 9.6.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.2, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution and (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliate Transaction” has the meaning specified in Section 7.8.

“Agency Fee Letter” means that certain second amended and restated letter agreement dated as of June 2, 2021 by and between Wells Fargo and one or more of its Related Parties and Gray Media, Inc.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Non-Loan Party Indebtedness” means the aggregate principal amount of Indebtedness (a) incurred by Covenant Entities that are Non-Loan Parties under Section 7.2(b) and (b) incurred (but not assumed) by Covenant Entities that are Non-Loan Parties under Section 7.2(g).

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to any Holding Company, the Borrower or any of its Subsidiaries related to terrorism financing or money laundering, including any applicable provision of the Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Discount” has the meaning specified in Section 2.5(e)(iii).

“Applicable Percentage” means (a) in respect of each Term Facility of the same Class, with respect to any Term Lender of such Class at any time, the percentage (carried out to the ninth decimal place) of such Term Facility represented by the principal amount of such Term Lender’s Term Loans of such Class at such time, (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.16 and (c) in respect of each Incremental Facility under this Agreement, with respect to any Lender under each such Incremental Facility at any time, the percentage (carried out to the ninth decimal place) of the aggregate Commitments (or Loans, in the case of Incremental Term Loans) in respect of such Incremental Facility represented by such Lender’s Commitment (or Loans, in the case of Incremental Term Loans) at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the Issuing Bank to make L/C Credit Extensions have been terminated pursuant to Section 8.2, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth in the records of the Administrative Agent or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means:

(a)         (x) in respect of the Term D Loans, (i) 3.00% in the case of Term SOFR Loans plus (A) with respect to Term SOFR Loans with an Interest Period of one month, 0.11448%, (B) with respect to Term SOFR Loans with an Interest Period of three months, 0.26161% and (C) with respect to Term SOFR Loans with an Interest Period of six months, 0.42826%, and (ii) 2.00% in the case of Base Rate Loans and (y) in respect of the Term F Loans, (i) 5.25% in the case of Term SOFR loans and (ii) 4.25% in the case of Base Rate Loans; and

(b)         in respect of Loans and Commitments under the Revolving Credit Facility or any Incremental Revolving Facility, and with respect to Letter of Credit Fees and Commitment Fees, from and after the Sixth Amendment Effective Date:

(i)         for the period from the Sixth Amendment Effective Date until the delivery of the first Compliance Certificate delivered pursuant to Section 6.2(a) after the Sixth Amendment Effective Date, the Applicable Rate shall be as provided in Level IV of the grid below; and

(ii)         thereafter, the Applicable Rate shall be based on the Consolidated First Lien Net Leverage Ratio as set forth below:

Level	Consolidated First Lien Net Leverage Ratio	Term SOFR Loans and Letter of Credit Fees	Applicable Rate for Base Rate Loans (including Swing Line Loans)	Commitment Fee
I	Greater than or equal to 4.00 to 1.00	2.75%	1.75%	0.400%
II	Greater than or equal to 3.25 to 1.00 but less than 4.00 to 1.00	2.50%	1.50%	0.350%
III	Greater than or equal to 2.75 to 1.00 but less than 3.25 to 1.00	2.25%	1.25%	0.300%
IV	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	2.00%	1.00%	0.275%
V	Less than 2.00 to 1.00	1.75%	0.75%	0.250%

If applicable, any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.2(a) (a “Calculation Date”); provided, however, that, if a Compliance Certificate is not delivered when due in accordance with such Section, then, the Applicable Rate from such Calculation Date shall be based on Pricing Level I in the table set forth above until such time as an appropriate Compliance Certificate is provided, at which time the Pricing Level shall be determined by reference to the Consolidated First Lien Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. The applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

Further, notwithstanding the foregoing, the Applicable Rate in respect of any tranche of Extended Revolving Credit Commitments or any Extended Term Loans or Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Extension Offer.

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Application Date” has the meaning specified in Section 2.5(d).

“Appropriate Lender” means, at any time, (a) with respect to Commitments of any Class, Lenders that have Commitments with respect to such Class, (b) with respect to Loans of any Class, the Lenders of such Class, (c) with respect to any Letter of Credit, (i) the relevant Issuing Bank and (ii) if any Letters of Credit have been issued pursuant to Section 2.13(a), the Revolving Credit Lenders and (d) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.4(a), the Revolving Credit Lenders.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means, collectively, (a) with respect to the credit facilities established under the Fourth Amended and Restated Credit Agreement, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Royal Bank of Canada, (b) with respect to the Term D Loan, Wells Fargo Securities, LLC, BofA Securities, Inc., Deutsche Bank Securities Inc., Regions Capital Markets, a division of Regions Bank and Truist Securities, Inc., (c) with respect to the Second Amendment, Wells Fargo Securities, LLC, Truist Securities, Inc., Bank of America, N.A., Regions Capital Markets, Citizens Bank, N.A., MUFG Bank, Ltd. and Texas Capital Securities or one of their respective designated affiliates, (d) with respect to the Third Amendment, (i) the Term F Loan, Bank of America, N.A., Wells Fargo Securities, LLC, Truist Securities, Inc., Regions Capital Markets, MUFG Bank, Ltd., Citizens Bank, N.A., TCBI Securities, Inc., doing business as Texas Capital Securities, Goldman Sachs Bank USA and Deutsche Bank Securities Inc. or one of their respective designated affiliates and (ii) the Revolving Credit Commitments, Wells Fargo Securities, LLC, Truist Securities, Inc., Regions Capital Markets, MUFG Bank, Ltd., Citizens Bank, N.A., TCBI Securities, Inc., doing business as Texas Capital Securities, Goldman Sachs Bank USA and Deutsche Bank Securities Inc. or one of their respective designated affiliates and (e) with respect to the Sixth Amendment, Wells Fargo Securities, LLC.

“Asset Sale Bridge Facility” means an Incremental Term A Loan facility with a maturity date of no more than two years incurred in connection with a Permitted Acquisition or similar Investment, to backstop (x) the receipt of cash proceeds from the divestiture of certain assets of the Covenant Entities and/or assets to be acquired in such Permitted Acquisition or similar Investment, which divestiture is expected to be consummated prior to or substantially concurrently with such Permitted Acquisition or similar Investment, (y) the amount of cash to be generated by the Borrower and its Restricted Subsidiaries during the period between signing and closing of such Permitted Acquisition or similar Investment and/or (z) certain amounts of cash on hand that the Borrower or the target expects to hold at the closing of such Permitted Acquisition or similar Investment.

“Asset Sale Bridge Financed Divestitures” means, in connection with a Permitted Acquisition or similar Investment, any Disposition of assets of the Covenant Entities and/or assets acquired in connection with such Permitted Acquisition or similar Investment, if (i) such Disposition is contemplated to be consummated prior to or substantially concurrently with such Permitted Acquisition or similar Investment, (ii) the proceeds expected to be received from such Disposition and/or the amount of cash to be generated by the Borrower and its Restricted Subsidiaries during the period between signing and closing of such Permitted Acquisition or similar Investment are backstopped by an Asset Sale Bridge Facility and (iii) the proceeds received from such Disposition, or the cash so generated, will reduce, on a dollar for dollar basis, the loans funded or expected to be funded under the applicable Asset Sale Bridge Facility.

“Asset Swap” has the meaning specified in Section 7.5(m).

“Assignment and Assumption” means (a) an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.6(b)), and acknowledged by the Administrative Agent, substantially in the form of Exhibit E and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.18, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.18(a)(viii), or, in each case, any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent and the Borrower.

“Assignment Minimum Amount” means (i) in the case of any Revolving Credit Commitments, not less than $5,000,000 and (ii) in the case of any Term Loans, $1,000,000.

“Attorney Costs” means and includes all reasonable and documented or invoiced fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Auction Manager” means (a) the Administrative Agent (or its designated Affiliate) or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Voluntary Prepayment; provided that the Borrower shall not designate the Administrative Agent or any Affiliate of the Administrative Agent as the Auction Manager without the written consent of the Administrative Agent or such Affiliate, as applicable (it being understood that the Administrative Agent shall not, nor shall any Affiliate of the Administrative Agent, be under any obligation to agree to act as the Auction Manager); provided further that no Covenant Entity or any of its Affiliates, may act as the Auction Manager.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries for the fiscal year ended on December 31, 2025, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of such Persons, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.13(b)(iii).

“Availability Period” means in respect of the Revolving Credit Facility, the period from and including the Restatement Effective Date to the earliest of (a) the Revolving Credit Facility Maturity Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.6, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the Issuing Banks to make L/C Credit Extensions pursuant to Section 8.2.

“Available Amount” means, as of any date and time of determination, an amount equal to the sum of:

(a)         $2,607,979,000; plus

(b)         100% of the cumulative amount of Excess Cash Flow for each fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2026) less the ECF Prepayment Amount for such fiscal year plus

(c)         to the extent not already included in the calculation of the Operating Cash Flow of the Borrower and its Restricted Subsidiaries, and subject to Section 2.5(b)(ii), any returns in cash on Investments made pursuant to Section 7.3(n), including, without limitation, the aggregate amount received in cash through interest payments, principal payments, dividends or distributions or any sale, transfer or other disposition of such Investment (in an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, reduced (but not below zero) by the excess, if any, of the cost of the disposition of such Investment over the gain, if any, realized by the Borrower or its Restricted Subsidiary, as the case may be, in respect of such disposition) plus

(d)         the amount of all Net Cash Proceeds, but only to the extent such Net Cash Proceeds have been received by the Borrower prior to the applicable date of determination in cash as equity that is not Disqualified Equity Interests (other than any such Net Cash Proceeds to the extent utilized for an Investment permitted pursuant to Section 7.3, a payment of unsecured, junior lien or subordinated Indebtedness permitted pursuant to Section 7.6(a)(iii) or a Restricted Payment permitted pursuant to Section 7.9) plus

(e)         in the event that any Unrestricted Subsidiary is re-designated as a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or any Restricted Subsidiary, the fair market value of the Investments of the Borrower or any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case to the extent that such Investments were originally made pursuant to Section 7.3(n) in an aggregate amount not to exceed the original amount of such Investments minus

(f)         the aggregate amount of Investments made pursuant to Section 7.3(n) (including any Investments deemed to be made thereunder pursuant to Section 1.10(b)), prepayments, redemptions, purchases, defeasances and other payments under Section 7.6(a)(iii) and Restricted Payments made or declared pursuant to Section 7.9(j), in each case, (i) prior to such time of determination and (ii) except to the extent such Investments and/or Restricted Payments were excluded from the amount determined pursuant the foregoing clause (d).

“Available Amount Cap” shall mean, as of any date of determination, the sum of (a) the Carryover Amount (as defined below), plus (b) $150,000,000.

For purposes of this definition, the “Carryover Amount” shall be determined as of the last day of each fiscal year of the Borrower, and shall equal (a) if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is greater than or equal to 4.00 to 1.00, $0 and (b) if the Consolidated First Lien Net Leverage Ratio as of the last day of such fiscal year is less than 4.00 to 1.00, the lesser of (i) $75,000,000 and (ii) the Available Amount Cap permitted to have been used during such fiscal year but not actually utilized during such fiscal year (as reasonably determined by the Borrower, with any utilization of the Available Amount during such fiscal year constituting usage of the Available Amount Cap for purposes of computing the Carryover Amount, and the Carryover Amount from the prior year being deemed to have been utilized first during any fiscal year).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (x) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (y) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of 1%, (b) the Prime Rate and (c) Term SOFR for a one-month tenor in effect on such day plus 1.00%, provided that the Base Rate shall never be less than 1.00%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable).

“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)         the sum of: (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Swap Contract in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a) for such Benchmark Transition Event; or

(b)         the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the relevant Governmental Authority or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period for any setting of such Unadjusted Benchmark Replacement:

(a)         for purposes of clause (a) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:

(i)         the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement; or

(ii)         the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark; and

(b)         for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities;

provided that, (x) in the case of clause (a) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 3.2 will not be a term rate, such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, a Benchmark that has approximately the same length (disregarding business day adjustments) as such payment period.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Honor Date” has the meaning specified in Section 2.13(c)(i).

“Borrower Materials” has the meaning specified in Section 6.2.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Broadcast Licenses” means with respect to any Person, all FCC Licenses granted, assigned or issued to such Person to construct, own or operate the Stations or any Shared Services Party Stations, together with all extensions, additions and renewals thereto or thereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Charlotte, North Carolina and the state of New York or the state where the Administrative Agent’s Office is located.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, all expenditures (whether paid in cash or accrued as liabilities) by the Covenant Entities during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Covenant Entities.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capitalized Lease” means any lease that has been or should be, in accordance with GAAP, recorded as a capitalized lease; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Cash Collateral Account” means a blocked, non-interest bearing deposit account of the Borrower at Wells Fargo in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, any relevant Issuing Bank or the Swing Line Lender (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations, Swing Line Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Administrative Agent and the relevant Issuing Bank or the Swing Line Lender benefiting from such collateral shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) such Issuing Bank or Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments:

(a)         (i) Dollars or (ii) any other foreign currency held by the Covenant Entities in their ordinary course of business;

(b)         securities issued or directly and fully guaranteed or insured by the United States or Canadian governments or, in each case, any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)         certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any Lender or by any bank or trust company (1) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (2) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100,000,000;

(d)         repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any bank meeting the qualifications specified in clause (c) above;

(e)         commercial paper issued by any Person organized under the Laws of any state of the United States of America (other than any Covenant Entity or any of its Affiliates) and rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(f)         readily marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition; and

(g)         interests in any investment company, money market or enhanced high yield fund which invests 90% or more of its assets in instruments of the type specified in clauses (a) through (f) above.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means the Administrative Agent or any Affiliate thereof or any Lender or any Affiliate thereof with a Revolving Credit Commitment or a commitment with respect to an Incremental Revolving Facility that is a party to a Cash Management Agreement with a Loan Party.

“Cash Management Obligations” means obligations owed by the Borrower or any Covenant Entity to any Cash Management Bank in respect of any Cash Management Agreement and any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card or cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by any of the Covenant Entities of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means a controlled foreign corporation within the meaning of Section 957 of the Code.

“CFC Holdco” means a Domestic Subsidiary of the Borrower that has no material assets other than the Equity Interests in (or Equity Interests in and Indebtedness of) one or more Foreign Subsidiaries of the Borrower that are CFCs or other CFC Holdcos.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)         at any time prior to a Holding Company Reorganization, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the federal Securities Exchange Act of 1934, as amended), other than the Permitted Holders, becomes the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of more than thirty-five percent (35%) of the total voting power represented by the outstanding voting Equity Interests of the Borrower;

(b)         at any time after a Holding Company Reorganization, (A) the Borrower merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person merges with or into the Borrower, in any such event pursuant to a transaction in which the outstanding voting Equity Interests of the Borrower is converted into or exchanged for cash, securities or other property, other than a transaction where (x) the outstanding voting Equity Interests of the Borrower is converted into or exchanged for voting Equity Interests (other than Disqualified Equity Interests) of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the federal Securities Exchange Act of 1934, as amended), other than the Permitted Holders, is the “beneficial owner” (within the meaning of Rules 13d-3 and 13d-5 under the federal Securities Exchange Act of 1934, as amended), directly or indirectly, of more than thirty-five percent (35%) of the total voting power represented by the outstanding voting Equity Interests of the surviving or transferee corporation; or (B) except as permitted pursuant to this Agreement, the Holding Company shall cease or fail to own, directly, beneficial and legal title to all of the issued and outstanding voting Equity Interests of the Borrower; or

(c)         a “change of control” or any comparable term under, and as defined in, any Indenture Documentation evidencing Indebtedness with a principal amount in excess of the Threshold Amount shall have occurred.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control solely as a result of any Holding Company or the Borrower becoming a direct or indirect wholly-owned Subsidiary of a holding company if (A) the direct or indirect holders of the voting Equity Interests of such holding company immediately following that transaction are substantially the same as the holders of the voting Equity Interests of the Borrower immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) other than the Permitted Holders is the beneficial owner, directly or indirectly, of more than 35% of the voting Equity Interests of such holding company.

“Channel Sharee” means (a) any licensee of a broadcast station which submitted a winning channel sharing bid in the Incentive Auction, as defined in 47 C.F.R. § 1.2200(d), and is party to an executed Channel Sharing Agreement or (b) any licensee of a broadcast station which submitted a winning license relinquishment bid in the Incentive Auction, as defined in 47 C.F.R. § 1.2200(g), and executes and implements a post-Incentive Auction Channel Sharing Agreement.

“Channel Sharing Agreement” means a channel sharing arrangement or other similar contractual arrangement that constitutes a channel sharing agreement within the meaning of 47 C.F.R. § 73.3700(a)(5).

“Class” (a) when used with respect to Commitments, refers to a specific tranche of Revolving Credit Commitments, Extended Revolving Credit Commitments, Incremental Revolving Credit Commitments or Commitments in respect of any Incremental Term Loans, in each case, as set forth in the Register, (b) when used with respect to Loans or a Borrowing, refers to the specific tranche of Revolving Credit Loans, Term Loans, Extended Term Loans or Incremental Term Loans comprising such Loans or Borrowing, as set forth on the Register and (c) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders or Term Lenders with respect to the same “Class” of Loans or Commitments as described in (a) or (b) above. Loans that have different terms and conditions shall be construed to be in different Classes.

“CME” means CME Group Benchmark Administration Limited.

“Code” means the Internal Revenue Code of 1986.

“Collateral” shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

“Collateral and Guarantee Requirement” means, at any time on and after the Restatement Effective Date, the requirement that:

(a)         the Administrative Agent shall have received each Security Document required to be delivered on or prior to the Restatement Effective Date pursuant to the Original Credit Agreement or this Agreement or to be delivered after the Restatement Effective Date pursuant to Section 6.11 or Section 6.14, duly executed by each Loan Party that is a party thereto;

(b)         all Secured Obligations shall have been unconditionally guaranteed by each Guarantor;

(c)         the Secured Obligations and the Guaranties in respect thereof shall have been secured pursuant to the Security Documents by a first-priority security interest in all the Equity Interests of (i) the Borrower (to the extent owned by a Holding Company), (ii) the Guarantors and (iii) each Restricted Subsidiary directly held by a Loan Party, subject to limitations set for in the Security Agreement and, notwithstanding anything to the contrary in any of the Loan Documents, limited, in the case of Equity Interests of any Foreign Subsidiary or CFC Holdco, to 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary or CFC Holdco (and to 0% of any Equity Interests held directly or indirectly by any Foreign Subsidiary or CFC Holdco);

(d)         except to the extent otherwise provided hereunder or under any Security Document, the Secured Obligations and the Guaranties in respect thereof shall have been secured by a perfected security interest in the Collateral, in each case, with the priority required by the Security Documents; and

(e)         none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.1.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the Administrative Agent and the applicable Loan Party providing such security agree in writing that the cost of creating or perfecting such pledges or security interests in such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. Notwithstanding anything to the contrary under any Loan Document, (w) no entity guarantee or asset pledge that may result in material adverse tax consequences to Loan Parties and their Subsidiaries shall be required, (x) no Foreign Subsidiary (or Subsidiary of any Foreign Subsidiary that is a CFC) or CFC Holdco shall be required to provide any guarantee, (y) no stock pledge shall be provided in any Foreign Subsidiary or CFC Holdco stock owned by Loan Party (other than up to 65% of the issued and outstanding stock issued by any first-tier Foreign Subsidiary or CFC Holdco), and (z) no assets owned directly or indirectly by any Foreign Subsidiary (or the proceeds of such assets) shall be required to be pledged or otherwise provide direct or indirect credit support, in each case, with respect to any Obligation under any Loan Document.

The Administrative Agent may grant extensions of time for creation or the perfection of security interests in particular assets where it reasonably determines, in consultation with the applicable Loan Party providing such security, that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

Notwithstanding anything to the contrary herein or in any other Loan Document:

(A)         With respect to owned or leased real property of any Loan Party, such Loan Party shall not be required to take any action with respect to creation or perfection of security interests with respect to such real property,

(B)         Liens and the Guarantees required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Security Documents and, to the extent appropriate in the applicable jurisdiction, as agreed in writing between the Administrative Agent and the applicable Loan Party providing such security,

(C)         the Collateral and Guarantee Requirement shall not apply to any of the following assets:

(i)         any owned or leased real property (including any leasehold interests in real property), or

(ii)         any Excluded Asset (as defined in the Security Agreement),

(D)         [Reserved], and

(E)         no action shall be required with respect to any asset or property of any Loan Party governed by the laws of one or more jurisdictions other than, or located outside of, the United States (nor shall any Loan Party be required to reimburse the Administrative Agent, any Lender or any Secured Party for any costs or expenses incurred in connection with any such action).

“Commitment” means a Revolving Credit Commitment, an Extended Revolving Credit Commitment, Incremental Revolving Credit Commitment or a commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.

“Commitment Date” has the meaning specified in Section 2.5(d).

“Commitment Fee” has the meaning specified in Section 2.9(a).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications Laws” means the Communications Act of 1934, and any similar or successor federal statute, together with all published rules, regulations, policies, orders and decisions of the FCC promulgated thereunder.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D, or in any other form agreed to by the Borrower and the Administrative Agent.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate,” “SOFR,” “Term SOFR” and “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day,” timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrower, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated First Lien Net Debt” means, as of any date, the difference between (a) the sum of (i) the Obligations plus (ii) all other Indebtedness of the Borrower and its Restricted Subsidiaries secured by a Lien (A) on assets not constituting Collateral (other than Capitalized Lease Obligations) or (B) on the Collateral that ranks pari passu or prior to the Lien of the Administrative Agent for the benefit of the Secured Parties (excluding any intercompany Indebtedness, cash management services, Indebtedness of the type described in clause (d) of the definition of “Indebtedness” and any Indebtedness in respect of any Receivables Facility or Qualified Securitization Financing to the extent that such obligations do not appear on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, in each case from the amount determined pursuant to this clause (a)) minus (b) the aggregate amount of the unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand (other than the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount) minus (c) an amount, not to exceed $25,000,000, of undrawn letters of credit included under clause (a) above as of such date.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, subject to Sections 1.3 and 1.8, the ratio of (a) the Consolidated First Lien Net Debt as of such date to (b) the Leverage Ratio Denominator.

“Consolidated Secured Net Debt” means, as of any date, the difference between (a) total amount of Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, as of such date, that is secured by a Lien on any asset or property of the Borrower or any of its Restricted Subsidiaries (excluding any intercompany Indebtedness, cash management services, Indebtedness of the type described in clause (d) of the definition of “Indebtedness” and any Indebtedness in respect of any Receivables Facility or Qualified Securitization Financing to the extent that such obligations do not appear on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, in each case from the amount determined pursuant to this clause (a)) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand (other than the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount).

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, subject to Sections 1.3 and 1.8, the ratio of (a) the Consolidated Secured Net Debt as of such date to (b) the Leverage Ratio Denominator.

“Consolidated Total Assets” means, as of any date, the total assets (including the value of any broadcast licensing agreements) of the Covenant Entities on a consolidated basis, subject to Sections 1.3 and 1.8, as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 6.1(a) or (b).

“Consolidated Total Net Debt” means, as of any date, the difference between (a) the total amount of Indebtedness of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis, as of such date (excluding any intercompany Indebtedness, cash management services, Indebtedness of the type described in clause (d) of the definition of “Indebtedness” and any Indebtedness in respect of any Receivables Facility or Qualified Securitization Financing to the extent that such obligations do not appear on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP, in each case from the amount determined pursuant to this clause (a)) minus (b) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand (other than the proceeds of Indebtedness incurred substantially concurrently with the determination of such amount).

“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, subject to Sections 1.3 and 1.8, the ratio of (a) the Consolidated Total Net Debt as of such date to (b) the Leverage Ratio Denominator.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Entities” means the Borrower and all other direct and indirect Restricted Subsidiaries of the Borrower.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Period” has the meaning specified in Section 8.5(a).

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).

“Debt Incurrence Test” means, with respect to any incurrence of Indebtedness or other transaction, a Consolidated Total Net Leverage Ratio of less than or equal to 7.00 to 1.00, calculated for the most recent fiscal quarter end for which financial statements have been provided pursuant to Section 6.1(a) or 6.1(b), as applicable, and calculated after giving pro forma effect to such transaction and the incurrence or repayment or prepayment of any Indebtedness in connection therewith and the application of the proceeds thereof.

“Debt Rating” shall mean, as applicable, as to any Rating Agency, (a) the corporate family or corporate (or equivalent) rating of the Borrower as determined by such Rating Agency from time to time and (b) the ratings of any outstanding tranche of Term Loans as determined by such Rating Agency from time to time.

“Debt Service” means, for any period with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the amount of all principal required to be paid and actually made and Interest Expense paid in cash in respect of Indebtedness of the Borrower and its Restricted Subsidiaries (other than, for the avoidance of doubt, (a) pursuant to any principal payments with respect to Junior Securities that are permitted by this Agreement and made by the Borrower or any of its Restricted Subsidiaries during such period, (b) any such payments made in connection with a refinancing of Indebtedness, (c) voluntary or mandatory prepayments of the Term Loans (including pursuant to Section 2.5(e) or Section 10.6(h)), (d) principal payments of the Revolving Credit Loans and/or Swing Line Loans and (e) principal payments of other revolving Indebtedness which are not required to be accompanied by an identical permanent reduction in the applicable commitments therefor).

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means, with respect to any overdue amount (other than overdue principal), an interest rate equal to (a) in the case of outstanding Term SOFR Loans, two percent (2%) in excess of the rate then applicable to such Term SOFR Loan until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (b) in the case of all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document, two percent (2%) in excess of the rate then applicable to Base Rate Loan or such other Obligations arising hereunder or under any other Loan Document; provided, however, that with respect to overdue principal, the Default Rate shall be an interest rate equal to the interest rate (including the relevant Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Law. Interest shall continue to accrue on the Loan Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the Issuing Banks or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder or generally under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless such writing or public statement relates to such lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.16(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the Issuing Banks, the Swing Line Lender and each other Lender promptly following such determination.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any comprehensive, country- or territory-wide Sanction.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by a Covenant Entity in connection with a Disposition pursuant to Section 7.5(n), as applicable, that in each case is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Discount Range” has the meaning specified in Section 2.5(e)(ii).

“Discounted Purchase Revolver Usage Conditions” means, with respect to any discounted prepayment or purchase of Term Loans pursuant to Section 2.5(e), Section 10.6(f) or Section 10.6(h), (A) such prepayment is made more than 180 days prior to the Revolving Credit Facility Maturity Date, (B) after giving effect to such prepayment or purchase of Term Loans, the sum of (1) the unused Revolving Credit Commitment plus (2) the aggregate amount of unrestricted cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries then on hand plus (3) any unused commitment under any Receivables Facility permitted hereunder is greater than $300,000,000 and (C) the Consolidated First Lien Net Leverage Ratio (determined on a pro forma basis, after giving effect to such prepayment or purchase of Term Loans and any Indebtedness incurred or assumed in connection therewith) is less than or equal to the ratio that is 0.50 to 1.00 less than the Consolidated First Lien Net Leverage Ratio that would be applicable under Section 7.10 if a Suspension Period were not in effect at the time of such prepayment or purchase of Term Loans.

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.5(e)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.5(e)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.5(e)(v).

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the board of directors of the Borrower having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the board of directors of the Borrower shall be deemed not to have such a financial interest by reason of such member’s holding Equity Interest of the Borrower or any options, warrants or other rights in respect of such Equity Interests.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including pursuant to any Sale Leaseback or any issuance or sale of Equity Interests or as a result of the entry into an agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any Broadcast License (including pursuant to an auction of such spectrum, conducted by a Governmental Authority)) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, including but not limited to dispositions pursuant to any Station Sharing Arrangement or other similar arrangement or pursuant to any Channel Sharing Agreement or the grant of a shared broadcast license pursuant to 47 C.F.R. §73.3700(b) and including any disposition of property to a Delaware Divided LLC pursuant to a Delaware LLC Division; provided that “Disposition” and “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person (including any Holding Company). For the avoidance of doubt, none of (w) the issuance or sale of any Permitted Convertible Indebtedness by the Borrower, (x) the sale of any Permitted Warrant Transaction by the Borrower, (y) the purchase of any Permitted Bond Hedge Transaction nor (z) the performance by the Borrower and/or any Restricted Subsidiary thereof of the Borrower’s or such Restricted Subsidiary’s obligations under any Permitted Convertible Indebtedness, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, shall constitute a “Disposition”.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, or (c) requires, regardless of board declaration, the scheduled payment of dividends in cash (for the avoidance of doubt, this clause (c) shall not be deemed to include any Equity Interests that permits the issuer thereof, at its option, to pay dividends in kind in lieu of a cash payment of such dividends), in each case, prior to the date that is 91 days after the latest Maturity Date of the Term Facilities; provided that if such Equity Interest is issued pursuant to a plan for the benefit of the Borrower or its Restricted Subsidiaries or by any such plan to officers or employees of the Borrower or any of its Restricted Subsidiaries, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it must be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Equity Interest solely because the holders of such Equity Interest have the right to require the Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Equity Interests if the terms of such Equity Interest provide that the Borrower may not repurchase or redeem any such Equity Interests pursuant to such provisions unless such repurchase or redemption complies with Section 7.6 and Section 7.9 of this Agreement and in any event shall otherwise be deemed to constitute Disqualified Equity Interest only upon the occurrence of such change of control or asset sale.

“Disqualified Lender” means (i) each person identified as a “Disqualified Lender” on a list made available by the Borrower to the Administrative Agent prior to the Restatement Effective Date, (ii) competitors of the Covenant Entities that have been specified in writing to the Administrative Agent from time to time by the Borrower and (iii) in the case of clauses (i) and (ii), any of their Affiliates (other than in the case of clause (ii), Affiliates that are bona fide debt funds) that are (x) identified in writing from time to time to the Administrative Agent by the Borrower or (y) clearly identifiable on the basis of such Affiliates’ name; provided, in each case, that no updates to the schedule of Disqualified Lenders shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in respect of the Commitments or Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary of a Person that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning specified in Section 10.6(g).

“EAT Completion Event” shall have the meaning ascribed thereto in Section 1.10(b).

“EAT Completion Period” shall have the meaning ascribed thereto in Section 1.10(b).

“EAT Restricted Subsidiary” shall mean an EAT Subsidiary that is a Restricted Subsidiary that has become a Loan Party pursuant to and in compliance with all applicable requirements of Section 6.11.

“EAT Subsidiary” shall mean, a special purpose Subsidiary of the Borrower or a Restricted Subsidiary formed as an “exchange accommodation titleholder” solely for the benefit of the Borrower or a Restricted Subsidiary to facilitate a like-kind exchange under Section 1031 of the Code which will act as agent of the Borrower or a Restricted Subsidiary for all purposes (including, the Communications Laws), except as required by the Code or the regulations of the Internal Revenue Service; provided that such special purpose Subsidiary shall:

(a)         have no assets or liabilities other than (i) the initial Investment therein made by the Borrower and its Subsidiaries the proceeds of which shall be promptly used to acquire the assets to be held for a like-kind exchange under Section 1031 of the Code, (ii) the assets to be held for such like-kind exchange, (iii) minute books and other organizational books and records, (iv) other miscellaneous de minimis assets and liabilities, (v) franchise taxes and organizational, administrative and overhead expenses, in each case that are incidental to the maintenance of its legal existence and (vi) solely in the case of any EAT Subsidiary that is a Restricted Subsidiary, (A) liabilities under the Loan Documents, (B) Guarantees of the Senior Notes or other Indebtedness permitted under Section 7.2 and (C) Liens permitted by Section 7.1, in each case to the extent permitted under this Agreement;

(b)         engage in no operations or business other than (i) issuing its own Equity Interests, (ii) holding the assets and liabilities specified in clause (a) above and (iii) completing the applicable like-kind exchange and EAT Completion Event, in each case for the benefit of the Borrower or the applicable Restricted Subsidiary; and

(c)         comply in all respects with all applicable Laws (including, without limitation, Communications Laws).

“ECF Prepayment Amount” shall mean, an amount equal to (a) (i) (A) if the Consolidated First Lien Net Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is greater than 3.50 to 1.00, an amount equal to seventy-five percent (75%) of Excess Cash Flow for such fiscal year, (B) if the Consolidated First Lien Net Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 3.50 to 1.00 and greater than 3.00 to 1.00, an amount equal to fifty percent (50%) of Excess Cash Flow for such fiscal year; and (C) if the Consolidated First Lien Net Leverage Ratio as of the end of the fiscal year ended on the immediately preceding December 31 is less than or equal to 3.00 to 1.00, 0% of Excess Cash Flow for such fiscal year multiplied by (ii) the ECF Prepayment Share applicable to such Term Loans, minus (b) (i) the ECF Prepayment Deducted Items (adjusted, if applicable, for the prior year’s ECF Prepayment Deducted Items) multiplied by (ii) the ECF Prepayment Share applicable to such Term Loans minus (c) (i) the ECF Prepayment Deducted Items multiplied by (ii) the ECF Prepayment Share applicable to such Term Loans.

“ECF Prepayment Deducted Items” shall mean, collectively, (a) the aggregate amount of all Term Loans prepaid during such fiscal year pursuant to Section 2.5(a), (b) the cash amount paid with respect to all Term Loans prepaid during such fiscal year pursuant to Section 2.5(e), Section 10.6(f) and Section 10.6(h), (c) any Permitted Refinancing (other than Term Loans or revolving Indebtedness not accompanied by a permanent reduction in the commitment thereof) to the extent not otherwise prohibited under this Agreement or the other Loan Documents, (d) without duplication of clause (c) above, any prepayments of Revolving Credit Loans made during such fiscal year which result in a permanent reduction of the Revolving Credit Commitments (or any portion thereof, but only to the extent of such reduction), as applicable (in each case of such clauses (a) through (d) above, only to the extent not made with the proceeds of Indebtedness (other than any Indebtedness incurred pursuant to any Revolving Credit Loan and/or Swing Line Loan), any issuance or sale of Equity Interests, Disposition or other proceeds that would not be included in calculating Operating Cash Flow for such fiscal year) and (e) any amount that would constitute any of the foregoing items in clauses (a) through (d) above if made during the applicable fiscal year, but (at the option of the Borrower as set forth in a written notice (which may be by electronic mail) to the Administrative Agent, after the end of such fiscal year but prior to the date payment under Section 2.5(b)(i) is required) is made after the end of such fiscal year but prior to the date on which the prepayment pursuant to Section 2.5(b)(i) is required to be made for such fiscal year; provided that any amount included in this clause (e) for a fiscal year shall be excluded from ECF Prepayment Deducted Items for purposes of calculating ECF Prepayment Deducted Items for the Term Loans for the next succeeding fiscal year.

“ECF Prepayment Share” shall mean, with respect to each tranche of Term Loans that share in each applicable Excess Cash Flow mandatory prepayment set forth in Section 2.5(b)(i), the percentage obtained by dividing (a) the aggregate outstanding principal amount of such tranche of Term Loans as of the last day of the applicable fiscal year by (b) the aggregate principal amount of all Term Loans that share in such Excess Cash Flow mandatory prepayment set forth in Section 2.5(b)(i) as of the last day of the applicable fiscal year. Each tranche of Term Loans shall have its own ECF Prepayment Share, and the aggregate of the ECF Prepayment Shares shall equal 100%.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.6(b)(iii) and (v) (subject to such consents, if any, as may be required under Section 10.6(b)(iii)).

“Embargoed Person” means any party that is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by OFAC, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, binding rules, judgments, orders, decrees, permits, licenses, or governmental restrictions relating to pollution, the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Covenant Entity or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement the extent to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that no Permitted Convertible Indebtedness, other debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests (other than Disqualified Equity Interests) (or into or for any combination of cash and Equity Interests (other than Disqualified Equity Interests) by reference to the price of such Equity Interests) nor any Permitted Warrant Transactions, in each case, shall constitute Equity Interests of the Borrower, or any of its Subsidiaries, prior to settlement, conversion, exchange or exercise thereof into or for securities that would otherwise constitute Equity Interests under this definition.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with a Covenant Entity within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal by any Covenant Entity or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) complete or partial withdrawal by any Covenant Entity or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan, (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a Multiemployer Plan is in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Covenant Entity or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.1.

“Excess Cash Flow” shall mean, with respect to the Borrower and its Restricted Subsidiaries, as of the end of any fiscal year of the Borrower based on the audited financial statements provided under Section 6.1(a) for such fiscal year, the excess, if any, without duplication, of:

(a)         the sum of:

(i)         Operating Cash Flow for such fiscal year (determined without giving effect to clause (e) of the definition of “Operating Cash Flow”) and

(ii)         any decrease in the Borrower’s working capital account during such fiscal year (excluding cash and Cash Equivalents and assets held for sale from current assets for such working capital account determination), minus

(b)         the sum of the following:

(i)         Capital Expenditures made during such fiscal year and cash Investments made during such fiscal year and permitted under Section 7.3 (other than under Section 7.3(a), (d) or (n) (unless, with respect to Section 7.3(n), made in reliance upon clause (a) of the definition of “Available Amount”);

(ii)         Debt Service paid in cash during such fiscal year;

(iii)         cash taxes paid during such fiscal year;

(iv)         Restricted Payments made during such fiscal year which are permitted under Section 7.9 (except pursuant to Section 7.9(a) or (j)(2) (unless, with respect to Section 7.9(j)(2), made in reliance upon clause (a) of the definition of “Available Amount”);

(v)         any Specified Transaction Costs and Expenses and any other cash charges or expenses added back to Net Earnings in such fiscal year pursuant to the definition of “Operating Cash Flow”;

(vi)         all dividends paid in cash during such fiscal year (or, at the option of the Borrower as set forth in a written notice (which may be by electronic mail) to the Administrative Agent, after the end of such fiscal year but prior to the date payment under Section 2.5(b)(i) is required, but without duplication in any succeeding fiscal year) in respect of Preferred Stock of the Borrower;

(vii)         all payments (including any prepayment or installment payment) made in cash during such fiscal year (or, at the option of the Borrower as set forth in a written notice (which may be by electronic mail) to the Administrative Agent, after the end of such fiscal year but prior to the date payment under Section 2.5(b)(i) is required, but without duplication in any succeeding fiscal year) of principal of, or interest on, or payment into a sinking fund for the retirement of, or any defeasance of, Junior Securities; and

(viii)         any increase in the Borrower’s working capital account during such fiscal year (excluding cash and Cash Equivalents and assets held for sale from current assets for such working capital account determination), in each case, as determined in accordance with GAAP and in the case of clauses (b)(i) through (b)(vii) above only to the extent not made with the proceeds of Indebtedness (other than Indebtedness incurred pursuant to any Revolving Credit Loan and/or Swing Line Loan), any issuance or sale of Equity Interests, Disposition or other proceeds that would not be included in calculating Operating Cash Flow for such fiscal year.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Future Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant of such security interest, would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income or gross receipts (however denominated), franchise Taxes, branch profits and similar Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment or, if such Lender acquires an applicable interest in a Loan other than by funding such Loan pursuant to a prior Commitment, such Loan (other than pursuant to an assignment request by the Borrower under Section 3.6 and Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.1(a) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Excluded VIE” shall mean, at any time, any “variable interest entity” under GAAP that is not a Qualified VIE.

“Existing Term Lender” of a “Class” means at any time, any Lender that has a Term D Loan or a Term F Loan outstanding at such time.

“Extended Letter of Credit” has the meaning specified in Section 2.13(b)(iii).

“Extended Revolving Credit Commitment” has the meaning specified in Section 2.17(a).

“Extended Term Loans” has the meaning specified in Section 2.17(a).

“Extending Revolving Credit Lender” has the meaning specified in Section 2.17(a).

“Extending Term Lender” has the meaning specified in Section 2.17(a).

“Extension” has the meaning specified in Section 2.17(a).

“Extension Offer” has the meaning specified in Section 2.17(a).

“Facility” means each Term Facility and the Revolving Credit Facility, as the context may require, and “Facilities” means such facilities taken together.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or, as of the date of this Agreement, official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements, treaties or conventions entered into in connection with the implementation of such Sections of the Code.

“FCC” means the Federal Communications Commission or any Governmental Authority that is a successor or substitute therefor.

“FCC License” means a License issued or granted by the FCC.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent; provided, further, that, if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Financial Covenant” means the maximum Consolidated First Lien Net Leverage Ratio covenant set forth in Section 7.10.

“First Amended and Restated Credit Agreement” has the meaning specified in the preamble to this Agreement.

“First Lien Intercreditor Agreement” means that certain first lien intercreditor agreement, dated as of June 3, 2024, among Gray Television, Inc., as the company, the other grantors from time to time party thereto, Wells Fargo Bank, National Association, as Credit Agreement Collateral Agent for the Credit Agreement Secured Parties, Wells Fargo Bank, National Association, as Authorized Representative for the Credit Agreement Secured Parties, U.S. Bank Trust Company, National Association, as the Notes Collateral Agent for the initial Additional First Lien Secured Parties, U.S. Bank Trust Company, National Association, as the Initial Additional Authorized Representative for the Initial Additional First Lien Secured Parties, and each additional Authorized Representative from time to time party thereto (as each such term is defined therein).

“First/Second Lien Intercreditor Agreement” means that certain first/second lien intercreditor agreement, dated as of July 18, 2025, between Wells Fargo Bank, National Association, as First Lien Facility Agent and Applicable First Lien Agent, U.S. Bank Trust Company, National Association, as an Other First Lien Obligations Agent and U.S. Bank Trust Company, National Association, as Second Lien Facility Agent and Applicable Second Lien Agent relating to Gray Media, Inc., as the company (as each such term is defined therein).

“Fitch” shall mean Fitch Ratings, Inc.

“Fixed Incremental Amount” has the meaning specified in the definition of “Permitted Incremental Amount.”

“Fixed Incremental Amount Indebtedness” has the meaning specified in the definition of “Permitted Incremental Amount.”

“Foreign Casualty Event” has the meaning specified in Section 2.5(b)(vi).

“Foreign Disposition” has the meaning specified in Section 2.5(b)(vi).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of a Person that is not a Domestic Subsidiary of such Person.

“Fourth Amended and Restated Credit Agreement” has the meaning specified in the preamble to this Agreement.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Bank, such Defaulting Lender’s Applicable Revolving Credit Percentage of the outstanding L/C Obligations owing to such Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fronting Fee” has the meaning specified in Section 2.13(i).

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligations” means, as to any Person, without duplication (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranty” or “Guaranties” means (a) that certain guarantee of Secured Obligations pursuant to the Guaranty Agreement and (b) each other Guarantee or guaranty agreement entered into from time to time for the purpose of guaranteeing all or any portion of the Secured Obligations.

“Guarantor” means:

(a)         the Borrower,

(b)         each other Covenant Entity that is a Wholly-Owned Domestic Subsidiary of the Borrower, except any Non-Guarantor Subsidiary and

(c)         each other Person that is not a Foreign Subsidiary or CFC Holdco (or a Subsidiary of a Foreign Subsidiary that is a CFC) otherwise required to issue a Guaranty of all or any portion of the Secured Obligations after the Restatement Effective Date, including each Holding Company.

“Guaranty Agreement” means that certain Third Amended and Restated Guaranty Agreement dated as of the Restatement Effective Date, in favor of the Administrative Agent and the Secured Parties, given by the Guarantors, in each case, as reaffirmed, amended, restated, supplemented or otherwise modified from time to time.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous, toxic, dangerous or deleterious characteristics.

“Hedge Bank” shall mean any counterparty to a Swap Contract (a) existing on the Restatement Effective Date that was a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent on the Restatement Effective Date or (b) entered into after the Restatement Effective Date with a counterparty that was a Lender, the Administrative Agent or an Affiliate of a Lender or the Administrative Agent at the time such Swap Contract was executed.

“Holding Company” shall mean a holding company entity formed to effectuate a Holding Company Reorganization that, after giving effect to a Holding Company Reorganization, will own, directly, all of the Equity Interests of the Borrower; provided that any such Holding Company shall be subject to Section 7.13.

“Holding Company Overhead Expenses” shall mean (a) costs (including all professional fees and expenses) incurred by any Holding Company in connection with reporting obligations under or otherwise incurred in connection with compliance with applicable Laws, this Agreement, the Senior Notes or any other agreement or instrument relating to this Agreement, the Senior Notes, the Guarantees or any other Indebtedness of the Borrower or any Restricted Subsidiary, including in respect of any reports filed or delivered with respect to the Securities Act or Exchange Act or the respective rules and regulations promulgated thereunder; (b) customary indemnification obligations of any Holding Company owing to directors, officers, employees or other Persons under its articles, charter, by-laws, partnership agreement or other contacting documents or pursuant to written agreements with any such Person; (c) obligations of any Holding Company in respect of director and officer insurance (including premiums therefor) to the extent relating to the Borrower and its Subsidiaries; (d) (x) general corporate overhead expenses, including professional fees and expenses and (y) other operational expenses of any Holding Company related to the ownership or operation of the business of the Borrower or any of its Restricted Subsidiaries; (e) customary expenses incurred by any Holding Company in connection with any offering, sale, conversion or exchange of Equity Interests or Indebtedness; and (f) franchise and similar taxes required to maintain such Holding Company’s corporate existence.

“Holding Company Reorganization” shall mean any restructuring of the Borrower and its Subsidiaries which results in the Borrower becoming a wholly owned Subsidiary of a Holding Company.

“Honor Date” means the date of any payment by an Issuing Bank under a Letter of Credit.

“Host Channel Sharing Agreement” means a Channel Sharing Agreement with respect to which any Covenant Entity is the licensee of a channel sharer station within the meaning of 47 C.F.R. § 73.3700(a)(4).

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary (other than any Subsidiary that is a party to any documentation governing any Station Servicing Arrangement) that (a) is set forth on Schedule 1.1(d), (b) together with its Subsidiaries, (i) represents no more than 3% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (ii) generates no more than 3% of the consolidated revenues of the Borrower and its Restricted Subsidiaries, in each case, as reflected in the most recent financial statements delivered pursuant to Section 6.1(a) or 6.1(b), as applicable, (c) does not Guaranty and has not granted a Lien securing the Senior Notes or any other Indebtedness of any Loan Party, (d) has no Subsidiaries that are not also Immaterial Subsidiaries and (e) has been designated as an “Immaterial Subsidiary” by the Borrower in accordance with Section 6.11; provided that, if at any time, the aggregate total assets or aggregate total revenues of all of the Immaterial Subsidiaries, taken as a whole, as of the last day of the Borrower’s most recently ended fiscal quarter shall be greater than (1) 7.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or (2) 7.5% of the consolidated total revenues of the Borrower and its Restricted Subsidiaries on such date, then, in each case, the Borrower shall take such actions necessary, including causing an Immaterial Subsidiary to become a Guarantor and grant security interests pursuant to Section 6.11, to ensure that the aggregate total assets and the aggregate total revenues of all of the remaining Immaterial Subsidiaries, taken as a whole, would not constitute greater than 7.5% of the Consolidated Total Assets of the Borrower and its Restricted Subsidiaries or 7.5% of the consolidated total revenues of the Borrower and its Restricted Subsidiaries at such time.

“Incentive Auction” means the auction conducted by the FCC under Section 6403 of the Middle Class Tax Relief and Job Creation Act (Pub. L. No. 112-96, § 6403, 126 Stat. 156, 225-30 (2012)), codified at 47 U.S.C. § 1452 and other similar auctions of spectrum or other broadcast assets as authorized by any Governmental Authority from time to time.

“Incremental Facilities” has the meaning specified in Section 2.14(a).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(c).

“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(a).

“Incremental Revolving Facilities” has the meaning specified in Section 2.14(a).

“Incremental Revolving Lender” has the meaning specified in Section 2.14(c).

“Incremental Term A Loans” has the meaning specified in Section 2.14(a).

“Incremental Term B Loans” has the meaning specified in Section 2.14(a).

“Incremental Term Loan Increases” has the meaning specified in Section 2.14(a).

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:

(a)         all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument,

(b)         all Capitalized Lease Obligations of such Person,

(c)         all reimbursement obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person,

(d)         all obligations with respect to Swap Contracts of such Person,

(e)         all liabilities secured by any Lien on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of (x) the amount of the obligation so secured and (y) the fair market value of the property subject to such Lien,

(f)         all Disqualified Equity Interests issued by such Person, and

(g)         to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (a) through (f) above (with respect to clauses (a) and (b) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and obligations with respect to Swap Contracts) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP);

provided that Indebtedness of any Holding Company appearing upon the balance sheet of the Borrower solely by reason of pushdown accounting under GAAP shall be excluded.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by the fair market value of, such Disqualified Equity Interests, such fair market value is to be determined in good faith by the board of directors of the issuer of such Disqualified Equity Interests. For purposes hereof, the amount of Indebtedness represented by obligations with respect to Swap Contracts shall be equal to (1) zero if such Swap Contract has been entered into pursuant to Section 7.2(c) or (2) the notional amount of such Swap Contract that is entered into otherwise.

Except as otherwise set forth herein, the amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. Notwithstanding the foregoing, if the Borrower or any of its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the applicable incurrence basket hereunder, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that, in each case, any future calculation of any applicable ratio-based basket shall only include the total amount of funds borrowed and then outstanding as of the date of determination. The amount of any Indebtedness outstanding as of any date shall be (x) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (y) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)         Contingent Obligations incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;

(ii)         any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Restatement Effective Date or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;

(iii)         obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Restatement Effective Date or in the ordinary course of business or consistent with past practice;

(iv)         in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed an determined, the amount is paid in a timely manner;

(v)         for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims obligations or contributions or social security or wage taxes;

(vi)         Programming Obligations;

(vii)         the deferred purchase price of property or services (including, without limitation, trade payables arising in the ordinary course of business) which are payable over a period of one year or less; or

(viii)         the obligations of the Borrower under any Permitted Warrant Transaction so long as the terms of such Permitted Warrant Transaction provide for “net share settlement” (or substantially equivalent term) as the default “settlement method” (or substantially equivalent term) thereunder, except to the extent it is accounted for as a liability under GAAP.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.4(b).

“Indenture Documentation” means, collectively, (a) Senior Notes Indenture Documentation and (b) any other indenture, agreement, or other instrument executed by the Borrower or any other Covenant Entity in connection with the issuance of any other public or private capital market Indebtedness.

“Information” has the meaning specified in Section 10.7.

“Initial Lenders” means the Lenders holding the Commitments or Loans immediately after giving effect to the Restatement Effective Date.

“Intercreditor Agreement” means the First Lien Intercreditor Agreement, the First/Second Lien Intercreditor Agreement and any other intercreditor agreement by and among the Borrower, the Administrative Agent and the collateral agents or other representatives for the holders of Indebtedness secured by Liens on the Collateral that are intended to rank pari passu (without control of remedies) or junior to the Liens securing the Obligations and that are otherwise Liens permitted pursuant to Section 7.1, providing that, the Administrative Agent shall have the sole right to exercise remedies against the Collateral (subject to customary exceptions and the expiration of any standstill provisions) and in form and substance reasonably satisfactory to the Administrative Agent.

“Intercreditor Lien Subordination Provisions” has the meaning specified in Section 8.1(l).

“Interest Expense” means, for any period, the gross interest expense accrued by the Borrower and its Restricted Subsidiaries in respect of their Indebtedness for such period, net of interest income for such period, determined on a consolidated basis, all fees payable under Section 2.13, Section 2.9 or any fee letter of the Borrower executed in connection with this Agreement, and any other fees, charges, commissions and discounts in respect of Indebtedness, including, without limitation, any fees payable in connection with the Letters of Credit, but excluding the amortization of deferred finance charges all calculated in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements, but shall exclude any non-cash mark-to-market adjustments made by the Borrower and its Restricted Subsidiaries with respect to Interest Rate Hedge Agreements.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that, if any Interest Period for a Term SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter (or such other period that is twelve months or less requested by the Borrower and consented to by all the Appropriate Lenders) (in the case of each requested Interest Period, subject to availability); provided that:

(a)         any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)         any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)         no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Interest Rate Hedge Agreements” shall mean any agreement or other arrangement of any Person with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person (including pursuant to any Sale Leaseback) or (d) any Sharing Arrangement except (i) Sharing Arrangements with a Strategic Shared Services Party and (ii) Station Sharing Arrangements. For purposes of covenant compliance, the amount of any Investment shall be (i) the amount actually invested, as determined at the time of each such Investment, without adjustment for subsequent increases or decreases in the value of such Investment minus (ii) the amount of dividends or distributions actually received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents (not in excess of the amount of Investments originally made).

“IP Rights” has the meaning specified in Section 5.14.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by an Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of such Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” means (a) Wells Fargo and (b) any other Lender (or any of its Subsidiaries or Affiliates) that becomes an Issuing Bank in accordance with Section 2.13(k) or Section 9.6(d), in the case of clause (a) above, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“Joint Sales Agreement” means, with respect to a broadcast station, a joint sales agreement or other similar contractual arrangement pursuant to which a Person, other than the Person holding the FCC License of such broadcast station or an affiliate of such Person, obtains the right to (a) set the advertising rates for such broadcast station and/or (b) conduct or manage the sale of advertising availabilities on such broadcast station (whether all or a portion of such availabilities).

“Junior Lien Debt” means Indebtedness incurred by a Covenant Entity that is secured by a Lien that is junior to the Lien on the Collateral securing the Obligations.

“Junior Securities” shall mean, collectively, (a) the 2030 Notes, the 2031 Notes and the 2032 2L Notes, (b) any unsecured Indebtedness incurred in accordance with Section 7.2, (c) any subsequent Indebtedness incurred in accordance with Section 7.2 or Permitted Refinancing incurred by any Loan Party on or after the Restatement Effective Date, in each case that is secured by Liens on all or a portion of the Collateral that, pursuant to the terms of the applicable Intercreditor Agreement, ranks junior in priority to the Liens securing the Term D Loan, the Term F Loan or any other Loan Obligations and (d) any Permitted Refinancing in respect of any of the Indebtedness specified in clauses (a) through (c) of this definition.

“JV Entity” means (a) any joint venture and (b) any non-Wholly-Owned Subsidiary of the Covenant Entities.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Borrower Honor Date or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Obligations” means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes the Issuing Banks and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Participation Notice” has the meaning specified in Section 2.5(e)(iii).

“Lender Recipient Party” means collectively, the Lenders, the Swing Line Lender and the Issuing Banks.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.13(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments.

“Leverage Ratio Denominator” means the Operating Cash Flow for the most recent Reference Period divided by two (2).

“License” means any authorization, permit, consent, special temporary authorization, franchise, ordinance, registration, certificate, license, agreement or other right filed with, granted by or entered into with a Governmental Authority which permits or authorizes the acquisition, construction, ownership or operation of a broadcast station or any part thereof.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, deemed trust, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Acquisition” means any acquisition, including by way of merger, by a Covenant Entity permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to the Borrower under Article 2 in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan (including any Incremental Term Loans or loans made pursuant to any Incremental Revolving Credit Commitment).

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty Agreement, (d) the Security Documents, (e) the Agency Fee Letter, (f) each Intercreditor Agreement, (g) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.15 of this Agreement, (h) each Issuer Document and (i) all other agreements executed and delivered by any Loan Party in connection with this Agreement; it being understood that no Secured Hedge Agreement or Cash Management Agreement shall be a Loan Document.

“Loan Obligations” shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Lenders, or the Administrative Agent, or any of them or their respective Related Parties, under this Agreement and the other Loan Documents (including reimbursement obligations with respect to Letters of Credit and any interest, fees and other charges on the Loans or otherwise under the Loan Documents irrespective of whether a claim for such interest, fees and other charges is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Term SOFR Loans pursuant to Section 2.2(a), which shall be substantially in the form of Exhibit A, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Loan Parties” means, collectively, the Borrower and each other Guarantor.

“Local Marketing Agreement” means, a local marketing agreement, time brokerage agreement or similar arrangement pursuant to which a Person, subject to customary licensee preemption rights and other limitations, obtains the right to exhibit programming and sell advertising time constituting 15% or more of the air time per week of a broadcast station licensed to another Person.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, properties, liabilities (actual or contingent) or financial condition of the Covenant Entities taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their obligations under the Loan Documents in respect of the Secured Obligations, or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Loan Parties (taken as a whole) of the Loan Documents in respect of the Secured Obligations.

“Material FCC License” shall mean an FCC License that is, in the reasonable determination of the Borrower, material to the operation of the business of the Borrower and its Subsidiaries, taken as a whole.

“Material Transaction” means any acquisition or Investment involving the payment of consideration (including non-cash, contingent and deferred consideration (including obligations under any purchase price adjustment but excluding earnout or similar payments)) by the Borrower or any of its Restricted Subsidiaries in an amount in excess of $750,000,000 (as determined by the Borrower in good faith upon consummation thereof).

“Maturity Date” means the Term D Loan Maturity Date, the Term F Loan Maturity Date or the Revolving Credit Facility Maturity Date; provided that, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Rate” has the meaning specified in Section 10.9.

“Maximum Tender Condition” has the meaning specified in Section 2.18(b).

“Minimum Extension Condition” has the meaning specified in Section 2.17(b).

“Minimum Tender Condition” has the meaning specified in Section 2.18(b).

“Minimum Tranche Amount” has the meaning specified in Section 2.17(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Covenant Entity or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Necessary Authorizations” shall mean all approvals, consents and licenses from, and all filings and registrations with, any Governmental Authority, shareholder or other third party, including, without limitation, (a) all approvals, consents, Licenses, filings and registrations under the Communications Laws and (b) all approvals, consents, filings and registrations required by the SEC, or any Governmental Authority succeeding to any of its principal functions, and any state securities regulatory authorities.

“Net Cash Proceeds” means:

(a)         with respect to any Disposition by a Covenant Entity, or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of a Covenant Entity) over (ii) the sum of (A) the principal amount, premium or penalty, if any of any Indebtedness that is secured by the applicable asset subject to such Disposition or Casualty Event and that is required to be repaid (and timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by a Covenant Entity in connection with such Disposition or Casualty Event, (C) Taxes paid or reasonably estimated to be actually payable as a result of any gain recognized in connection therewith; provided that, if the amount of any estimated Taxes pursuant to subclause (C) exceeds the amount of Taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds and (D) any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by a Covenant Entity after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by a Covenant Entity in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this subclause (D) or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; provided that (x) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year for all Dispositions generating net cash proceeds shall exceed the greater of (i) $50,000,000 and (ii) 5% of the Leverage Ratio Denominator (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)), and (y) with respect to any Station Sharing Arrangement, Net Cash Proceeds shall exclude any gross proceeds received by a Covenant Entity to the extent such gross proceeds are to be included in Net Earnings;

(b)         with respect to the incurrence or issuance of any Indebtedness by any Covenant Entity, the excess, if any, of (i) the sum of the cash and Cash Equivalents received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions and other reasonable and customary out-of-pocket expenses, incurred by such Covenant Entity in connection with such incurrence or issuance; and

(c)         (i) with respect to any issuance of Equity Interests (other than Disqualified Equity Interests) by the Borrower, the amount of cash received by the Borrower from such issuance and (ii) with respect to any Permitted Equity Issuance by any direct or indirect parent of the Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Borrower.

“Net Earnings” shall mean, as of any date with respect to the Borrower, the consolidated net income (or deficit) of the Borrower and its Restricted Subsidiaries for the period involved, after taxes accrued and after all proper charges and reserves (excluding, however, non-recurring special charges and credits and any cancellation of indebtedness income resulting from any purchase of any Term Loans by the Borrower), all as determined in accordance with GAAP; provided that the net income of any Unrestricted Subsidiary, Excluded VIE or Qualified Joint Venture shall only be included to the extent specified in Section 1.8(g) hereof.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment under the Credit Agreement or Loan Document that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.1 or Section 10.26 of the Credit Agreement and (b) has been approved by the Required Lenders, the Required Revolving Credit Lenders, the Required Term D Lenders or the Required Term F Lenders, as applicable.

“Non-Extended Lender” means, if there has been an extension effected in accordance with the terms of Section 2.17 of any Facility, Lenders of such Facility that are not Extending Revolving Credit Lenders or Extending Term Lenders, as applicable, with respect to such Facility.

“Non-Guarantor Subsidiaries” means (a) any Immaterial Subsidiary, (b) any Subsidiary that is prohibited by applicable Laws or Contractual Obligations existing on the Sixth Amendment Effective Date and not entered into in contemplation thereof (or, in the case of any newly acquired Subsidiary, in existence at the time of acquisition but not entered into in contemplation thereof) from providing a Guaranty of the Secured Obligations or if guaranteeing the Secured Obligations would require governmental (including regulatory) consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained), (c) any other Subsidiary with respect to which, in the reasonable judgments of the Borrower and the Administrative Agent, the cost (including any adverse tax consequences) of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (d) any CFC Holdco and (e) any Securitization Subsidiary.

“Non-Loan Party” means any Covenant Entity that is not a Loan Party.

“Nonrenewal Notice Date” has the meaning specified in Section 2.13(b)(iii).

“Note” means a Term Note, or a Revolving Credit Note, as the context may require.

“Obligations” shall mean, collectively, (a) the Loan Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under (i) any Secured Hedge Agreement (excluding any Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Obligations.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Offered Loans” has the meaning specified in Section 2.5(e)(iii).

“Operating Cash Flow” means, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, as of any date for any period,

(a)         the Net Earnings for such period (excluding, to the extent included in Net Earnings for such period, (i) the effect of any exchange of advertising time for non-cash consideration, such as merchandise or services, (ii) any other non-cash income or expense (including the cumulative effect of a change in accounting principles and extraordinary items), (iii) any gains or losses from sales, exchanges and other dispositions of property not in the ordinary course of business and (iv) the non-cash portion of any reserves or accruals for one-time charges incurred in connection with corporate restructurings or expense saving measures), minus

(b)         any cash payments made by the Borrower and its Restricted Subsidiaries during such period in respect of (i) Programming Obligations or (ii) reserves or accruals described in clause (a)(iv) above or clause (c)(i) below (to the extent such charges described in clause (c)(i) below represent an accrual or reserve), to the extent such reserves or accruals were excluded from Net Earnings in a prior period, plus

(c)         the sum, without duplication, of the following to the extent deducted in determining Net Earnings:

(i)         depreciation, amortization, impairment and all other non-cash charges (including pension expense, impairment of Programming Obligations and related assets, goodwill, broadcast licenses and other intangible assets including amortization of other intangible assets and Programming Obligations and related assets and leasehold improvements) for such period, plus

(ii)         Interest Expense and the amortization of deferred finance charges in such period, plus

(iii)          federal, state and local income taxes in such period to the extent deducted in calculating Net Earnings in such period (other than any such taxes resulting from any gains from sales and exchanges and other distributions not in the ordinary course of business), plus

(iv)         Specified Transaction Costs and Expenses, plus

(v)          non-cash compensation expense incurred with any issuance of Equity Interests to an employee of such Person or any Restricted Subsidiary, plus

(vi)          other non-cash items decreasing Net Earnings, plus

(d)         one-time corporate restructuring charges related to a Holding Company Reorganization that are reasonably identifiable and factually supportable, which charges are taken during or reserved for during the twelve (12) month period following such Holding Company Reorganization, plus

(e)         the amount of (x) run-rate cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies and (y) any contractual retransmission revenue, in each case, projected by the Borrower in good faith to result from actions either taken or initiated prior to or during such period or expected to be taken within 18 months, whether or not in connection with any Specified Transaction (which will be added to Operating Cash Flow as so projected until fully realized and calculated on a Pro Forma Basis as though such cost savings (including, without limitation, cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings), operating expense reductions, other operating improvements and initiatives and synergies and contractual retransmission revenue had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions); provided that such cost savings are reasonably identifiable, factually supportable and based on actions already taken or reasonably expected to be taken within 18 months and for which the full run-rate effect of such actions is expected to be realized within 18 months of such action, in each case, as determined in good faith by the Borrower; provided further that the aggregate amount of addbacks available pursuant to this clause (e) shall not exceed 15% of Operating Cash Flow of the Borrower and its Restricted Subsidiaries for such period (determined without giving effect to this clause (e)).

For the purposes of calculating Operating Cash Flow (other than as used in calculating Excess Cash Flow) for any period any acquisition, Station Servicing Arrangement with a Qualified VIE or Disposition which occurs during such period shall be deemed to have occurred on the first day of such period.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating Operating Cash Flow for any Reference Period that includes the fiscal quarters specified below, Operating Cash Flow for each such fiscal quarter shall be as specified below, in each case, as adjusted on a Pro Forma Basis, as applicable (which amounts, for the avoidance of doubt, shall be subject to, without duplication, addbacks and adjustments in this definition (including clause (e) above) for events and transactions following the Restatement Effective Date and shall give effect to calculations on a pro forma basis):

Fiscal Quarter End Date	Operating Cash Flow
March 31, 2024	$196,996,000
June 30, 2024	$229,177,000
September 30, 2024	$338,312,000
December 31, 2024	$408,097,000
March 31, 2025	$162,560,000
June 30, 2025	$180,924,000
September 30, 2025	$164,982,000
December 31, 2025	$197,618,000

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the preamble to this Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6 and Section 10.13).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date, and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) by the Borrower.

“Overnight Rate” means, for any day, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the relevant Issuing Bank, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation (which rate for the avoidance of doubt shall never be less than zero).

“Participant” has the meaning specified in Section 10.6(d).

“Participant Register” has the meaning specified in Section 10.6(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is maintained or is contributed to by a Covenant Entity and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any acquisition that is permitted under the terms of Section 7.3(j).

“Permitted Asset Swap” means any Asset Swap permitted to occur under the terms of Section 7.5(m).

“Permitted Bond Hedge Transaction” means any bond hedge, call or capped call option (or substantively equivalent derivative transaction or other related transaction) relating to the Borrower’s common stock (or other securities or property following a merger event, reclassification or other change of the common stock of the Borrower, including any Holding Company Reorganization) purchased by a Loan Party in connection with the issuance of any Permitted Convertible Indebtedness and settled in common stock of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or such other securities or property), and cash in lieu of fractional shares of common stock of the Borrower; provided that the purchase of any such Permitted Bond Hedge Transaction is made with, and the purchase price thereof less the proceeds received from the Borrower from the sale of any substantially concurrently executed Permitted Warrant Transaction, does not exceed, the net proceeds received by a Loan Party in connection with the issuance of such Permitted Convertible Indebtedness; provided further that the other terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Borrower in good faith) or otherwise agreed to between the Borrower and the Administrative Agent.

“Permitted Business” means (a) any businesses, services or activities engaged in by the Borrower or any of its Restricted Subsidiaries on the Sixth Amendment Effective Date and (b) any businesses, services or activities that are engaged in by the Borrower or any of its Restricted Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are reasonable extensions or developments thereof.

“Permitted Convertible Indebtedness” means (a) unsecured Indebtedness of a Loan Party that (i) as of the date of issuance thereof contains customary conversion or exchange rights, customary premiums and customary offer to repurchase rights for transactions of such type (in each case, as determined by the Borrower in good faith) and (ii) is convertible into or exchangeable for shares of common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower, including any Holding Company Reorganization), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or preferred stock (other than Disqualified Equity Interests) or such other securities or property), and cash in lieu of fractional shares of common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower, (b) any guarantee by any Loan Party of Indebtedness of a Loan Party thereof described in clause (a), and (c) any related arrangements or agreements entered into in connection with any such Indebtedness described in clauses (a) and (b); provided that that such Indebtedness is permitted to be incurred under Section 7.2.

“Permitted Debt Exchange” has the meaning specified in Section 2.18(a).

“Permitted Debt Exchange Notes” has the meaning specified in Section 2.18(a).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.18(a).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of a Holding Company or any direct or indirect parent of a Holding Company, in each case to the extent permitted (or not prohibited) hereunder and so long as no Change of Control will occur as a result of such sale or issuance.

“Permitted Holders” means (a) the estate of J. Mack Robinson, (b) Harriet J. Robinson and her lineal descendants and spouses of her lineal descendants, (c) in the event of the incompetence or death of any of the Persons described in clause (b), such Person’s estate, executor, administrator, committee or other personal representative, (d) any trusts created for the benefit of the Persons described in clause (a) or (b), (e) any Person Controlled by any of the Persons described in clause (a), (b), (c) or (d) and (f) any group of Persons (as defined in the Securities Exchange Act of 1934, as amended) in which the Persons described in clause (a), (b), (c), (d) or (e), individually or collectively, Control such group.

“Permitted Incremental Amount” means the sum of:

(a)         an amount equal to the sum of $400,000,000 less the total aggregate principal amount (determined as of the date of incurrence thereof) of all Incremental Facilities or Indebtedness incurred pursuant to Section 7.2(b) (“Incremental Equivalent Debt”), in each case previously or concurrently incurred under this clause (a) (the “Fixed Incremental Amount,” and any Indebtedness incurred after the Sixth Amendment Effective Date using this Fixed Incremental Amount, the “Fixed Incremental Amount Indebtedness”); plus

(b)         such additional amount (the “Ratio Incremental Amount” and any Indebtedness incurred using this Ratio Incremental Amount, the “Ratio Incremental Amount Indebtedness”) that would not result in:

(i)         with respect to Incremental Facilities or Incremental Equivalent Debt secured on a pari passu basis with the Term Loans, the Consolidated First Lien Net Leverage Ratio exceeding 3.50:1.00; and

(ii)         with respect to Incremental Facilities or Incremental Equivalent Debt secured on a junior lien basis to the Term Loans, the Consolidated Secured Net Leverage Ratio exceeding 5.50:1.00, and

(iii)         with respect to Incremental Facilities or Incremental Equivalent Debt that are unsecured, the Consolidated Total Net Leverage Ratio exceeding 7.00:1.00;

in each case determined as of the most recently ended Reference Period and on a Pro Forma Basis after giving effect to the incurrence of any such Incremental Facility (assuming the full amount thereof is drawn) and any acquisition consummated in connection therewith and all other Specified Transactions (but excluding the netting of the cash proceeds of such Ratio Incremental Amount Indebtedness to be incurred); provided that after giving effect to such transaction, the Debt Incurrence Test is satisfied on a Pro Forma Basis.

For the avoidance of doubt, if the Borrower incurs Fixed Incremental Amount Indebtedness on the same date that it incurs Ratio Incremental Amount Indebtedness, then each of the ratios set forth in clauses (b)(i) through (iii) above will be calculated without giving regard to any incurrence of Fixed Incremental Amount Indebtedness.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.2, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than either (i) the final maturity date of the Indebtedness being modified, refinanced, refunded, renewed or extended or (ii) 91 days after the Maturity Date, (c) such modification, refinancing, refunding, renewal or extension has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended, (e) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, pricing, optional prepayment, call protection and redemption terms) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are either (i) not materially less favorable to the Loan Parties than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended or (ii) on market terms for such Indebtedness as of the date of such incurrence, in each case, as reasonably determined by the Borrower, and (f) such modification, refinancing, refunding, renewal or extension shall not include (i) Indebtedness of a Restricted Subsidiary of the Borrower that is not a Guarantor that refinances Indebtedness of the Borrower or a Guarantor or (ii) Indebtedness of the Borrower or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

“Permitted Sale Leaseback” means any Sale Leaseback consummated by any Covenant Entity after the Restatement Effective Date; provided that (a) no Event of Default exists both before and after giving effect thereto, (b) any such Sale Leaseback not between (i) a Guarantor and another Guarantor or (ii) a Covenant Entity that is not a Guarantor and another Covenant Entity that is not a Guarantor must be, in each case, consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Covenant Entity, (c) all net proceeds and compensation received for each such Sale Leaseback is 100% cash and (d) 100% of the Net Cash Proceeds of such Sale Leaseback are used to prepay the Loans in accordance with the terms of Section 2.5(b) (and except as provided in Section 2.5(b)).

“Permitted Tax Distribution” means for any taxable period ending after the Restatement Effective Date for which the Borrower and/or any of its Subsidiaries are members of a group filing a consolidated, combined or similar income tax return with any Holding Company for U.S. federal and/or state and local income tax purposes (a “Tax Group”), any dividends or other distributions to such Holding Company to pay any such consolidated, combined or similar income Taxes of such Tax Group for which such Holding Company is liable that are attributable to the income of the Borrower and/or such Subsidiaries; provided that (i) the aggregate amount of such dividends and other distributions with respect to any taxable period shall not exceed the amount of such income Taxes that the Borrower and/or such Subsidiaries (as applicable) would have been required to pay if the Borrower and/or such Subsidiaries had paid such Tax on a separate company basis or a separate group basis (as applicable) for all applicable taxable periods ending after the Restatement Effective Date and (ii) any such dividends and other distributions attributable to income of an Unrestricted Subsidiary shall be limited to the amount of any cash actually paid by such Unrestricted Subsidiary to the Borrower or any or other Loan Party for such purpose; provided further, that the amount of any Permitted Tax Distributions shall be reduced by the amount of any such U.S. federal, state and/or local income taxes paid directly by the Borrower or any of its Subsidiaries.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower (or other securities or property following a merger event, reclassification or other change of the common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower, including any Holding Company Reorganization) sold by the Borrower substantially concurrently with any purchase by a Loan Party of a Permitted Bond Hedge Transaction and settled in common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of the Borrower’s common stock or preferred stock (other than Disqualified Equity Interests) or such other securities or property), and cash in lieu of fractional shares of common stock or preferred stock (other than Disqualified Equity Interests) of the Borrower; provided that the terms, conditions and covenants of each such transaction shall be such as are customary for transactions of such type (as determined by the Borrower in good faith) or otherwise agreed to between the Administrative Agent and the Borrower.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of a Covenant Entity (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) or any such Plan to which a Covenant Entity (or, solely with respect to such a plan subject to Title IV of ERISA or Section 412 of the Code, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.2.

“Preferred Stock” shall mean, as applied to the Equity Interests of a Person, the Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Equity Interests of any other class of such Person.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of a Covenant Entity or any division used for operations of a Covenant Entity, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by a Covenant Entity in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of the “Leverage Ratio Denominator” and give effect to events (including operating expense reductions) that are (as determined by the Borrower in good faith) (1) directly attributable to such transaction, (2) expected to have a continuing impact on the Covenant Entities and (3) factually supportable.

“Programming Obligations” shall mean all direct or indirect monetary liabilities, contingent or otherwise, with respect to contracts for broadcast rights relating to television series or other programs produced or distributed for television release.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.5(e)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 6.2.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Joint Venture” shall mean a Person with respect to which the Borrower or a Restricted Subsidiary owns less than all of the Equity Interests of such Person where the remaining Equity Interests of such Person is issued to a Person who is not affiliated with the Borrower or any of its Restricted Subsidiaries in consideration of the contribution primarily consisting of cash or assets used or useful in a Permitted Business; provided that in the case of any such Person with respect to which the Borrower and its Restricted Subsidiaries (other than other Qualified Joint Ventures) own a majority of the Equity Interests, such Person shall immediately cease to be a Qualified Joint Venture at any time that the governing documents of such Person no longer prohibit or require the consent of a Person that is not an Affiliate of the Borrower in order to guarantee and provide a Lien securing the Obligations (or such consent has been obtained).

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the Borrower shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Borrower or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the credit agreements prior to engaging in any securitization financing shall not be deemed a Qualified Securitization Financing. For the avoidance of doubt, as of the Sixth Amendment Effective Date, the Receivables Sale Agreement and the other agreements entered into in connection therewith constitute a Qualified Securitization Financing.

“Qualified VIE” shall mean, at any time, any “variable interest entity” under GAAP if, as of the applicable time, any of the following applies:

(a)         such variable interest entity has no Indebtedness of the type described in clause (a) of the definition of “Indebtedness”;

(b)         (i) any Indebtedness of such variable interest entity of the type described in clause (a) of the definition of “Indebtedness” is, at such time, Guaranteed by one or more Loan Parties pursuant to a Guaranty that is (A) permitted hereunder; and (B) in accordance with all applicable Laws (including, without limitation, the Communications Laws), in each case as certified by an authorized signatory of the Borrower; and (ii) all Necessary Authorizations with respect to such Guaranty and the applicable Station Servicing Arrangement (including, without limitation, any consent of the FCC to such transactions required under applicable Laws) have been obtained, are in full force and effect and are not subject to any pending reversal or cancellation; or

(c)         such variable interest entity is an EAT Restricted Subsidiary.

“Qualifying Lenders” has the meaning specified in Section 2.5(e)(iv).

“Qualifying Loans” has the meaning specified in Section 2.5(e)(iv).

“Rating Agency” shall mean any of (a) Moody’s, (b) S&P, (c) Fitch or (d) any other nationally recognized rating agency that is reasonably acceptable to the Administrative Agent.

“Ratio Incremental Amount” has the meaning specified in the definition of “Permitted Incremental Amount.”

“Ratio Incremental Amount Indebtedness” has the meaning specified in the definition of “Permitted Incremental Amount.”

“Receivables Assets” means (a) any accounts receivable owed to the Borrower or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower to a commercial bank or an Affiliate thereof in connection with a Receivables Facility.

“Receivables Facility” means an arrangement between the Borrower or a Restricted Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Borrower or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such account receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Borrower and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.

“Receivables Sale Agreement” means that certain Receivables Sale Agreement, dated as of February 23, 2023, by and among the various entities listed on Schedule 1 attached thereto as originators, the Borrower, as initial master servicer, and the Receivables SPV, as the buyer, as amended, restated, supplemented or otherwise modified from time to time.

“Receivables SPV” means Gray AR, LLC, a Delaware limited liability company.

“Recipient” means the Administrative Agent, any Lender, any Swing Line Lender or any Issuing Bank, as applicable.

“Reference Period” shall mean, as to any applicable date of determination of any applicable financial ratio, the most recent eight (8) consecutive fiscal quarter period then ended or most recently ended for which financial statements have been made available to the Administrative Agent and the Lenders.

“Reference Time” with respect to any setting of the then-current Benchmark shall mean the time determined by the Administrative Agent in its reasonable discretion.

“Refinancing Revolving Credit Commitments” means Incremental Revolving Credit Commitments and Incremental Revolving Facilities that are designated by a Responsible Officer of the Borrower as “Refinancing Revolving Credit Commitments” in the Incremental Facility Amendment for such Incremental Revolving Credit Commitments and Incremental Revolving Facilities.

“Refinancing Term Loans” means Incremental Term Loans and Incremental Term Loan Increases that are designated by a Responsible Officer of the Borrower as “Refinancing Term Loans” in the Incremental Facility Amendment for such Incremental Term Loans or Incremental Term Loan Increases, as applicable.

“Register” has the meaning specified in Section 10.6(c).

“Related Indemnified Person” means, with respect to any Indemnitee, (a) any controlling person or controlled affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling persons or controlled affiliates and (c) the respective agents, advisors or representatives of such Indemnitee or any of its controlling persons or controlled affiliates, in the case of this clause (c) acting on behalf of such Indemnitee, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this definition pertains to a controlled affiliate or controlling person involved in the Transactions.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, counsel, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Municipal Party” means with respect to any Tax Advantaged Transaction, the United States governmental authority that is party to such transaction and, if applicable, shall include any trustee with respect to such transaction.

“Removal Effective Date” has the meaning specified in Section 9.6(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Revolving Credit Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) the Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments. The unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the relevant Issuing Bank, as the case may be, in making such determination.

“Required Term Lenders” of a “Class” means, as of any date of determination, Term Lenders holding more than 50% of the sum of the Total Term Loan Outstandings of the applicable Class. The portion of the Total Term Loan Outstandings of the applicable Class held or deemed held by any Defaulting Lender shall be disregarded in determining Required Term Lenders of such Class at any time.

“Required Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitments or, if no Revolving Credit Commitments are then outstanding, the aggregate unpaid principal amount of the Revolving Credit Loans and participations in any Swing Line Loans and L/C Obligations then outstanding plus (b) the aggregate outstanding principal amount of the Term Loans, as applicable; provided that the Revolving Credit Commitment of, and the portion of the Loans and participations in any Swing Line Loans and L/C Obligations, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Term D Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Term D Loans; provided that the Term D Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term D Lenders.

“Required Term F Lenders” shall mean, at any time, the Lenders holding more than fifty percent (50%) of the aggregate outstanding principal amount of the Term F Loans; provided that the Term F Loans held, or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term F Lenders.

“Rescindable Amount” has the meaning as defined in Section 2.12(b)(ii).

“Resignation Effective Date” has the meaning specified in Section 9.6(a).

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or controller of a specified Loan Party, and solely for purposes of the delivery of incumbency certificates pursuant to this Agreement, the secretary or any assistant secretary of a specified Loan Party and, solely for purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent, or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” shall mean December 1, 2021.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of any Covenant Entity, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to any such Person’s stockholders, partners or members (or the equivalent of any thereof) in respect of such Equity Interest.

“Restricted Subsidiary” of a Person means a Subsidiary of such Person that is not an Unrestricted Subsidiary.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.1(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.1(b) or Section 2.13, as applicable, (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I to the Sixth Amendment under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time. As of the Sixth Amendment Effective Date, the aggregate Revolving Credit Commitments in respect of the Revolving Credit Facility is $750,000,000.00.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or that holds Revolving Credit Loans at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.1(b).

“Revolving Credit Facility Maturity Date” means the earlier to occur of (a) December 1, 2028; provided that, if the outstanding principal amount of Term D Loans exceeds $200,000,000 on the date that is 91 days prior to the Term D Loan Maturity Date set forth in clause (a) of such definition, then the Revolving Credit Facility Maturity Date shall be such 91st day prior to the Term D Loan Maturity Date set forth in clause (a) of such definition or (b) such date as payment of the Revolving Credit Loans shall be due (whether by acceleration, reduction of the Revolving Credit Commitments to zero or otherwise).

“Revolving Credit Note” means a promissory note made by the Borrower payable to any Revolving Credit Lender, or its registered assigns, evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-1.

“S&P” means S&P Global Ratings or any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which a Person (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government (including those administered by OFAC), the European Union (or any participating member state thereof), His Majesty’s Treasury, or other relevant sanctions authority.

“Scheduled Unavailability Date” has the meaning specified in Section 3.3.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amended and Restated Credit Agreement” has the meaning specified in the preamble to this Agreement.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement between or among any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” shall mean any Swap Contract between or among any Loan Party and any Hedge Bank.

“Secured Obligations” means the Obligations. For the avoidance of doubt, any obligation under any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction shall not constitute Secured Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the Swing Line Lender, the Cash Management Banks, the Hedge Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.5, and the other Persons the Secured Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Securities Act” means the Securities Act of 1933.

“Securitization Assets” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Facility” means any of one or more securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Borrower or any of its Restricted Subsidiaries sells, assigns, transfers or pledges its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Assets or participation interest therein issued or sold in connection with, and other fees paid to a person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto; and

(a)         no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

(1)         is guaranteed by the Borrower or any Guarantor (excluding unsecured guarantees of obligations pursuant to Standard Securitization Undertakings);

(2)         is recourse to or obligates the Borrower or any Guarantor in any way other than pursuant to unsecured guarantees of Standard Securitization Undertakings; or

(3)         is secured by any property or asset of the Borrower or any Guarantor, directly or indirectly, contingently or otherwise, for the satisfaction thereof;

(b)         with which neither the Borrower nor any Guarantor has any material contract, agreement, arrangement or understanding other than those entered into in connection with Qualified Securitization Financings that are on terms which the Company reasonably believes to be no less favorable to the Borrower and each Guarantor than those reasonably expected to be obtained at the time from Persons that are not Affiliates of the Borrower; and

(c)         to which neither the Borrower nor any Guarantor has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results other than pursuant to unsecured guarantees of Standard Securitization Undertakings.

As of the Sixth Amendment Effective Date, the Receivables SPV constitutes a Securitization Subsidiary.

“Security Agreement” means that certain Third Amended and Restated Collateral Agreement dated as of the Restatement Effective Date and executed by the Loan Parties in favor of the Administrative Agent for the ratable benefit of itself and the other Secured Parties, as reaffirmed, amended, restated, supplemented or otherwise modified from time to time.

“Security Agreement Supplement” means a joinder to the Security Agreement in the forms reasonably acceptable to the Administrative Agent.

“Security Documents” means, collectively, the Guaranty Agreement, the Security Agreement, each of the Security Agreement Supplements, security agreements, pledge agreements, intellectual property security agreements, assignments, account control agreements or other agreements granting Liens or security interests or assignments required to be delivered pursuant to this Agreement, Section 6.11 or Section 6.14 and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of any of the Secured Parties securing all or any portion of the Secured Obligations.

“Senior Notes” shall mean, collectively, the 2029 1L Notes, 2030 Notes, 2031 Notes, 2032 2L Notes and 2033 1L Notes.

“Senior Notes Indenture Documentation” means, collectively, the 2029 1L Notes Indenture, the 2030 Notes Indenture, the 2031 Notes Indenture, the 2032 2L Notes Indenture and the 2033 1L Notes Indenture.

“Shared Services Agreement” means a shared services arrangement or other similar contractual arrangement pursuant to which a Person owning a broadcast station provides certain technical, business, management, administrative, back-office or other services in support of the business or operation of a second broadcast station owned by another Person (who is not an Affiliate of the first Person).

“Shared Services Party” means, the Borrower and, with respect to any Shared Services Party Station, any other Person (a) that holds the Broadcast Licenses with respect to such Shared Services Party Station, (b) that is a party to a Sharing Arrangement with any Covenant Entity with respect to such Shared Services Party Station, and (c) that is consolidated with the Borrower in accordance with GAAP.

“Shared Services Party Acquisition” means the acquisition of a Shared Services Party Station, whether by means of the acquisition of all of the assets of such Shared Services Party Station by a Shared Services Party, the acquisition of a portion of the assets of such Shared Services Party Station by a Shared Services Party with the remaining portion being acquired by one or more Covenant Entities or otherwise.

“Shared Services Party Station” means any broadcast station, other than a Station (including, without limitation, certain licenses (including all permits, licenses and authorizations of the FCC with respect to such station), equipment, real property, contracts and intellectual property and other assets related to the operation of such station), that is subject to a Sharing Arrangement entered into by a Covenant Entity, but excluding any Station Sharing Arrangements.

“Sharing Arrangement” means any Shared Services Agreement, Joint Sales Agreement or Local Marketing Agreement, including, without limitation, those agreements listed on Schedule 5.22.

“Sixth Amendment” shall mean that certain Sixth Amendment to Credit Agreement and Amendment to Guaranty Agreement and Security Agreement, dated as of the Sixth Amendment Effective Date, among the Borrower, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent.

“Sixth Amendment Effective Date” shall mean March 31, 2026.

“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date, on a consolidated basis, (a) has property with fair value greater than the total amount of its debts and liabilities, contingent (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability), subordinated or otherwise, (b) has assets with present fair salable value not less than the amount that will be required to pay its liability on its debts as they become absolute and matured, (c) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (d) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute an unreasonably small capital.

“Specified Default” means an Event of Default under Section 8.1(a) or with respect to the Borrower, Section 8.1(f) or (g).

“Specified Equity Contribution” means any direct or indirect equity investment in the Borrower in cash in the form of common Equity Interests (or other Qualified Equity Interests reasonably acceptable to the Administrative Agent) made pursuant to Section 8.5.

“Specified Transaction” means any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation (as a Restricted Subsidiary or an Unrestricted Subsidiary), discontinuance of operations, the incurrence of Incremental Term Loans or Incremental Revolving Credit Commitments, an Incentive Auction, lease transaction with any unaffiliated station operator whose revenue-generating assets are leased by the Borrower or a Restricted Subsidiary or any comparable transaction, or any other event that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Revolving Credit Commitment, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided further that any such Specified Transaction having an aggregate value of less than $5,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Specified Transaction Costs and Expenses” shall mean (a) reasonable and customary transaction costs (including without limitation, all reasonable and customary fees and expenses of attorneys, accountants and other consultants, all reasonable and customary investment banking, underwriting or placement agent or similar fees, and reasonable and customary fees and expenses of any trustee, registrar or transfer agent) to the extent incurred and paid in cash in connection with and directly related to (i) this Agreement (including all such amounts incurred in connection with the granting of Liens on Collateral pursuant to the terms hereof) and all such amounts incurred in connection with any amendment, modification, consent or waiver in respect thereof (in each case, whether or not successful) and (ii) acquisitions, Investments, Dispositions, incurrences or repayments (excluding premiums, make whole or penalty payments) of Indebtedness and issuances and sales of Equity Interests (in each case, whether or not successful), (b) any premiums, make whole or penalty payments in connection with the repayment of Indebtedness, in the case of each of clauses (a) and (b), paid or otherwise recognized prior to the date that is six (6) months after the completion or abandonment of the applicable transaction and (c) non-capitalized costs, expenses or charges (including, for the avoidance of doubt, any reserves, integration costs or other business optimization costs or expenses) incurred in connection with the modernization of the Borrower’s information technology systems and software.

“Spectrum Tender” shall mean the entry by the Borrower or any of its Restricted Subsidiaries into any agreement or arrangement alienating, relinquishing, surrendering or otherwise transferring the right to use all or a material portion of the spectrum associated with any FCC License of any Station (including, without limitation, pursuant to an auction of such spectrum, conducted by a Governmental Authority, but excluding any involuntary reorganization of such spectrum by the FCC pursuant to 47 U.S.C. §1452(b)).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Station” means, at any time and with respect to the full power broadcast stations of the Borrower (or, as applicable any Subsidiary of the Borrower) (a) as set forth on Schedule 1.1(b) hereto, or (b) as acquired, directly or indirectly, by a Covenant Entity after the Restatement Effective Date pursuant to a transaction permitted under the Loan Documents; provided that any such broadcast station that ceases to be owned, directly or indirectly, by a Covenant Entity pursuant to a transaction permitted under the Loan Documents shall, upon the consummation of such transaction, cease to be a “Station” hereunder. This definition of “Station” may be used with respect to any single television station meeting any of the preceding requirements or all such television stations, as the context requires.

“Station Servicing Arrangement” shall mean any arrangement or transaction evidenced by any Joint Sales Agreement, Local Marketing Agreement, Shared Services Agreement or similar agreement or instrument under which the Borrower or any of its Restricted Subsidiaries provides services or obtains the right to provide programming to, or sells advertising availabilities on, a broadcast station of another Person (other than the Borrower or any of its Restricted Subsidiaries).

“Station Sharing Arrangement” means any Sharing Arrangement under which a Person, other than a Covenant Entity, provides services or obtains the right to provide programming to, or sells advertising availabilities on or with respect to, a Station.

“Strategic Shared Services Party” means any Person, other than a Shared Services Party, that is party to a Sharing Arrangement with any Covenant Entity.

“Subordinated Debt” means Indebtedness incurred by a Covenant Entity that by its terms is subordinated in right of payment to the prior payment of all Obligations of such Covenant Entity under the Loan Documents.

“Subordinated Debt Documents” means any agreement, indenture and instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Subordination Provisions” has the meaning specified in Section 8.1(l).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Surviving Indebtedness” has the meaning specified in Section 7.2(s).

“Suspension Period” shall mean any time during which no Revolving Credit Loans, Swing Line Loans or Letters of Credit are then outstanding (other than (a) undrawn Letters of Credit in an aggregate amount of up to $50,000,000 and (b) Letters of Credit which have been Cash Collateralized in a manner and on terms and pursuant to documentation that, in each case, is reasonably satisfactory to each of the Administrative Agent and the Issuing Bank).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Contract.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. Notwithstanding the foregoing, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction shall be considered a Swap Obligation.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.4.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.4.

“Swing Line Lender” means Wells Fargo, and its Subsidiaries and Affiliates, or any successor swing line lender(s) hereunder.

“Swing Line Loan” has the meaning specified in Section 2.4(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.4(b), which shall be substantially in the form of Exhibit B, or in such other form agreed to by the Borrower and the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the aggregate principal amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Tax Advantaged Transactions” means a transaction between the Borrower or any of its Restricted Subsidiaries, on the one hand, and a Relevant Municipal Party, on the other hand, entered into in consideration of a reduction of certain of the Borrower’s or such Restricted Subsidiary’s tax liabilities through (i) the issuance by such Relevant Municipal Party of industrial revenue or development bonds or other similar securities, (ii) the transfer to such Relevant Municipal Party of title to certain specific real property, equipment or other related assets of the Borrower or such Restricted Subsidiary, (iii) the granting to such Relevant Municipal Parties of Liens on certain specific real property, equipment or other related assets of the Borrower or such Restricted Subsidiary, (iv) the sale to and leaseback from such Relevant Municipal Party of certain specific real property, equipment or other related assets of the Borrower or such Restricted Subsidiary or (v) any combination of the foregoing or through arrangements similar thereto, in each case so long as the Borrower or such Restricted Subsidiary (or its applicable designee or any assignee of its rights under such transaction, including any collateral assignee) (A) may upon not more than 120 days’ notice (but without any requirement for any further action) obtain title from such Relevant Municipal Party to such real property, equipment or other assets free and clear of any Liens (other than Liens permitted by Section 7.1 (excluding any Liens permitted by Section 7.1(ee)) by paying a nominal fee or the amount of any taxes (or any portion thereof) that would have otherwise been due and payable had such transaction not been terminated, by canceling issued bonds, if any, or otherwise terminating or unwinding such transaction, as the case may be, and (B) in no event shall be liable (including though the payment of fees, penalties or other amounts), in connection therewith for any amount in excess of the amount by which such transaction has reduced such tax liabilities of the Borrower and its Restricted Subsidiaries.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term A Loans” means a term loan “A” facility as such term is understood in the leveraged finance market and which is marketed primarily to banking institutions rather than to institutional investors and any increase to any Term Facility constituting Term A Loans.

“Term B Loans” means a term loan “B” facility as such term is understood in the leveraged finance market and which is marketed primarily to institutional investors and any increase to any Term Facility constituting Term B Loans.

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type and the same Class and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Term Lenders of the applicable Class under this Agreement.

“Term D Lender” means a Lender that holds an outstanding Term D Loan at such time.

“Term D Loan” shall mean the term “D” loan outstanding on the Sixth Amendment Effective Date that was advanced to the Borrower on the Restatement Effective Date.

“Term D Loan Maturity Date” shall mean the earlier to occur of (a) December 1, 2028, or (b) such date as payment of the Term D Loan shall be due (whether by acceleration or otherwise).

“Term F Lender” means a Lender that holds an outstanding Term F Loan at such time.

“Term F Loan” shall mean the term “F” loan outstanding on the Sixth Amendment Effective Date that was advanced to the Borrower on the Third Amendment Effective Date.

“Term F Loan Maturity Date” shall mean the earliest to occur of (a) June 4, 2029 and (b) such other date as payment of the Term F Loan shall be due (whether by acceleration or otherwise).

“Term Facility” means, at any time, the aggregate principal amount of the Term Loans of all Term Lenders of the applicable Class outstanding at such time.

“Term Lender” of a “Class” means at any time, any Lender that has a Term Loan of the applicable Class at such time.

“Term Loan” means the term loans made by the Term Lenders pursuant to Section 2.1(a), Incremental Term Loans, Incremental Term Loan Increases, Extended Term Loans and Refinancing Term Loans.

“Term Note” means a promissory note made by the Borrower in favor of a Term Lender, or its registered assigns, evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit C-2.

“Term SOFR” means:

(a)         for any calculation with respect to a Term SOFR Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)         for any calculation with respect to a Base Rate Advance with respect to a Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided further that, if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than 0%, then Term SOFR shall be deemed to be 0%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Term SOFR.”

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

“Threshold Amount” means $150,000,000.

“Third Amended and Restated Credit Agreement” has the meaning specified in the preamble to this Agreement.

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, among the Borrower, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent.

“Third Amendment Effective Date” shall mean June 4, 2024.

“Total Revolving Credit Outstandings” means, on any date of determination, the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations on such date.

“Total Term Loan Outstandings” of a “Class” means on any date of determination, the aggregate Outstanding Amount of all Term Loans of the applicable Class on such date.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.13(c)(i).

“Unrestricted Subsidiary” means (a) as of the Sixth Amendment Effective Date, each Subsidiary of the Covenant Entities listed on Schedule 1.1(e), (b) each Subsidiary of the Covenant Entities designated by the board of directors of the Borrower as an “Unrestricted Subsidiary” pursuant to Section 10.22 of the Credit Agreement subsequent to the Sixth Amendment Effective Date and (c) any Subsidiary of an Unrestricted Subsidiary; provided that (i) no Subsidiary of a Covenant Entity that executes and delivers (or has executed and delivered) (A) any Loan Document, including without limitation a Guaranty or any Security Document, or (B) a Guarantee of (or provides or has provided any other credit support for) any Indenture Documentation, Subordinated Debt, or any other public indebtedness of any Covenant Entity, shall be designated as an Unrestricted Subsidiary and (ii) no Subsidiary of a Covenant Entity shall be considered an “Unrestricted Subsidiary” if it does not receive similar treatment under all of the Indenture Documentation (to the extent such Covenant Entity is subject to such Indenture Documentation). Neither the Borrower nor any Holding Company shall be an Unrestricted Subsidiary of the Borrower.

“U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.1(e)(i)(B)(III).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayment made on such Indebtedness shall be disregarded in making such calculation.

“Wells Fargo” shall mean Wells Fargo Bank, National Association, a national banking association, and any successor thereto.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares, (b) shares issued to foreign nationals to the extent required by applicable Law and (c) other de minimis share issuances required by local Law) are owned by such Person and/or by one or more Wholly-Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party, the Administrative Agent and any other applicable withholding agent.

“Write-Down and Conversion Powers” means, (x) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (y) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2         Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)         The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) herein or in any other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder”, and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, and shall specifically include all Schedules and Exhibits to each such document, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All Schedules and Exhibits shall be deemed to be a part of this Agreement.

(b)         In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(c)         Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.3         Accounting Terms; Calculation of Financial Covenant and Other Financial Ratios and Terms.

(a)         Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of the Financial Covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)         Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the audited financial statements of the Borrower with respect to the fiscal year ended December 31, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

Section 1.4         Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement or required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.5         Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.6         Times of Day. Unless otherwise specified, all references herein to times of day shall be references to eastern time (daylight or standard, as applicable).

Section 1.7         Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

Section 1.8         Certain Calculation and Tests.

(a)         For the avoidance of doubt, Permitted Convertible Indebtedness shall at all times prior to the repurchase, conversion (or exchange, as the case may be) or payment thereof be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares and/or cash deliverable upon conversion thereof (or exchange therefor, as the case may be).

(b)         Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c)         For purposes of determining compliance with any Section of Article 7, in the event that any subject transaction meets the criteria of one or more of the categories of transactions permitted pursuant to any clause of the applicable Section of Article 7, the Borrower may, in its sole discretion, divide, classify and reclassify or later divide, classify or reclassify such items (or any portion thereof) in one or more of such categories of such Section; provided that all Obligations and other Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in Section 7.2(a).

(d)         Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Default has occurred, is continuing or would result therefrom) in connection with a Limited Condition Acquisition, the date of determination of such ratio and determination of whether any Default, Event of Default or Specified Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Acquisition and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Reference Period being used to calculate such financial ratio ending prior to the LCA Test Date, the Covenant Entities could have taken such action on the relevant LCA Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, if and after the Borrower has made an LCA Election for any Limited Condition Acquisition, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in the Leverage Ratio Denominator) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Acquisition or related Specified Transactions. If the Borrower has made an LCA Election for any Limited Condition Acquisition, then in connection with any subsequent calculation of any ratio (excluding, for the avoidance of doubt, the determination of the Applicable Rate or the Financial Covenant) or basket availability with respect to any other Specified Transaction on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated except that the Leverage Ratio Denominator, Consolidated Total Assets and Net Earnings of any target of such Limited Condition Acquisition shall not be used in the determination of the relevant ratios and baskets for any purpose other than the incurrence test under which such Limited Condition Acquisition is being made unless and until such acquisition has closed.

(e)         Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, pro forma compliance with the Financial Covenant, any Consolidated First Lien Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test, any Consolidated Total Net Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

(f)         Notwithstanding anything in this Agreement or any Loan Document to the contrary, on and after the Sixth Amendment Effective Date, for purposes of testing availability under any Fixed Amount based basket set forth in this Agreement or any other Loan Document (including, for the avoidance of doubt, availability under the Available Amount basket or the Fixed Incremental Amount basket), all prior utilization thereof, if any, shall be deemed to be zero. For the avoidance of doubt, any transaction previously consummated in reliance on any such basket shall continue to be deemed to be permitted under this Agreement.

(g)         (i) All references herein to consolidated financial statements of the Borrower and its Subsidiaries or the Borrower and its Restricted Subsidiaries or to the determination of any amount or calculation for the Borrower and its Subsidiaries or the Borrower and its Restricted Subsidiaries that is to be provided, made or determined on a consolidated basis (or any similar reference) shall, in each case, be deemed to exclude each Excluded VIE (and the Indebtedness and results of operations thereof) notwithstanding that the Borrower is required or permitted to consolidate such Excluded VIE pursuant to FASB ASC 810 or any similar accounting principle having the effect of requiring or permitting the consolidation of any variable interest entity and (ii) there shall be excluded from any financial calculations hereunder or under any other Loan Document (A) the net income, cash and Cash Equivalents and assets of any Unrestricted Subsidiary, Excluded VIE or Qualified Joint Venture, except to the extent that such net income or cash is actually paid in cash, or such Cash Equivalents or assets are actually distributed, to the Borrower or any of its Restricted Subsidiaries (that is not also a Qualified Joint Venture) by dividend or other distribution prior to such date (including, without limitation (but without duplication), in the form of fees paid in connection with a Station Servicing Arrangement) and (B) any Indebtedness of a Qualified Joint Venture unless and until the net income of such Qualified Joint Venture is included pursuant to clause (ii)(A) of this Section 1.8(g).

Section 1.9         Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

Section 1.10         EAT Transactions.

(a)         Any election by the Borrower to treat an Investment in an EAT Subsidiary as a Permitted Acquisition shall be conditioned upon the satisfaction of the requirements of the definition of “Permitted Acquisition” on the date of such Investment as if the Investment, the related exchange and the related EAT Completion Event were all being made directly as an acquisition by the Borrower or a Restricted Subsidiary on such date.

(b)         Notwithstanding any election to treat an Investment in an EAT Subsidiary as a Permitted Acquisition, if within the earlier of (x) 180 days and (y) such shorter period as required by applicable Law, including the Code (such earlier period, the “EAT Completion Period”) one of the following (each, an “EAT Completion Event”) has not occurred:

(i)         the subsequent acquisition by the Borrower or one of its Restricted Subsidiaries of all of the assets of the applicable EAT Subsidiary or Equity Interests issued by such EAT Subsidiary;

(ii)         the subsequent merger, consolidation or amalgamation of the applicable EAT Subsidiary with and into the Borrower or a Restricted Subsidiary; or

(iii)         the subsequent re-designation of the applicable EAT Subsidiary as a Restricted Subsidiary in accordance with Section 6.11,

then such Investment shall cease to be a Permitted Acquisition and the initial amount of such Investment less the amount repaid as provided above shall cease to be accounted for as a Permitted Acquisition and shall thereafter be deemed to have utilized the Available Amount as if originally made under Section 7.3(n).

ARTICLE 2
THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.1         The Loans.

(a)         The Term Loans.

(i)         The Term D Loan was lent to the Borrower in a single draw on the Restatement Effective Date. As of the Sixth Amendment Effective Date, the outstanding principal amount of the Term D Loan is $739,000,000.00.

(ii)         The Term F Loan was lent to the Borrower on the Third Amendment Effective Date pursuant to (A) a single draw on the Third Amendment Effective Date and/or (B) a cashless settlement on the Third Amendment Effective Date in exchange for Term E Loans (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date) existing on such date, in each case as more particularly described in the Third Amendment. As of the Sixth Amendment Effective Date, the outstanding principal amount of the Term F Loan is $10,000,000.00.

(iii)         Subject to the terms and conditions hereof, the Borrower may from time to time (1) convert from a Base Rate Loan into a Term SOFR Loan or from a Term SOFR Loan into a Base Rate Loan; or (2) continue a Term SOFR Loan as a Term SOFR Loan.

(iv)         General. Amounts borrowed under this Section 2.1(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b)         The Revolving Credit Loans. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time, on any Business Day during the Availability Period, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any such Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitments. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.1(b), prepay under Section 2.5, and reborrow under this Section 2.1(b). Revolving Credit Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

Section 2.2         Borrowings, Conversions and Continuations of Loans.

(a)         Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone, or (B) a Loan Notice; provided that any telephone notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) two Business Days prior to the requested date of any Borrowing of or continuation of Term SOFR Loans or of any conversion of Base Rate Loans to Term SOFR Loans or conversion of Term SOFR Loans to Base Rate Loans and (ii) on the requested date of any Borrowing of Base Rate Loans. Not later than 11:00 a.m., two Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.13(c) and 2.4(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. For the avoidance of doubt, the Borrower and the Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Term SOFR Loan.

(b)         Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage under the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in the preceding subsection. In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 2:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.1, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above.

(c)         Except as otherwise provided herein, Term SOFR Loans may only be continued or converted on the last day of an Interest Period for such Term SOFR Loan, unless the Borrower pays the amount due, if any, under Section 3.5 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders may require that no Loans may be converted to or continued as Term SOFR Loans without the consent of the Required Lenders.

(d)         The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error. At any time Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Wells Fargo’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)         Anything in subsections (a) to (d) above to the contrary notwithstanding after giving effect to all Term Borrowings and Revolving Credit Borrowings, all conversions of Term Loans and Revolving Credit Loans from one Type to the other, and all continuations of Term Loans and Revolving Credit Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect for Term Borrowings and Revolving Credit Borrowings.

(f)         With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.3         Interest.

(a)         Subject to the provisions of subsection (b) below, (i) [reserved], (ii) each Term SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate for such Facility, (iii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility, and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for the Revolving Credit Facility.

(b)         (i) If any amount of principal of any Loan is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)         If any amount (other than the principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (subject to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)         Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)         Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.4         Swing Line Loans.

(a)         The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.4, to make loans (each such loan, a “Swing Line Loan”) to the Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that (i) after giving effect to any Swing Line Loan, (A) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility at such time, and (B) the Revolving Credit Exposure of any Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment then in effect and (ii) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension will, after giving effect to Section 2.16(a)(iv), have, Fronting Exposure; provided, further, that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.4, prepay under Section 2.5, and reborrow under this Section 2.4. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b)         Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided any telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess thereof shall be in an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.4(a), or (B) that one or more of the applicable conditions specified in Section 4.1 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower either by (i) crediting the account of the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower.

(c)         Refinancing of Swing Line Loans.

(i)         The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.2, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.1. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.4(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)         If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.4(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.4(c)(i) shall be deemed payment in respect of such participation.

(iii)         If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.4(c) by the time specified in Section 2.4(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent demonstrable error.

(iv)         Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not to purchase and fund risk participations in Swing Line Loans) pursuant to this Section 2.4(c) is subject to the conditions set forth in Section 4.1. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)         Repayment of Participations.

(i)         At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii)         If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.5 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)         Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.4 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f)         Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

(g)         Provisions Related to Extended Revolving Credit Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Credit Commitments at a time when another tranche or tranches of Revolving Credit Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swing Line Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swing Line Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Credit Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.13(l)), there shall exist sufficient unutilized Extended Revolving Credit Commitments so that the respective outstanding Swing Line Loans could be incurred pursuant the Extended Revolving Credit Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swing Line Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Credit Commitments, and such Swing Line Loans shall not be so required to be repaid in full on such earliest maturity date.

Section 2.5         Prepayments.

(a)         Optional Prepayments.

(i)         The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans of any Class in whole or in part without premium or penalty (except as set forth below); provided that (A) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (1) [reserved], (2) two Business Days prior to any date of prepayment of Term SOFR Loans and (3) on the date of prepayment of Base Rate Loans, (B) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (C) any prepayment of Base Rate Loans shall be in a principal amount of $250,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility and Incremental Facility). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.5. Each prepayment of any outstanding Term Loans pursuant to this Section 2.5(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of such Term Loans under Section 2.7(a) in direct order of maturity) and shall be paid to the Appropriate Lenders, subject to Section 2.16, in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities and Incremental Facilities.

(ii)         The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess thereof, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii)         Notwithstanding anything to the contrary contained in this Agreement, the Borrower may, subject to Section 3.5, rescind any notice of prepayment under Section 2.5(a) if such prepayment would have resulted from a refinancing of all of the Facilities and Incremental Facilities or 100% of any Class of Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

(b)         Mandatory Prepayment.

(i)         Excess Cash Flow. With respect to each fiscal year, commencing with the fiscal year ending December 31, 2014, on or prior to April 15 of the following year (commencing with April 15, 2015), the Loans shall be repaid in an amount equal to the ECF Prepayment Amount for such fiscal year. All such payments of principal of the Term Loans shall be applied to reduce the next four scheduled principal installments of such Term Loans in direct order of maturity, then to the remaining scheduled principal installments on a pro rata basis (other than the payment of principal due on the Maturity Date of the applicable Term Loan) and then to the payment of principal due on the Maturity Date of the applicable Term Loan).

(ii)         Repayments From Net Cash Proceeds of Dispositions or Insurance or Condemnation Proceedings Within three (3) Business Days following the date of receipt by the Borrower or any of its Restricted Subsidiaries of any Net Cash Proceeds in connection with Dispositions to the extent made in reliance upon Section 7.5(m), (n), (o), (t), (u) or (z) and Dispositions not otherwise permitted hereunder, the Borrower shall prepay the Loans in an amount equal to, in the aggregate, one-hundred percent (100%) of any Net Cash Proceeds to the extent that the aggregate amount of such Net Cash Proceeds exceed $25,000,000 in the fiscal year in which such Dispositions occurs; provided, however, that no prepayment under this Section 2.5(b)(ii) shall be required if such Net Cash Proceeds are reinvested in assets customarily used or useful in a Permitted Business within the 365-day period following the receipt of Net Cash Proceeds of any such Dispositions (or if, within such 365-day period, the Borrower or such Restricted Subsidiary enters into a legally binding commitment to reinvest the Net Cash Proceeds, the date that is the earlier of (1) five hundred forty (540) days after the date of the receipt of Net Cash Proceeds of such Dispositions or (2) five (5) Business Days prior to any date of payment of, or requirement to offer to purchase, any Junior Securities with such proceeds).

(iii)         Issuance of Indebtedness. Within three (3) Business Days following the date of receipt by any Holding Company, the Borrower or any of its Restricted Subsidiaries of any Net Cash Proceeds arising from the issuance of any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.2(t)(i) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.2, the Borrower or the issuance of any Indebtedness by any such Person after the Restatement Effective Date not otherwise permitted pursuant to Section 7.2 the Loans shall be repaid in an amount equal to one hundred percent (100%) of the Net Cash Proceeds related thereto. If the Borrower obtains any Refinancing Revolving Credit Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount pursuant to Section 2.6.

(iv)         [Reserved].

(v)         The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.5(b) at least five Business Days prior to 1:00 p.m. on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment.

(vi)         Notwithstanding any other provision of this Section 2.5(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Covenant Entity that is a Foreign Subsidiary of the Borrower otherwise giving rise to a prepayment pursuant to Section 2.5(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event of a Covenant Entity that is a Foreign Subsidiary of the Borrower (a “Foreign Casualty Event”), or Excess Cash Flow attributable to a Foreign Subsidiary of the Borrower would be prohibited or delayed by applicable local law from being repatriated to the United States, the realization or receipt of the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be taken into account in measuring the Borrower’s obligation to repay Term Loans at the times provided in Section 2.5(b)(i), or the Borrower shall not be required to make a prepayment at the time provided in Section 2.5(b)(ii), as the case may be, for so long, but only so long, as the applicable local law will not permit such repatriation to the United States (the Borrower hereby agreeing to cause the applicable Covenant Entity to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, the amount of such Net Cash Proceeds or Excess Cash Flow permitted to be repatriated (net of additional taxes payable or reserved against as a result thereof) will be promptly (and in any event not later than two (2) Business Days after such repatriation) taken into account in measuring the Borrower’s obligation to repay the Term Loans pursuant to this Section 2.5(b) to the extent provided herein and (ii) to the extent that the Borrower has determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event or Excess Cash Flow attributable to a Foreign Subsidiary of the Borrower would have a material adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) with respect to such Net Cash Proceeds or Excess Cash Flow, the amount of the Net Cash Proceeds or Excess Cash Flow so affected shall not be taken into account in measuring the Borrower’s obligation to repay Term Loans pursuant to this Section 2.5(b); provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds from any Foreign Disposition or Foreign Casualty Event so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.5(b)(ii) (or, in the case of Excess Cash Flow, a date on or before the date that is twelve months after the date such Excess Cash Flow would have so required to be applied to prepayments pursuant to Section 2.5(b)(i) unless previously repatriated in which case such repatriated Excess Cash Flow shall have been promptly applied to the repayment of the Term Loans pursuant to Section 2.5(b)(i)), (x) the Borrower applies an amount equal to such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Covenant Entity that is a Foreign Subsidiary of the Borrower, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or Excess Cash Flow are applied to the repayment of Indebtedness of a Covenant Entity that is a Foreign Subsidiary of the Borrower or, in the case of such Net Cash Proceeds, by such Covenant Entity that is a Foreign Subsidiary of the Borrower to make Investments.

(c)         If for any reason the Total Revolving Credit Outstandings at any time exceed the aggregate Revolving Credit Commitments then in effect, the Borrower shall immediately prepay Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.5(c) unless after the prepayment in full of the Revolving Credit Loans, Swing Line Loans and L/C Borrowings, the Total Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments then in effect. All amounts required to be paid pursuant to this Section 2.5(c) shall be applied first, ratably to the L/C Borrowings and the Swing Line Loans, second, ratably to the outstanding Revolving Credit Loans, and third, to Cash Collateralize the remaining L/C Obligations. Within the parameters of the applications set forth in the foregoing sentence, such prepayments shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. No prepayment under this Section 2.5(c) shall result in a mandatory reduction of Revolving Credit Commitments.

(d)         Anything contained in Section 2.5(b) to the contrary notwithstanding, (i) if, following the occurrence of any “Asset Disposition” (as such term is defined in any Indenture Documentation, or any similar concept in any Indenture Documentation) by any Covenant Entity or any of its Subsidiaries, the Borrower is required to commit by a particular date (a “Commitment Date”) to apply or cause its Subsidiaries to apply an amount equal to any of the “Excess Proceeds” (as defined in any Indenture Documentation, or any similar concept in any Indenture Documentation) thereof in a particular manner, or to apply by a particular date (an “Application Date”) an amount equal to any such “Excess Proceeds” in a particular manner, in either case in order to excuse the Borrower from being required to make an “Asset Disposition Offer” (as defined in any Indenture Documentation, or any similar concept in any Indenture Documentation) in connection with such “Asset Disposition,” and the Borrower shall have failed to so commit or to so apply an amount equal to such “Excess Proceeds” at least 60 days before the applicable Commitment Date or Application Date, as the case may be, or (ii) if the Borrower at any other time shall have failed to apply or commit or cause to be applied an amount equal to any such “Excess Proceeds,” and, within 60 days thereafter assuming no further application or commitment of an amount equal to such “Excess Proceeds” the Borrower would otherwise be required to make an “Asset Disposition Offer” in respect thereof, then in either such case the Borrower shall immediately pay or cause to be paid to the Administrative Agent an amount equal to such “Excess Proceeds” to be applied to the payment of the Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations in the manner set forth in Section 2.5(b) in such amounts as shall excuse the Borrower from making any such “Asset Disposition Offer.”

(e)         Discounted Voluntary Prepayments.

(i)         Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.8) or any other Loan Document, the Borrower shall have the right at any time and from time to time to prepay Term Loans to the Lenders thereof at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.5(e); provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment unless the Discounted Purchase Revolver Usage Conditions shall be satisfied, (B) any Discounted Voluntary Prepayment hereunder must be offered to all relevant Term Lenders on a pro rata basis and must be offered simultaneously on a pro rata basis with a “Discounted Voluntary Prepayment” as defined in the Credit Agreement, as applicable on a pro rata basis, (C) no Default shall have occurred and be continuing or would result from such Discounted Voluntary Prepayment, (D) no more than one Discounted Prepayment Option Notice shall be issued and pending at any one time, (E) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans prepaid pursuant to this Section 2.5(e) shall not exceed 25% of the original issuance amount (calculated on the face amount thereof) of the Class of Term Loans being prepaid and (F) the Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Borrower (1) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.5(e) has been satisfied and (2) specifying the aggregate principal amount of Term Loans to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii)         To the extent the Borrower seeks to make a Discounted Voluntary Prepayment, the Borrower will provide written notice to the Auction Manager substantially in the form of Exhibit F hereto (each, a “Discounted Prepayment Option Notice”) that the Borrower desires to prepay any one or more designated Classes of Term Loans in an aggregate principal amount specified therein by the Borrower (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrower with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days following the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii)         Upon receipt of a Discounted Prepayment Option Notice, the Auction Manager shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit G hereto (each, a “Lender Participation Notice”) to the Auction Manager (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Auction Manager, in consultation with the Borrower, shall determine the applicable discount for such Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (1) the percentage specified by the Borrower if the Borrower has selected a single percentage pursuant to Section 2.5(e)(ii) for the Discounted Voluntary Prepayment or (2) otherwise, the highest Acceptable Discount at which the Borrower can pay the Proposed Discounted Prepayment Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv)         The Borrower shall make a Discounted Voluntary Prepayment by prepaying those Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that, if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrower shall prepay all Qualifying Loans.

(v)         Subject to satisfaction of the conditions in Section 2.5(e)(i), each Discounted Voluntary Prepayment shall be made within five Business Days of the Acceptance Date (or such later date as the Administrative Agent and Auction Manager shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.5), upon irrevocable notice substantially in the form of Exhibit H hereto (each, a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., three Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Auction Manager shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, subject to satisfaction of the conditions in Section 2.5(e)(i), the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. Upon consummation of each Discounted Voluntary Prepayment, any such Term Loans so prepaid shall be immediately cancelled and the par principal amount of such Term Loans so prepaid shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi)         To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to reasonable procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.5(e)(iii) above) established by the Administrative Agent, the Auction Manager and the Borrower.

(vii)         Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Auction Manager, the Borrower may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.

(viii)         Nothing in this Section 2.5(e) shall (A) require the Borrower to undertake any Discounted Voluntary Prepayment, (B) require any Lender to submit a Lender Participation Notice or (C) limit or restrict the Borrower from making voluntary prepayments of Term Loans in accordance with Section 2.5(a).

(ix)         The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article 9 and Section 10.4 to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Discounted Voluntary Prepayment.

(f)         Interest, Funding Losses, Etc. All prepayments under this Section 2.5 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan pursuant to Section 3.5.

Notwithstanding any of the other provisions of this Section 2.5, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under this Section 2.5, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.5 in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.5. Such deposit shall constitute cash collateral for the Term SOFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.5.

(g)         Application of Mandatory Repayments. Repayments under clauses (i), (ii) and (iii) of Section 2.5(b) shall be applied first, pro rata (in the case of clause (i), as set forth therein and in the related defined terms, including ECF Prepayment Share) to the principal of the Term D Loans and the Term F Loans (applied to reduce the next four scheduled principal installments of such Term Loans in direct order of maturity, then to the remaining scheduled principal installments on a pro rata basis (other than the payment of principal due on the Maturity Date of the applicable Term Loan) and then to the payment of principal due on the Maturity Date of the applicable Term Loan) and, second pro rata to the outstanding principal amount of the Revolving Credit Loans and Swing Line Loans (in each case without a reduction in the related Commitments). Accrued interest on the principal amount of the Loans being repaid pursuant to clauses (i), (ii) and (iii) of Section 2.5(b) to the date of such repayment (together with any additional amount owing under Section 2.3(b)) will be paid by the Borrower concurrently with such principal repayment. Notwithstanding the foregoing, (A) in connection with any repayment pursuant to Section 2.5(b)(ii), if any Permitted Refinancing is secured by a pari passu Lien on any Collateral, then the Borrower may, to the extent required pursuant to the documentation governing such Permitted Refinancing, prepay Term Loans, and prepay or purchase, as applicable, such Permitted Refinancing on a pro rata basis in accordance with the respective outstanding principal amounts of the Term Loans and Permitted Refinancing, as applicable, as of the time of the applicable Net Cash Proceeds and (B) in connection with any repayment pursuant to Section 2.5(b)(iii) with the Net Cash Proceeds from any incurrence of Refinancing Term Loans or Indebtedness pursuant to Section 7.2(t)(i), such Net Cash Proceeds shall be applied solely to the Indebtedness to be refinanced by such Refinanced Term Loans or Indebtedness specified in the applicable documentation governing such Refinancing Term Loans or Indebtedness for such Refinancing Term Loans or Indebtedness.

Section 2.6         Termination or Reduction of Commitments; Re-Allocation of Revolving Credit Commitments.

(a)         Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent not later than 10:00 a.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, and (iv) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Borrower. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities and Incremental Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b)         Mandatory. The Revolving Credit Commitments (other than any Extended Revolving Credit Commitments) shall terminate on the applicable Maturity Date. The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto. If the Borrower obtains any Refinancing Revolving Credit Commitments, the Borrower shall, concurrently with the receipt thereof, terminate Revolving Credit Commitments in an equivalent amount.

(c)         Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, or the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.6. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.6). All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

Section 2.7         Evidence of Debt.

(a)         The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)         In addition to the accounts and records referred to in subsection (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of demonstrable error.

Section 2.8         Sharing of Payments by Lenders. If, other than as expressly provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment on account of Loans made by it or the participations in L/C Obligations and Swing Line Loans held by it resulting in such Lender receiving payment greater than its pro rata share (or other share contemplated hereunder) thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, L/C Obligations or Swing Line Loans, as applicable, and owing them; provided that:

(i)         if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)         the provisions of this Section 2.8 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.15, (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant in accordance with the terms of Section 10.6 or (D) any reallocation in accordance with the terms of Section 10.20.

Each Loan Party and each Restricted Subsidiary of a Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party or such Restricted Subsidiary of a Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party or such Restricted Subsidiary of a Loan Party in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.8 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.8 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For purposes of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.8 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.

Notwithstanding the foregoing, in the event of any conflict between this Section 2.8 and Section 2.19 with respect to the Term D Loans or the Term F Loans and the Term D Lenders or the Term F Lenders (including, for the avoidance of doubt, with respect to any interaction between such Term Loans or Term Lenders and any other Loans or Commitments or Lenders under this Agreement), Section 2.19 shall control.

Section 2.9          Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.13:

(a)         Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) equal to the Applicable Rate with respect to Commitment Fees on the actual daily amount by which the aggregate Revolving Credit Commitments exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations (disregarding Swing Line Loans for the purpose of such calculation), subject to adjustment as provided in Section 2.16. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be considered usage of the Revolving Credit Facility for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article 4 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the last day of the Availability Period for the Revolving Credit Facility. The Commitment Fee shall be calculated quarterly in arrears.

(b)         Other Fees.

(i)         The Borrower shall pay to the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Agency Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).

(ii)         The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Lender).

Section 2.10         Computation of Interest and Fees.

(a)         All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 days or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid, provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)         If, as a result of any restatement of or other adjustment to the financial statements of the Covenant Entities, the Borrower or the Lenders determine that (i) the Consolidated First Lien Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated First Lien Net Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Revolving Credit Lenders and the applicable Term Lenders promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent or any Lender, as the case may be, under Section 2.3(b) or under Article 8. The Borrower’s obligations under this paragraph shall survive for a period of one year following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder. Any additional interest or fees under this Section 2.10(b) shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest or fees as a result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand.

Section 2.11         Repayment of Loans.

(a)         Term Loans.

(i)         The Borrower shall, on the last day of each fiscal quarter, commencing March 31, 2022, repay the outstanding principal amount of the Term D Loan in consecutive quarterly principal installments in an amount that is equal to $3,750,000 for each such quarter (in each case as such installments shall be adjusted, if applicable, to give effect to any prepayments as set forth herein); provided that it is understood that as of the Sixth Amendment Effective Date all such installments prior to the Term D Loan Maturity Date were reduced to zero prior to the Sixth Amendment Effective Date. The final principal repayment installment of the Term D Loan shall be repaid on the Term D Loan Maturity Date in an amount equal to the aggregate principal amount of all Term D Loan outstanding on such date.

(ii)         The Borrower shall, on the last day of each fiscal quarter, commencing September 30, 2024, repay the outstanding principal amount of the Term F Loan in consecutive quarterly principal installments in an amount that is equal to $1,250,000 for each such quarter (in each case as such installments shall be adjusted, if applicable, to give effect to any prepayments as set forth herein); provided that it is understood that as of the Sixth Amendment Effective Date all such installments prior to the Term F Loan Maturity Date were reduced to zero prior to the Sixth Amendment Effective Date. The final principal repayment installment of the Term F Loan shall be repaid on the Term F Loan Maturity Date in an amount equal to the aggregate principal amount of all Term F Loan outstanding on such date.

(b)         Revolving Credit Loans. The Revolving Credit Loans shall be due and payable, and the Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders, on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c)         Swing Line Loans. Each Swing Line Loan shall be due and payable, and the Borrower shall repay each Swing Line Loan, on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.

(d)         Obligations. All other Obligations that are due and payable under the Security Documents and to the Administrative Agent, but remaining outstanding and unpaid shall be due and payable on the latest maturity date for the Term Loans, any Loans under Incremental Facilities or Extensions, as applicable.

(i)         Term D Loan Maturity Date. In addition to the foregoing, a final payment of the Term D Loan, together with accrued interest and fees with respect thereto, shall be due and payable on the Term D Loan Maturity Date.

(ii)         Term F Loan Maturity Date. In addition to the foregoing, a final payment of the Term F Loan, together with accrued interest and fees with respect thereto, shall be due and payable on the Term F Loan Maturity Date.

Section 2.12         Payments Generally; Administrative Agent’s Clawback.

(a)         General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 1:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility or relevant Incremental Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on, or principal, of Term SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b)         (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.2) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)         Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the relevant Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or such Issuing Bank, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the applicable Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)         Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)         Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.4(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.4(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.4(c).

(e)         Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)         Insufficient Funds. Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent, the Issuing Banks, the Swing Line Lender and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent in the order of priority set forth in Section 8.4. If the Administrative Agent receives funds from, or on behalf of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

Section 2.13         Letters of Credit.

(a)         The Letter of Credit Commitment.

(i)         Subject to the terms and conditions set forth herein, (A) each Issuing Bank agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.13, (1) from time to time on any Business Day during the period from the Restatement Effective Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower and its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit, and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued under this Agreement; provided that (a) after giving effect to any L/C Credit Extension with respect to any Letter of Credit, the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, and (b) no Issuing Bank shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit if after giving effect to such L/C Credit Extension, (x) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Revolving Credit Lender’s Revolving Credit Commitment or (y) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)         An Issuing Bank shall not issue any Letter of Credit if:

(i)         subject to Section 2.13(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Revolving Credit Lenders have approved such expiry date; or

(ii)         subject to Section 2.13(b)(iii), the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (x) all the Revolving Credit Lenders and such Issuing Bank have approved such expiry date or (y) the Borrower has entered into arrangements reasonably satisfactory to the relevant Issuing Bank to Cash Collateralize the Outstanding Amount of such L/C Obligations or backstop such Letter of Credit on the later of (I) the date of issuance of such Letter of Credit and (II) the 30th day prior to the Letter of Credit Expiration Date.

(iii)         An Issuing Bank shall not be under any obligation to issue any Letter of Credit if:

(i)         any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated for hereunder) not in effect on the Restatement Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Restatement Effective Date and which such Issuing Bank is not otherwise compensated for hereunder and in good faith deems material to it;

(ii)         the issuance of the Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(iii)         except as otherwise agreed by the Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $20,000;

(iv)         the Letter of Credit is to be denominated in a currency other than Dollars;

(v)         any Revolving Credit Lender is at that time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s Fronting Exposure (after giving effect to Section 2.16(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Bank has Fronting Exposure, as it may elect in its sole discretion; or

(vi)         the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv)         An Issuing Bank shall not amend any Letter of Credit if such Issuing Bank would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v)         An Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi)         An Issuing Bank shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article 9 included such Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Bank.

(b)         Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)         Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to an Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such Issuing Bank, by personal delivery or by any other means acceptable to such Issuing Bank. Such Letter of Credit Application must be received by the relevant Issuing Bank and the Administrative Agent not later than 10:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the relevant Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, (G) the purpose and nature of the requested Letter of Credit, and (H) such other matters as the relevant Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant Issuing Bank (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business Day), (3) the nature of the proposed amendment, and (4) such other matters as the relevant Issuing Bank may reasonably require. Additionally, the Borrower shall furnish to the relevant Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the relevant Issuing Bank or the Administrative Agent may reasonably require.

(ii)         Promptly after receipt of any Letter of Credit Application, the relevant Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the relevant Issuing Bank has received written notice from the Administrative Agent, any Revolving Credit Lender or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article 4 shall not have been satisfied, then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii)         If the Borrower so requests in any applicable Letter of Credit Application, the relevant Issuing Bank shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant Issuing Bank to prevent any such renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant Issuing Bank, the Borrower shall not be required to make a specific request to the relevant Issuing Bank for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the relevant Issuing Bank to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (unless the Borrower has entered into arrangements reasonably satisfactory to the relevant Issuing Bank to Cash Collateralize the Outstanding Amount of such L/C Obligations or backstop such Letter of Credit on the later of (I) the date of issuance of such Letter of Credit and (II) the 30th day prior to the Letter of Credit Expiration Date (each such Letter of Credit, an “Extended Letter of Credit”)); provided, however, that the relevant Issuing Bank shall not permit any such renewal if (A) the relevant Issuing Bank has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.13(a) or otherwise), or (B) it has received notice (which may be by telephone followed promptly in writing) on or before the day that is seven Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions specified in Section 4.1 is not then satisfied, and in each such case directing the relevant Issuing Bank not to permit such renewal.

(iv)         Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)         Drawings and Reimbursements; Funding of Participations.

(i)         Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant Issuing Bank shall notify promptly the Borrower and the Administrative Agent thereof. Not later than 10:00 a.m. on the Business Day immediately following the Business Day on which the Borrower shall have received notice of any Honor Date (or, if the Borrower shall have received such notice later than 10:00 a.m. on any Business Day, on the second succeeding Business Day) (each such date, a “Borrower Honor Date”), the Borrower shall reimburse such Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing on such Honor Date plus interest accruing at the Base Rate from the Honor Date to the date of reimbursement by the Borrower on the Borrower Honor Date. If the Borrower fails to so reimburse such Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Borrower Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.2 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders, and subject to the conditions set forth in Section 4.1(c). Any notice given by an Issuing Bank or the Administrative Agent pursuant to this Section 2.13(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)         Each Revolving Credit Lender (including any such Lender acting as an Issuing Bank) shall upon any notice pursuant to Section 2.13(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the relevant Issuing Bank at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount in respect of a Letter of Credit not later than 12:00 noon on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.13(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the relevant Issuing Bank.

(iii)         With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.1 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the relevant Issuing Bank an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the relevant Issuing Bank pursuant to Section 2.13(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.13.

(iv)         Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.13(c) to reimburse the relevant Issuing Bank for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the relevant Issuing Bank.

(v)         Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an Issuing Bank for amounts drawn under Letters of Credit, as contemplated by this Section 2.13(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant Issuing Bank, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.13(c) is subject to the conditions set forth in Section 4.1 (other than delivery by the Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the relevant Issuing Bank for the amount of any payment made by such Issuing Bank under any Letter of Credit, together with interest as provided herein.

(vi)         If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant Issuing Bank any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.13(c) by the time specified in Section 2.13(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Bank shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the applicable Overnight Rate then in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the relevant Issuing Bank submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent demonstrable error.

(d)         Repayment of Participations.

(i)         At any time after an Issuing Bank has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.13(c), if the Administrative Agent receives for the account of such Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)         (If any payment received by the Administrative Agent for the account of an Issuing Bank pursuant to Section 2.13(c)(i) is required to be returned under any of the circumstances described in Section 10.5 (including pursuant to any settlement entered into by such Issuing Bank in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such Issuing Bank its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)         Obligations Absolute. The obligation of the Borrower to reimburse the relevant Issuing Bank for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)         any lack of validity or enforceability of such Letter of Credit, this Agreement, any other Loan Document or any other agreement or instrument relating to any of the foregoing;

(ii)         the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)         any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)         waiver by the relevant Issuing Bank of any requirement that exists for the Issuing Bank’s protection and not the protection of the Borrower or any waiver by the Issuing Bank which does not in fact prejudice the Borrower in any respect;

(v)         honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi)         any payment made by the relevant Issuing Bank in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC or the ISP, only to the extent such Letter of Credit specifies that Rule 3.14 of the ISP applies to it;

(vii)         any payment by the relevant Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the relevant Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)         any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from any of the Guaranties or any other Guarantee, for all or any of the Obligations of any Loan Party or any Restricted Subsidiary of a Loan Party in respect of such Letter of Credit; or

(ix)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary;

provided that the foregoing shall not excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Borrower to the extent permitted by applicable Law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the relevant Issuing Bank and its correspondents unless such notice is given as aforesaid.

(f)         Role of Issuing Banks. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the relevant Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of any Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Credit Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable decision), or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective Related Parties nor any correspondents, participants or assignees of any Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.13(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence or such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (in each case as determined by a court of competent jurisdiction in a final non-appealable decision). In furtherance and not in limitation of the foregoing, each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g)         Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by the relevant Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Letter of Credit (other than Rule 3.14, unless expressly specified in a Letter of Credit that it will apply). Notwithstanding the foregoing, no Issuing Bank shall be responsible to the Borrower for, and each Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of such Issuing Bank required under any Law, order, or practice that is required to be applied to any Letter of Credit or this Agreement under any Law, including the Law or any order of a jurisdiction where such Issuing Bank or the beneficiary is located, the practice stated in the ISP.

(h)         Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with, subject to Section 2.16, its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily maximum amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i)         Fronting Fee and Documentary and Processing Charges Payable to Issuing Banks. The Borrower shall pay directly to each Issuing Bank for its own account a fronting fee (a “Fronting Fee”) with respect to each Letter of Credit issued by it, at the rate per annum equal to 0.125% computed on the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. In addition, the Borrower shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten Business Days of demand and are nonrefundable.

(j)         Conflict with Issuer Documents. Notwithstanding anything else to the contrary in any Issuer Document, in the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k)         Addition of an Issuing Bank. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional Issuing Bank hereunder pursuant to a written agreement among the Borrower, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional Issuing Bank.

(l)         Provisions Related to Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Credit Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to Section 2.13(d)) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.15. If, for any reason, such Cash Collateral is not provided or the reallocation does not occur, the Revolving Credit Lenders under the maturing tranche shall continue to be responsible for their participating interests in the Letters of Credit. Except to the extent of reallocations of participations pursuant to clause (i) of the second preceding sentence, the occurrence of a maturity date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such maturity date. Commencing with the maturity date of any tranche of Revolving Credit Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

(m)         Letters of Credit Issued for Subsidiaries of the Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the applicable Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiaries of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(n)         Reporting. Each Issuing Bank shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such Issuing Bank; provided that in no event shall such reports be furnished at less than weekly intervals.

Section 2.14         Incremental Credit Extensions.

(a)         At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more tranches of Term A Loans (“Incremental Term A Loans”) or Term B Loans (“Incremental Term B Loans” and, together with the Incremental Term A Loans, “Incremental Term Loans”), one or more increases in any Class of Term Loans or Incremental Term Loans (the “Incremental Term Loan Increases”), one or more additional revolving credit facility tranches (the “Incremental Revolving Facilities”) or one or more increases in the Revolving Credit Commitments (the “Incremental Revolving Credit Commitments”; together with the Incremental Term Loans, the Incremental Term Loan Increases and the Incremental Revolving Facilities, the “Incremental Facilities”); provided that (x) the aggregate principal amount of Incremental Facilities (other than Refinancing Revolving Credit Commitments and Refinancing Term Loans) on any date Indebtedness thereunder is first incurred will not exceed an amount equal to the Permitted Incremental Amount and (y) with respect to Refinancing Revolving Credit Commitments and Refinancing Term Loans, the principal amount of such Refinancing Revolving Credit Commitments or Refinancing Term Loans, as applicable, does not exceed the principal amount of the Revolving Credit Facility or Term Loans so refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing.

(b)         The Incremental Facilities are subject to the following terms and conditions:

(i)         each Incremental Facility will not be Guaranteed by any Person other than the Guarantors hereunder and, to the extent secured, will not be secured by any assets other than the Collateral;

(ii)         no existing Lender will be required to participate in any such Incremental Facility without its consent;

(iii)         all representations and warranties set forth in Article 5 shall be true and correct in all material respects on and as of the date of the incurrence of the Incremental Facilities except any representations and warranties which expressly relate to a given date or period shall only be required to be true and correct in all material respects as of the respective date or for the respective period, as the case may be; provided that in connection with any Limited Condition Acquisition, (A) the Lenders providing such Incremental Facilities may elect to waive the requirement to make the representations and warranties set forth in Article 5 as required by the foregoing and (B) such representations and warranties will be subject to customary “SunGard” and “certain funds” conditionality;

(iv)         immediately prior to and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; provided that in the case of a Limited Condition Acquisition, at the Borrower’s option, such Default may be tested in accordance with Section 1.8;

(v)         the maturity date of any Incremental Term A Loans (including any Refinancing Term Loans, but excluding an Asset Sale Bridge Facility) shall be no earlier than the Maturity Date of any then-existing Term A Loans and the Weighted Average Life to Maturity of such Incremental Term A Loans (excluding an Asset Sale Bridge Facility) shall be not shorter than the Weighted Average Life to Maturity of any then-existing Term A Loans;

(vi)         in the case of Incremental Revolving Credit Commitments, (A) the maturity date of such Incremental Revolving Credit Commitments shall be the same as the Maturity Date of the Revolving Credit Facility, (B) such Incremental Revolving Credit Commitments shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility and (C) the Incremental Revolving Credit Commitments shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Facility;

(vii)         in the case of an Incremental Revolving Facility, (A) the maturity date of such Incremental Revolving Facility shall be no earlier than the Maturity Date of the Revolving Credit Facility, (B) such Incremental Revolving Facility shall require no scheduled amortization or mandatory commitment reduction prior to the Maturity Date of the Revolving Credit Facility, (C) the Incremental Revolving Facility shall be on substantially the same terms and pursuant to substantially the same documentation applicable to the Revolving Credit Facility, and (D) borrowings and repayments under the Incremental Revolving Facility shall be made on a pro rata basis with the Revolving Credit Facility;

(viii)         the interest rate margins, prepayment premiums, call protection, the maturity date of any Incremental Term Loans (subject to clause (v) above) and (subject to clauses (v) and (vii) above, as appropriate) amortization schedule applicable to any Incremental Term Loans or Incremental Revolving Facilities shall be determined by the Borrower and the lenders thereunder;

(ix)         (A) any Incremental Term A Loans (other than an Asset Sale Bridge Facility), for purposes of mandatory prepayments, shall be treated no more favorably than any then-existing Term A Loans and (B) with respect to Incremental Term A Loans constituting an Asset Sale Bridge Facility, such Incremental Term A Loans shall not be subject to mandatory prepayments set forth in Section 2.5(b)(i) or (ii), except such Incremental Term A Loans may be mandatorily prepaid, on a dollar-for-dollar basis, with the cash proceeds received from the applicable Asset Sale Bridge Financed Divestitures prior to the application of such cash proceeds to prepay any other Term Loans;

(x)         any Incremental Term B Loans, for purposes of mandatory prepayments, shall be treated no more favorably than the Term F Loans (for so long as any Term F Loans are outstanding);

(xi)         any Incremental Term Loans or any Incremental Revolving Facility (other than Refinancing Term Loans and Refinancing Revolving Credit Commitments) shall be on terms and pursuant to documentation to be determined and shall be subject to an Intercreditor Agreement (if applicable); provided that, to the extent such terms and documentation are not consistent with the Term Loans then in existence or the Revolving Credit Facility, as the case may be (except to the extent permitted by clauses (v), (vii), (viii), (ix) and (x) above or that apply only after the Maturity Date of the applicable Term Loans or the Revolving Credit Facility, as the case may be), they shall be reasonably satisfactory to the Administrative Agent (it being understood that any terms and conditions that are more restrictive than the terms applicable to the Term Loans or the Revolving Credit Facility shall be deemed reasonably satisfactory to the Administrative Agent so long as the Lenders under the applicable Term Loans or the Revolving Credit Facility receive the benefit of such terms or conditions through the addition to this Agreement (which shall not require the consent of any existing Lenders)); provided further that, in the case of any Refinancing Term Loans and Refinancing Revolving Credit Commitments, (A) the terms and conditions of such Incremental Term Loans and Incremental Revolving Facility (excluding pricing, call protection and optional prepayment or redemption terms) reflect market terms on the date of incurrence as reasonably determined by the Borrower, (B) such Incremental Term Loans or Incremental Revolving Facility shall be subject to an Intercreditor Agreement (if applicable) and (C) such Incremental Term Loans or Incremental Revolving Facility shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially tighter than (or in addition to) those contained in this Agreement (except for covenants applicable only to the period after the Maturity Date of the applicable Term Loans); and

(xii)         each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than (A) $25,000,000 in the case of any Incremental Term Loans or Incremental Term Loan Increases or (B) $10,000,000 in the case of any Incremental Revolving Facilities or Incremental Revolving Credit Commitments; provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.

(c)         Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans, Incremental Term Loan Increases, Incremental Revolving Facilities and/or Incremental Revolving Credit Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to provide the applicable Incremental Facility shall be an Eligible Assignee that is reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender and the Administrative Agent. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. The proceeds of any Incremental Term Loans and Incremental Term Loan Increases will be used only for general corporate purposes (including Permitted Acquisitions). Upon each increase in the Aggregate Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Commitment. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

Section 2.15         Cash Collateral.

(a)         Certain Credit Support Events. Upon the request of the Administrative Agent or the relevant Issuing Bank, if (i) any Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding unless the Borrower has entered into arrangements reasonably satisfactory to the relevant Issuing Bank to Cash Collateralize the Outstanding Amount of such L/C Obligations or backstop such Letter of Credit in accordance with Section 2.13(a)(ii), the Borrower shall (A) in the case of clause (i) above, immediately Cash Collateralize the amount of the unreimbursed drawing of such Letter of Credit resulting in such L/C Borrowing and (B) in the case of clause (ii) above, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. If the Borrower shall be required to provide Cash Collateral pursuant to Section 8.2(c), the Borrower shall (subject to the request or consent of the Required Lenders as provided in Section 8.2), immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. In addition, if the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then within two Business Days after receipt of such notice, the Borrower shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent, an Issuing Bank or the Swing Line Lender, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.16(a)(iv) and any Cash Collateral provided by the Defaulting Lender). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the relevant Issuing Bank.

(b)         Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.15(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a Cash Collateral Account. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)         Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.15 or Section 2.13, 2.4, 2.5, 2.16 or 8.2 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)         Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.6(b)(vi))) or (ii) the good faith determination by the Administrative Agent, the Issuing Banks and the Swing Line Lender that there exists excess Cash Collateral; provided, however, (A) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of any Default (and following application as provided in this Section 2.15 may otherwise be applied in accordance with Section 8.4), (B) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (C) the Person providing Cash Collateral and the Issuing Banks or the Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. To the extent that the amount of any Cash Collateral exceeds the aggregate amount of Fronting Exposure or other obligations giving rise thereto plus costs incidental thereto, and so long as no Default or Event of Default has occurred and is continuing, the excess shall be refunded to the Person that provided such Cash Collateral.

Section 2.16         Defaulting Lenders.

(a)         Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)         Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders,” “Required Revolving Credit Lenders,” “Required Term Lenders” of an applicable Class, “Required Term D Lenders,” “Required Term F Lenders” and Section 10.1.

(ii)         Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.8 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank or Swing Line Lender hereunder; third, at the request of the Administrative Agent or the relevant Issuing Bank or Swing Line Lender, to Cash Collateralize the Issuing Bank’s or Swing Line Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, (B) Cash Collateralize any Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15 and (C) Cash Collateralize the Swing Line Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Swing Line Loans under this Agreement, in accordance with Section 2.15; sixth, to the payment of any amounts owing to the Lenders, any Issuing Bank or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if (1) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.1 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.16(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.16(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)         Certain Fees.

(i)         No Defaulting Lender shall be entitled to receive any fee payable under Section 2.9(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(ii)         Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Credit Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15.

(iii)         With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (1) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the applicable Issuing Bank and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or the Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)         Reallocation of Applicable Revolving Credit Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be re-allocated among the non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.25, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(v)         Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (B) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.15.

(b)         Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swing Line Lender and each relevant Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Revolving Credit Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.16(a)(iv)), whereupon such Revolving Credit Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided further that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from a Defaulting Lender to a Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17         Extensions of Term Loans and Revolving Credit Commitments.

(a)         Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any tranche of Term Loans with a like maturity date or Revolving Credit Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Credit Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s relevant tranche of Term Loans and/or Revolving Credit Commitments and otherwise modify the terms of such tranche of Term Loans and/or Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Credit Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension,” and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a “tranche”; any Extended Term Loans (as defined below) shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were converted, and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate tranche of Revolving Credit Commitments from the tranche of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied: (i) [Reserved], (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment (an “Extending Revolving Credit Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Credit Commitments (and related outstandings); provided that (A) subject to the provisions of Sections 2.13(l) and 2.4(g) to the extent dealing with Swing Line Loans and Letters of Credit which mature or expire after a maturity date when there exist Extended Revolving Credit Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated in on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their Applicable Revolving Credit Percentages (and except as provided in Sections 2.13(l) and 2.4(g), without giving effect to changes thereto on an earlier maturity date with respect to Swing Line Loans and Letters of Credit theretofore incurred or issued) and all borrowings under Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (1) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (2) repayments required upon the maturity date of the non-extending Revolving Credit Commitments) and (B) at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v) and (vi), be determined between the Borrower and the applicable Lenders and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the tranche of Term Loans subject to such Extension Offer until the maturity of such Term Loans, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the then latest Maturity Date of any Term Loans under the tranche of Term Loans extended thereby and the amortization schedule of the Extended Term Loans (prior to the Maturity Date of the Term Loans extended thereby) may not be increased compared to the amortization schedule of the Term Loans extended thereby pursuant to Section 2.7(a), (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Credit Commitments, as the case may be, in respect of which Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Credit Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Credit Loans, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing, (ix) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower, (x) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent and (xi) an extension comparable to each such Extension has been consummated (or will be concurrently consummated) with respect to the Loans of the same Class under each of the Credit Agreement.

(b)         With respect to all Extensions consummated by the Borrower pursuant to this subsection, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.5 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (A) the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable tranches be tendered and (B) no tranche of Extended Term Loans shall be in an amount of less than $20,000,000 (or, if less, the then aggregate outstanding amount of the Term Loans) (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this subsection (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer). No provision of this Agreement (including, without limitation, Sections 2.5, 2.12, 2.8 and 10.1) or any other Loan Document, shall operate to prohibit any such Extension or any other transaction contemplated by this Section 2.17.

(c)         No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof). Each Lender may, but is not obligated to, extend the maturity date of each such Lender’s Term Loans and/or Revolving Credit Commitments. With respect to any Extension of the Revolving Credit Commitments, if the consent of (i) an Issuing Bank is not obtained, such Issuing Bank’s commitment to issue Letters of Credit in accordance with Section 2.13 shall terminate on the Maturity Date for the Revolving Credit Facility and (ii) the Swing Line Lender is not obtained, the Swing Line Lender’s commitment to extend Swing Line Loans in accordance with Section 2.4 shall terminate on the Maturity Date for the Revolving Credit Facility. All Extended Term Loans, all Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this subsection.

(d)         In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section.

Section 2.18         Permitted Debt Exchanges of Term B Loans.

(a)         Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders with outstanding Term Loans of a particular Class constituting Term B Loans (other than the Term D Loans and the Term F Loans) (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)), the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i)         each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Term Lenders of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or not a “U.S. person” (as defined in Rule 902 under the Securities Act));

(ii)         the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred in connection with such Permitted Debt Exchange;

(iii)         the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest Maturity Date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv)         such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term Loans being exchanged and such Permitted Debt Exchange Notes shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans (other than in the form of customary change of control offers or any “AHYDO” catchup payments), provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;

(v)         no Restricted Subsidiary of a Loan Party or any Covenant Entity is a guarantor or borrower with respect to such Indebtedness unless such Restricted Subsidiary or Covenant Entity is or substantially concurrently with the closing of such Permitted Debt Exchange becomes a Loan Party;

(vi)         if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall have entered into an Intercreditor Agreement with the Administrative Agent;

(vii)         the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance; provided that, if such Permitted Debt Exchange Notes contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, in which case any requirement to so comply shall not require the consent of any Lender or Agent hereunder);

(viii)         all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and, if not added to the principal amount of the Permitted Debt Exchange Notes, accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix)         if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x)         all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent;

(xi)         any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower; and

(xii)         notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Term Loans exchanged pursuant to any Permitted Debt Exchange Offer.

(b)         With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.18, such Permitted Debt Exchange Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. No provision of this Agreement (including, without limitation, Sections 2.5, 2.12, 2.8 and 10.1) or any other Loan Document, shall operate to prohibit any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.18.

(c)         In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.18; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d)         The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

(e)         Upon completion of a Permitted Debt Exchange, the Revolving Credit Commitments may be reallocated ratably among the Lenders of the same Class.

Section 2.19         Pro Rata Treatment.

(a)         Advances. Each advance under the Revolving Credit Commitment from the Lenders hereunder made on or after the Restatement Effective Date shall be made pro rata on the basis of the Applicable Percentage of the respective Revolving Credit Commitments of the Revolving Credit Lenders.

(b)         Payments. Except as provided in Section 2.18 or Section 10.6(h), each payment and prepayment of principal of the Loans and each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding immediately prior to such payment or prepayment.

(c)         Adjustments. If any Term D Lender or Term F Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Term D Lender or Term F Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Term D Lender or Term F Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)         if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)         the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including, without limitation, Section 2.19 or Section 10.6(h) hereof), (y) the application of Cash Collateral provided for in Sections 2.13 or 2.15 or (z) any payment obtained by a Term D Lender or Term F Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swing Line Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower and each Subsidiary consent to the foregoing and agree, to the extent they may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower and each Subsidiary rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower and each Subsidiary in the amount of such participation. For purposes of clause (b)(i) of the definition of “Excluded Taxes,” a participation acquired pursuant to this Section 2.19 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.

ARTICLE 3
TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.1         Taxes.

(a)         Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any Obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any Withholding Agent is required by any applicable Laws (as determined in the good faith discretion of the an applicable Withholding Agent) to withhold or deduct any Taxes from any payment by or on account of any Obligation of a Loan Party under any Loan Document, then (A) such Withholding Agent shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.1) each applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. If the applicable Withholding Agent in respect of an Indemnified Tax or Other Tax is a Person other than a Loan Party or Administrative Agent (e.g., a Lender), the additional amounts required to be paid by a Loan Party under this Section 3.1(a) in respect of such Tax shall not be greater than the additional amounts such Loan Party would have been obligated to pay if such Loan Party had made payment of such sum directly to the applicable beneficial owner of such payment; provided, further, that such Tax would not have been an Excluded Tax had such beneficial owner been a Lender hereunder and had complied with the provisions of Section 3.1(e).

(b)         Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)         Tax Indemnification. Without duplication of their obligations under Section 3.1(a) or (b), each of the Loan Parties shall, and does hereby, jointly and severally, indemnify each Recipient, and shall make payment in respect thereof within ten days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)         Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.1, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.

(e)         Status of Lenders; Tax Documentation.

(i)         Any Lender that is eligible for an exemption from or reduction of withholding Tax with respect to any payment made under any Loan Document shall deliver to the Borrower and to the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (i)(A), (i)(B) and (i)(D) of this Section 3.1(e)) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly completed and executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly completed and executed originals of whichever of the following is applicable:

(I)         in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or W-8BEN-E (or any successor forms), as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;

(II)         IRS Form W-8ECI (or any successor forms);

(III)         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payment under any Loan Document is effectively connected with the Foreign Lender’s conduct of a trade or business in the United States (a “U.S. Tax Compliance Certificate”) and (y) IRS Form W 8BEN or W-8BEN-E (or any successor forms), as applicable; or

(IV)         to the extent a Foreign Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and/or indirect partner(s);

(C) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subclause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii)         Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.1 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so. Notwithstanding anything to the contrary, nothing in this Section 3.1(e) shall require any Lender to deliver any documentation that such Lender is legally ineligible to provide.

(iii)         Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.1(e).

(f)         On or before the date the Administrative Agent becomes a party to this Agreement, (a) if the Administrative Agent is a U.S. Person, it shall deliver to the Borrower two completed and executed originals of IRS Form W-9 certifying that it is exempt from U.S. federal backup withholding, and (b) if the Administrative Agent is not a U.S. Person, the Administrative Agent (including any successor Administrative Agent that is not a U.S. Person) shall deliver two duly completed and executed originals of IRS Form W-8ECI (with respect to any payments to be received on its own behalf) and IRS Form W-8IMY (with respect to payments to be received for the account of any Lender) certifying that it is a “U.S. branch” and that the payments it receives for the account of the Lenders are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Loan Parties to be treated as a U.S. Person with respect to such payments.

(g)         Treatment of Certain Refunds. At no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.1, it shall pay to the Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section 3.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.1(g), in no event will the applicable Recipient be required to pay any amount to the Loan Party pursuant to this Section 3.1(g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.1(g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(h)         Survival. Each party's obligations under this Section 3.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Secured Obligations.

(i)         Definition of Lender. For the avoidance of doubt, the terms “Lender” and “Recipient” shall, for purposes of this Section 3.1 include a Swing Line Lender and an Issuing Bank.

Section 3.2         Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 3.3         Inability to Determine Rates.

(a)         If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.3(b), and the circumstances under clause (i) of Section 3.3(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan.

Thereafter, (x) the obligation of the applicable Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent revokes such notice.

Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(b)         Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(i)         adequate and reasonable means do not exist for ascertaining any Interest Period of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii)         CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which all Interest Periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which all Interest Periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”) (each of clauses (i) and (ii), a “Benchmark Transition Event”), then, on a date and time determined by the Administrative Agent (any such date, the “Benchmark Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).

If the Successor Rate is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Benchmark Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.3(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.3 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate.” Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than 0.00%, the Successor Rate will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 3.3, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

(c)         Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.3(b)) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising (i) the Required Revolving Credit Lenders in the case of a Benchmark Replacement with respect to the Revolving Credit Loans or Revolving Credit Commitments, (ii) the Required Term D Lenders in the case of a Benchmark Replacement to the Term D Loans or (iii) the Required Term F Lenders in the case of a Benchmark Replacement to the Term F Loans.

Section 3.4         Increased Costs.

(a)         Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Bank; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or any Issuing Bank any other condition, cost or expense affecting this Agreement or Term Loans or Revolving Credit Loans that are Term SOFR Loans, as applicable, made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to Term SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)         Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any Lending Office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)         Certificates for Reimbursement. A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)         Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 3.5         Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)         any continuation, conversion, payment or prepayment of any Term Loan, Revolving Credit Loan or Term Loan that is a Term SOFR Loan, in each case, on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)         any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Term Loan, Revolving Credit Loan or Term Loan that is a Term SOFR Loan, in each case, on the date or in the amount notified by the Borrower; or

(c)         any assignment of a Term Loan, Revolving Credit Loan or Term Loan that is a Term SOFR Loan, in each case, on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

including any loss or expense (excluding loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.6         Mitigation Obligations; Replacement of Lenders.

(a)         Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.4, or requires any Loan Party to pay any Indemnified Taxes or additional amounts to any Lender, any Issuing Bank, or any Governmental Authority for the account of any Lender or any Issuing Bank pursuant to Section 3.1, or if any Lender gives a notice pursuant to Section 3.2, then at the request of the Borrower such Lender or such Issuing Bank shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such Issuing Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.1 or 3.4, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.2, as applicable, and (ii) in each case, would not subject such Lender or such Issuing Bank, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Bank, as the case may be. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such designation or assignment.

(b)         Replacement of Lenders. If any Lender requests compensation under Section 3.4, or if any Loan Party is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.1 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.6(a), the Borrower may replace such Lender or take any other actions in accordance with Section 10.13.

Section 3.7         Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE 4
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.1         Conditions to Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than (x) a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans and (y) a Credit Extension of Incremental Term Loans in connection with a Limited Condition Acquisition) is subject to satisfaction or waiver of the following conditions precedent:

(a)         The representations and warranties of each Loan Party contained in Article 5 or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all respects or, in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, shall be true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all respects (or in the case of such representations and warranties which are not otherwise subject to a materiality qualification in accordance with its terms, in all material respects) as of such earlier date.

(b)         No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)         The Administrative Agent and, if applicable, an Issuing Bank or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than (x) a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans and (y) a Credit Extension of Incremental Term Loans in accordance with a Limited Condition Acquisition) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.1(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

Any Holding Company (solely to the extent applicable to it) and the Borrower represent and warrant to the Administrative Agent and the Lenders that:

Section 5.1         Existence, Qualification and Power; Compliance with Laws. Any Holding Company and each Covenant Entity (a) is a Person duly incorporated, organized or formed, and validly existing (to the extent applicable in the relevant jurisdiction), and in good standing under the Laws of the jurisdiction of its incorporation or organization, except, in the case of any Covenant Entity that is not the Borrower, where the failure of such Covenant Entity to be in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) (to the extent applicable in the relevant jurisdiction) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.2         Authorization; No Contravention. The execution, delivery and performance by any Holding Company and each Covenant Entity of each Loan Document to which such Person is a party, are within such Person’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than the creation of any Lien under the Loan Documents), or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b), to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.3         Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Holding Company or any Covenant Entity of this Agreement or any other Loan Document, (b) as of the Restatement Effective Date, the grant by any Holding Company or any Covenant Entity of the Liens granted by it pursuant to the Security Documents, (c) as of the Restatement Effective Date, the perfection or maintenance of the Liens created under the Security Documents (including the priority thereof), or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except, in each case above, for (i) filings necessary to perfect the Liens on the Collateral granted by any Holding Company or the Covenant Entities in favor of the Secured Parties from and after the Restatement Effective Date, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4         Binding Effect. This Agreement has been, and each other Loan Document to which any Holding Company or any Covenant Entity is a party, when delivered hereunder, will have been, duly executed and delivered by such Person that is party thereto. This Agreement constitutes, and each other Loan Document to which any Holding Company or any Covenant Entity is a party when so delivered will constitute, a legal, valid and binding obligation of such Person, enforceable against each such Person that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.5         Financial Statements; No Material Adverse Effect.

(a)         The Audited Financial Statements (i) were prepared in accordance with GAAP, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of Covenant Entities as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP, except in the case of clauses (i) and (ii), as disclosed to the Administrative Agent prior to the Restatement Effective Date.

(b)         Since December 31, 2025, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.6         Litigation. As of the Sixth Amendment Effective Date, except as set forth on Schedule 5.6, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Holding Company or any Covenant Entity, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Holding Company or any Covenant Entity, or against any of their properties or revenues that either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

Section 5.7         Ownership of Property; Liens. Each of the Holding Companies and the Covenant Entities has good and valid title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially impair its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted under the Loan Documents and except, in each case, where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. This representation shall not apply to IP Rights, which are the subject of Section 5.14.

Section 5.8         Environmental Compliance. Except as disclosed on Schedule 5.8:

(a)         to the knowledge of any Holding Company or any Covenant Entity, (A) there are no and have never been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Holding Company or any Covenant Entity or on any property formerly owned or operated by any Holding Company or any Covenant Entity and (B) there is no friable asbestos or asbestos-containing material on any property currently owned or operated by any Holding Company or any Covenant Entity; and

(b)         Hazardous Materials have not been released, discharged or disposed of by any Holding Company or any Covenant Entity on any property currently or to the knowledge of any Holding Company or any Covenant Entity formerly owned or operated by any Holding Company or any Covenant Entity in excess of the applicable legal limit;

in each case of clauses (a) and (b) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c)         (i) Neither any Holding Company nor any Covenant Entity is undertaking, nor has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law and (ii) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or to the knowledge of any Holding Company or any Covenant Entity formerly owned or operated by any Covenant Entity have been disposed of in a manner not reasonably expected to result in material liability to any Holding Company or any Covenant Entity, in each case of clauses (i) and (ii) above, other than such matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 5.9         Taxes. Each of the Holding Companies and the Covenant Entities has timely filed all federal, provincial, state, municipal, foreign and other tax returns and reports required to be filed, and has timely paid all federal, provincial, state, municipal, foreign and other Taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets or otherwise due and payable (including in its capacity as a withholding agent), except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10         ERISA Compliance.

(a)         Except as could not reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state laws.

(b)         There are no pending or, to the knowledge of any Holding Company or any Covenant Entity, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)         Except as could not reasonably be expected to result in a Material Adverse Effect: (i) no ERISA Event has occurred, and neither any Holding Company, any Covenant Entity nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each of the Holding Companies, the Covenant Entities, and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) neither any Holding Company, any Covenant Entity nor any ERISA Affiliate has incurred or reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; (iv) neither any Holding Company, any Covenant Entity nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

Section 5.11         Subsidiaries; Equity Interests. As of the Sixth Amendment Effective Date, neither any Holding Company nor any Covenant Entity has any Subsidiaries other than those listed on Schedule 5.11, and all of the outstanding Equity Interests in each Holding Company, each Covenant Entity and their respective Subsidiaries have been validly issued, are fully paid and nonassessable, and such Equity Interests of the Covenant Entities and their Subsidiaries are owned by the Person(s) set forth on Schedule 5.11, in each case in the amounts specified on Schedule 5.11, free and clear of all Liens except (i) those created under the Security Documents and (ii) any other Lien that is permitted under Section 7.1.

Section 5.12         Margin Regulations; Investment Company Act.

(a)         Neither any Holding Company nor any Covenant Entity is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b)         Neither any Holding Company nor any Covenant Entity is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

Section 5.13         Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Holding Company or any Covenant Entity (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to the Administrative Agent, any Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished), when taken as a whole, contains when furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading. With respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.

Section 5.14         Intellectual Property; Licenses, Etc. Each Covenant Entity owns, licenses or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, domain names, patents, patent rights, franchises, technology, software, know how, database rights, design rights, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of its business as currently conducted, except where the failure to own or have a license or other right to use such assets could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower, no such IP Rights infringe upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Covenant Entity in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15         Solvency. On the Sixth Amendment Effective Date, after giving effect to this Agreement, the Covenant Entities are Solvent.

Section 5.16         Security Documents. The Security Documents are effective to create for the benefit of the Secured Parties legal, valid and enforceable Liens on, and security interests in, the Collateral and, (a) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Security Document) and (b) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent required by any Security Document), such Security Document will constitute fully perfected Liens on (to the extent that perfection can be achieved under applicable Law by making such filings or recordings or taking such possession or control), and security interests in, all right, title and interest of the Loan Parties in the Collateral, in each case subject to no Liens other than the applicable Liens permitted under the Loan Documents.

Section 5.17         Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used to finance general corporate and working capital purposes of the Covenant Entities and, to the extent permitted by the terms of this Agreement, any Unrestricted Subsidiaries (including, to the extent permitted hereunder, Investments, Sharing Arrangements, Capital Expenditures and Restricted Payments); provided that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document. The proceeds of the Term D Loans were used to (i) finance a portion of the purchase price for the Project Matrix Acquisition (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date); (ii) refinance certain indebtedness of the Project Matrix Targets (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date); and (iii) finance the payment of premiums, fees and expenses incurred in connection with this Agreement, the Project Matrix Acquisition, the issuance of the New Notes (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date) and the other Transactions (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date) contemplated to occur on the Restatement Effective Date. The proceeds of the Term F Loans were to (i) repay all or a portion of the Term E Loans (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date) outstanding prior to the Third Amendment Effective Date; and (ii) finance the payment of premiums, fees and expenses incurred in connection with the Third Amendment and the other Transactions (as defined in this Agreement immediately prior to the Sixth Amendment Effective Date) contemplated to occur on the Third Amendment Effective Date.

Section 5.18         Insurance. The properties of the Covenant Entities are insured with financially sound and reputable insurance companies not Affiliates of any of the Covenant Entities, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Person operates.

Section 5.19         Labor Matters. There are no strikes, walkouts, work stoppages or other material labor disputes pending or, to the knowledge of any Holding Company or the Borrower, threatened against any Holding Company or any of the Covenant Entities, except for those as could not, individually or in the aggregate for the Covenant Entities, reasonably be expected to result in a Material Adverse Effect.

Section 5.20         OFAC; Anti-Money Laundering and Economic Sanctions Laws.

(a)         None of any Holding Company, the Borrower or any of its Subsidiaries or, to the knowledge of senior management of any Holding Company, the Borrower or any of its Subsidiaries, any respective officers or directors of any Holding Company or any Covenant Entity, (i) is currently the subject of any Sanctions, (ii) is located, organized or residing in any Designated Jurisdiction, or (iii) is or has been (within the previous five years) engaged in any transaction with any Person who is now or was then the subject of Sanctions or who is located, organized or residing in any Designated Jurisdiction. No Loan, nor the proceeds from any Loan, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any Person (including any Lender, any Arranger, the Administrative Agent, any Issuing Bank or the Swing Line Lender) of Sanctions.

(b)         None of any Holding Company, the Borrower or any of its Subsidiaries and, to the knowledge of senior management of any Holding Company, the Borrower or any of its Subsidiaries, none of the respective officers or directors of any Holding Company, the Borrower or any of its Subsidiaries (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable Law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organization for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(c)         Neither the Borrower nor any of its Subsidiaries, nor to the knowledge of senior management of any Holding Company, the Borrower or any of its Subsidiaries, none of the respective officers or directors of the Borrower or any of its Subsidiaries that is acting or benefiting in any capacity in connection with any Loans is an Embargoed Person.

(d)         Except as otherwise authorized by OFAC, none of any Holding Company, the Borrower or any of its Subsidiaries and, to the knowledge of senior management of any Holding Company, the Borrower or any of its Subsidiaries, none of the respective officers, directors, brokers or agents of any such Person that is acting or benefiting in any capacity in connection with the Loans conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person.

(e)         The Borrower and each of its Subsidiaries has conducted its business in compliance with the United States Foreign Corrupt Practices Act of 1977, and to the extent applicable to the Borrower or any of its Subsidiaries, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions in all material respects. The Borrower and its Subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

Section 5.21         FCC Licenses.

(a)         Schedule 5.21 accurately and completely lists, as of the Sixth Amendment Effective Date, for each Station, all Broadcast Licenses granted or assigned to the Covenant Entities, or under which the Covenant Entities have the right to operate such Station. The Broadcast Licenses listed in Schedule 5.21 with respect to any Station include all material authorizations, licenses and permits issued by the FCC that are required or necessary for the operation of such Station, and the conduct of the business of the Covenant Entities with respect to such Station, as now conducted. On the Sixth Amendment Effective Date, the Broadcast Licenses listed in Schedule 5.21 that are Material FCC Licenses granted or assigned to the Covenant Entities are validly issued and in full force and effect without any material condition imposed by the FCC, except those applicable generally to stations of the type, nature, class or location of the Stations in question, and the Covenant Entities have fulfilled and performed in all material respects all of their material obligations under the terms and conditions of such Broadcast Licenses and the Communications Laws and have full power and authority to operate the Stations authorized by such Material FCC Licenses.

Section 5.22         Sharing Arrangements. All Sharing Arrangements entered into by the Borrower or any of its Subsidiaries that are effective on the Sixth Amendment Effective Date are listed on Schedule 5.22, and full and complete copies thereof have been delivered to the Administrative Agent.

Section 5.23         Channel Sharing Agreements. All Channel Sharing Agreements entered into (a) between Covenant Entities or (b) between any Covenant Entity, on the one hand, and any Person, on the other hand, in each case that are effective and permitted to be disclosed by applicable Law on the Sixth Amendment Effective Date are listed on Schedule 5.23, and full and complete copies thereof have been delivered to the Administrative Agent.

Section 5.24         Affected Financial Institution. No Loan Party is an Affected Financial Institution.

ARTICLE 6
AFFIRMATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder, (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied or (3) any Letter of Credit shall remain outstanding (unless Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the Issuing Bank), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.1, 6.2 and 6.3) cause each applicable Covenant Entity and/or, with respect to Section 6.11 and Section 6.14, each Loan Party, as applicable, to:

Section 6.1          Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a)         as soon as available, but in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income or operations, shareholders’ or members’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” qualification (other than with respect to, or resulting from, the regularly scheduled maturity of the Revolving Credit Commitments, the Term Loans or other Indebtedness or any anticipated inability to satisfy the Financial Covenant) or any qualification or exception as to the scope of such audit and for the avoidance of doubt, excluding an “emphasis of matter” paragraph, together with a customary management’s discussion and analysis of financial information;

(b)         as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its Subsidiaries commencing with the first such fiscal quarter ending after the Restatement Effective Date, a consolidated balance sheet of the Borrower as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations and shareholders’ or members’ equity for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ or members’ equity and cash flows of the Borrower and its Subsidiaries, in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes, together with a customary management’s discussion and analysis of financial information; and

(c)         simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.1(a) and (b) above, adjustments necessary to eliminate the results of Unrestricted Subsidiaries (if any), Qualified Joint Ventures (if any) and Excluded VIEs (if any) from such consolidated financial statements; provided that, to the extent that each of the Leverage Ratio Denominator and Consolidated Total Assets of the Borrower and its Subsidiaries would vary by more than 5.0% after eliminating the results of such Unrestricted Subsidiaries, Qualified Joint Ventures and Excluded VIEs, then the Borrower shall so notify the Administrative Agent at the time of delivery of such set of consolidated financial statements and at the reasonable request of the Administrative Agent, the Borrower shall deliver, within a time period to be mutually agreed by the Borrower and the Administrative Agent in good faith at the time of such request, the related consolidating financial statements reflecting such adjustments.

Notwithstanding the foregoing, the obligations in subsections (a) and (b) of this Section 6.1 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that such information is accompanied by the adjustments necessary (and, if requested under clause (c) above, the related consolidating financial statements reflecting such adjustments) to eliminate the results of Unrestricted Subsidiaries (if any), Qualified Joint Ventures (if any) and Excluded VIEs (if any) from such financial statements, and to the extent such information is in lieu of information required to be provided under Section 6.1(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP, or the respective interpretation thereof, and that such restatements, solely as a result of such requirement to restate, will not result in a Default or an Event of Default under the Loan Documents.

Section 6.2         Certificates; Other Information. Deliver to the Administrative Agent for prompt distribution to each Lender (unless already delivered by the Borrower to the Administrative Agent in any role under the Credit Agreement or Loan Document):

(a)         no later than five (5) Business Days after the delivery of the financial statements referred to in Sections 6.1(a) and (b) (commencing with the delivery of financial statements for the first full fiscal quarter ending after the Restatement Effective Date), a duly completed Compliance Certificate signed by the chief executive officer, president, chief financial officer, or chief accounting officer of the Borrower (which delivery may be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), including (i) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.5(b) of the Credit Agreement, (ii) a list that identifies each Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Restatement Effective Date or the date of the last such list, (iii) solely with respect to any Compliance Certificate delivered in connection with the delivery of the financial statements referred to in Section 6.1(a), a reasonably detailed calculation (including all relevant financial information reasonably requested by the Administrative Agent) of the Available Amount as of the end of such fiscal year, (iv) if during the last fiscal quarter covered by such Compliance Certificate, (A) the Borrower shall have made any Discounted Voluntary Prepayment pursuant to Section 2.5(e) or (B) a Holding Company or the Borrower shall have made an open market purchase of Term Loans constituting Term B Loans pursuant to Section 10.6(f) or Section 10.6(h) and (v) such other information required by the Compliance Certificate;

(b)         promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower, any Covenant Entity or any Loan Party may file or be required to file with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)         [reserved];

(d)         promptly after the receipt thereof, copies of any material requests or material notices received by the Borrower, any Covenant Entity or any Loan Party that could reasonably be expected to result in a Material Adverse Effect;

(e)         together with the delivery of the financial statements pursuant to Section 6.1(a) and each Compliance Certificate pursuant to Section 6.2(a) (commencing with the financial statements for fiscal year ended on December 31, 2026), a report showing in reasonable detail (i) [reserved], (ii) any new registered Marks, Copyrights, and Patents of the Loan Parties (as each is defined in the Security Documents), that, in each case, are required by the Collateral and Guarantee Requirement to be pledged to secure all or any portion of the Secured Obligations, (iii) any new Equity Interests of any JV Entity that are required by the Collateral and Guarantee Requirement to be pledged to secure all or any portion of the Secured Obligations, (iv) any new investment property (unless no possessory collateral in respect thereof is required to be delivered to the Administrative Agent) and letter of credit rights that are required by the Collateral and Guarantee Requirement to secure all or any portion of the Secured Obligations, (v) any new Restricted Subsidiary the Equity Interests of which are required by the Collateral and Guarantee Requirement to be pledged to secure the Secured Obligations, and (vi) any new Restricted Subsidiary of any Loan Party that is required by the Collateral and Guarantee Requirement to Guarantee the Secured Obligations, in each case since the Restatement Effective Date and that have not been previously disclosed in writing; and

(f)         promptly, such additional information regarding the Collateral or the business, legal, financial or corporate affairs of the Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Notwithstanding the foregoing, the obligations in Section 6.2(b) may be satisfied with respect to information or statements of the Borrower and its Subsidiaries by the filing of such information or statements with the SEC.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers may, but shall not be obligated to, make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Intralinks, SyndTrak, ClearPar or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or any of its Subsidiaries, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.7), (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information,” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”

Section 6.3         Notices. Upon any Responsible Officer of a Covenant Entity obtaining actual knowledge thereof, notify the Administrative Agent:

(a)         promptly of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

(b)         promptly of any litigation or governmental proceeding (including, without limitation, pursuant to any applicable Environmental Laws) pending, or to the knowledge of any Holding Company or any Covenant Entity, threatened in writing, against any Holding Company or any Covenant Entity (i) that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect or (ii) which relates to this Agreement or any other Loan Document;

(c)         promptly of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect;

(d)         promptly of any material change in accounting policies or financial reporting practices by any Covenant Entity, including, without limitation, any change in the methodology of calculating or including the financial results of the Borrower and its Subsidiaries in the Financial Covenant;

(e)         promptly and in any event within five (5) Business Days after the receipt by any Holding Company, any Covenant Entity or any Loan Party from the FCC or any other Governmental Authority, or the filing by any Holding Company, any Covenant Entity or any Loan Party, as applicable, of, any citation, notice of violation or order to show cause issued by the FCC or any Governmental Authority with respect to any Holding Company, any Covenant Entity or any Loan Party which is available to such Person, in each case which could reasonably be expected to have a Material Adverse Effect;

(f)         promptly and in any event within five (5) Business Days after the receipt by any Holding Company, any Covenant Entity or any Loan Party or the occurrence of (i) any complaint or other matter filed with or communicated to the FCC or other Governmental Authority, of which such Person has knowledge and which could reasonably be expected to have a Material Adverse Effect and (ii) any lapse, termination or relinquishment of any Material FCC License or any other material License held by any Covenant Entity or any Loan Party, or any denial by the FCC or other Governmental Authority of any application to renew or extend such material Broadcast License or such other Material FCC License for the usual period thereof;

(g)         promptly and in any event within five (5) Business Days after the designation of a Subsidiary as an Unrestricted Subsidiary, or the designation of an Unrestricted Subsidiary as a Restricted Subsidiary; and

(h)         promptly after the occurrence of any other Material Adverse Effect, as defined in the Credit Agreement, not otherwise described in this Section 6.3 under this Agreement.

Section 6.4         Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses (including FCC Licenses) and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.4 or Section 7.5.

Section 6.5         Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate for all Covenant Entities, reasonably be expected to have a Material Adverse Effect, (i) maintain, preserve and protect all of its material tangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted; and (ii) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.6         Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower) as are customarily carried under similar circumstances by such other Persons. Unless waived by the Administrative Agent in its sole discretion, the Borrower will, and will cause each of its Restricted Subsidiaries to require that each insurance policy provide for at least thirty (30) days’ prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

Section 6.7         Compliance with Laws. Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including, without limitation, Environmental Laws, ERISA, all terms and conditions of all Broadcast Licenses and applicable Communications Laws, applicable Sanctions, anti-corruption laws, Anti-Money Laundering Laws, including the Act), except if the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 6.8         Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Covenant Entities.

Section 6.9         Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender holding a Revolving Credit Commitment to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.9 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense; provided further that, when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.9, none of the Covenant Entities will be required to disclose or permit the inspection or discussion of, any document, information or other matter (a) that constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (c) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10         [Reserved].

Section 6.11         Covenant to Guarantee the Secured Obligations and Give Security. From and after the Restatement Effective Date, subject to Section 6.14, at the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a)         upon the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary of a Loan Party (including, without limitation upon the formation of any Subsidiary that is a Delaware Divided LLC), within 45 days after such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion):

(i)         [reserved];

(ii)         with respect to each such Person that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent a duly executed guarantee substantially in the form of the Guaranty Agreement (or a joinder thereto in a form reasonably acceptable to the Administrative Agent), pledges, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, to the extent required by the Collateral and Guarantee Requirement, the Security Documents or as otherwise reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Agreement and other Security Documents in effect on the Sixth Amendment Effective Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(iii)         with respect to each such Person that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) and instruments evidencing the Indebtedness held by such Person and required to be pledged pursuant to the Security Documents, indorsed in blank to the Administrative Agent;

(iv)         with respect to each such Person that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent executed Security Agreement Supplements and deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank (or any other documents customary under local law) (limited as provided in the Security Agreement and, notwithstanding anything to the contrary in any of the Loan Documents, limited, in the case of Equity Interests of any Foreign Subsidiary or CFC Holdco, to 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary or CFC Holdco (and to 0% of any Equity Interests held directly or indirectly by any Foreign Subsidiary or CFC Holdco));

(v)         with respect to each such Person that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent, take whatever action (including the filing of financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and perfected Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(vi)         with respect to each such Person that is required to become a Guarantor under the Collateral and Guarantee Requirement, deliver to the Administrative Agent, (1) a copy of the Organization Documents, including all amendments thereto, of each such Person, certified, if applicable, as of a recent date by the Secretary of State or other competent authority of the state of its respective organization, if applicable, or similar Governmental Authority, and a certificate as to the good standing or comparable certificate under applicable Laws (where relevant) of such Person as of a recent date from the date of formation or acquisition, from such respective Secretary of State, similar Governmental Authority or other competent authority and (2) a certificate of the Secretary or Assistant Secretary or comparable officer under applicable Law or director of each such Person dated the date of formation or acquisition and certifying (where relevant) (A) that attached thereto is a true and complete copy of the Organization Documents of each such Person as in effect on the date of formation or acquisition, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of each such Person authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the Organization Documents of each such Person have not been amended since the date of the last amendment shown on such certificate, (D) as to (if applicable) the incumbency and specimen signature of each officer executing any Loan Document on behalf of each such Person and countersigned by another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or comparable officer under applicable Law executing the certificate pursuant to clause (2) above and (E) such other matters that are customarily included in a certificate of this nature in the jurisdiction of its incorporation or organization.

(b)         [Reserved].

(c)         [Reserved].

(d)         With respect to the formation, acquisition, designation or occurrence of any new direct or indirect Subsidiary of any Loan Party is required to become a Guarantor under the Collateral and Guarantee Requirement, promptly, at the reasonable request of the Administrative Agent, deliver to the Administrative Agent an opinion of Latham & Watkins LLP or other counsel reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent, the Swing Line Lender, the Issuing Banks and each Lender.

(e)         [Reserved].

(f)         With respect to any Loan Party existing as of the Sixth Amendment Effective Date that has not executed and delivered each of the required Security Documents or Guaranties or taken the perfection steps set forth in Schedule 4.1A on the Sixth Amendment Effective Date, cause such Loan Party to promptly, and in any event within the period specified therefor in Schedule 4.1A, to execute and deliver such Security Documents and such Guaranties and take such perfection steps.

Section 6.12         Use of Proceeds. Use the proceeds of the Facilities in accordance with Section 5.17.

Section 6.13         Compliance with Environmental Laws. Except as could not, individually or in the aggregate for the Covenant Entities, reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits, obtain and renew all Environmental Permits necessary for its operations and properties, and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, to the extent required by and in accordance with the requirements of all Environmental Laws; provided, however, that no Covenant Entity shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14         Further Assurances. Promptly upon the reasonable request by the Administrative Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation of any Security Document or other filing, document or instrument relating to Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party is or is to be a party, and cause each of its Subsidiaries to do so.

Section 6.15         Designation as Senior Debt. Designate all Secured Obligations as “Designated Senior Indebtedness” (or similar terms) under, and defined in, the Subordinated Debt Documents.

Section 6.16         Payment of Taxes. Pay and discharge when due all Taxes, assessments and governmental charges or levies (including in its capacity as a withholding agent) imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a Lien or charge upon any properties of any of the Holding Companies or any of the Covenant Entities not otherwise permitted under this Agreement; provided that none of the Holding Companies or the Covenant Entities shall be required to pay any such Tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which could not reasonably be expected to, individually or in the aggregate, constitute a Material Adverse Effect.

Section 6.17         Maintenance of Ratings. Use commercially reasonable efforts to maintain Debt Ratings from at least two (2) of the Rating Agencies.

ARTICLE 7
NEGATIVE COVENANTS

So long as (1) any Lender shall have any Commitment hereunder, (2) any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied or (3) any Letter of Credit shall remain outstanding (unless Cash Collateralized or otherwise backstopped on terms reasonably satisfactory to the Issuing Bank), (a) the Borrower shall not, and shall not permit any other Covenant Entity to, directly or indirectly and (b) solely with respect to Section 7.13, each Holding Company shall not:

Section 7.1         Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)         Liens created pursuant to the Security Documents securing the Secured Obligations;

(b)         Liens existing on the Sixth Amendment Effective Date and, to the extent the individual amount thereof exceeds $5,000,000, set forth on Schedule 7.1(b);

(c)         Liens of any Covenant Entity for Taxes, which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings; provided that the appropriate reserves required pursuant to GAAP have been made in respect thereof;

(d)         statutory or common law Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens of any Covenant Entity arising in the ordinary course of business (i) which secure amounts not overdue for a period of more than 60 days, or if more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens or (ii) which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Covenant Entity to the extent required in accordance with GAAP;

(e)         Liens encumbering property of any Covenant Entity consisting of (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Covenant Entity;

(f)         deposits to secure the performance and payment of bids, trade contracts, governmental contracts, licenses and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, completion guarantees, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g)         easements (including reciprocal easement agreements), rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Covenant Entities;

(h)         Liens of any Covenant Entity securing judgments for the payment of money (or appeal or surety bonds relating to such judgments) not constituting an Event of Default under Section 8.1(h);

(i)         Liens of any Covenant Entity securing Indebtedness permitted under Section 7.2(f); provided that (i) such Liens attach concurrently with or within 270 days after the acquisition, construction, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, replacements thereof and additions and accessions to such property and the proceeds and the products thereof and customary security deposits, and (iii) with respect to any Capitalized Lease, such Liens do not at any time extend to or cover any assets (except for additions and accessions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to such Capitalized Lease; provided further that individual financings of equipment permitted to be secured hereunder provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms;

(j)         leases, licenses, subleases or sublicenses and Liens on the property covered thereby (including real property and intellectual property), in each case, granted to others by any Covenant Entity in the ordinary course of business which do not (i) interfere in any material respect with the business of any Covenant Entity taken as a whole, or (ii) secure any Indebtedness;

(k)         Liens of any Covenant Entity (i) of a collection bank (including those arising under Section 4-210 of the UCC) on the items in the course of collection or (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are within the general parameters customary in the banking industry;

(l)         Liens of any Covenant Entity (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.3(j), (n), (w) or (x) to be applied against the purchase price for such Investment or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted (or that is required to be permitted as a condition to closing such Disposition) under Section 7.5 (other than Section 7.5(e)), in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(m)         Liens in favor of any Covenant Entity securing Indebtedness permitted under Section 7.2(e) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.2(e), such Lien shall be expressly subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(n)         Liens of any Covenant Entity existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Covenant Entity (other than by designation as a Restricted Subsidiary pursuant to Section 10.22), in each case after the Sixth Amendment Effective Date and in accordance with the terms of Section 7.2(g)(i)(B); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Covenant Entity, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.2(g)(i)(B);

(o)         any interest or title of a lessor or sublessor under leases or subleases entered into by any Covenant Entity in the ordinary course of its business;

(p)         Liens arising out of conditional sale, title retention, hire, purchase, consignment or similar arrangements for sale of goods permitted hereunder entered into by any Covenant Entity in the ordinary course of its business;

(q)         Liens of any Covenant Entity that are contractual rights of set off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Covenant Entity to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Person or (iii) relating to purchase orders and other agreements of any Covenant Entity entered into with customers of such Person in the ordinary course of its business;

(r)         Liens of any Covenant Entity arising from precautionary UCC financing statement filings that do not secure Indebtedness;

(s)         Liens of any Covenant Entity on insurance policies and the proceeds thereof securing any financing of the premiums with respect thereto permitted under the terms of this Agreement;

(t)         any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of business of the Covenant Entities, taken as a whole;

(u)         the modification, replacement, renewal or extension of any Lien permitted by clauses (b), (i), (n) and (x) of this Section 7.1; provided that (i) the Lien does not extend to any additional property other than (A) after acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.2 and is not increased, (iii) such Liens are not extended to secure any other obligations or Indebtedness and (iv) in the case of clause (x) of this Section 7.1, such Lien shall continue to be subject to the applicable Intercreditor Agreement;

(v)         Liens on assets or property of a Non-Loan Party securing Indebtedness of such Non-Loan Party permitted to be incurred by Section 7.2;

(w)         Liens solely on any cash earnest money deposits made by any Covenant Entity in connection with any letter of intent or purchase agreement permitted hereunder;

(x)         Liens of any Covenant Entity securing Indebtedness permitted to be incurred under Section 7.2(b), (g)(i)(A), (g)(ii) (in respect of Indebtedness incurred under Section 7.2(g)(i)(A)), (q) or (t), provided that such Liens on the Collateral may either be pari passu with the Lien securing the Obligations or ranking junior to the Lien securing the Obligations (but, to the extent such Indebtedness is incurred by a Covenant Entity that is a Loan Party, it may not be secured by any assets that are not Collateral) and in any such case, the beneficiary thereof (or agent on their behalf) shall become party to an Intercreditor Agreement with the Administrative Agent;

(y)         other Liens of any Covenant Entity securing Indebtedness or other obligations of any Covenant Entity which Indebtedness or other obligations, when added together with all other Indebtedness and other obligations that are secured by Liens that are permitted to exist under this clause (y) do not exceed in an aggregate outstanding principal amount for all such Covenant Entities the greater of (i) $210,000,000 and (ii) 2.0% of Consolidated Total Assets; provided that, if such Liens secure any Indebtedness for borrowed money, such Liens on the Collateral may either be pari passu with the Lien securing the Obligations or ranking junior to the Lien securing the Obligations (but, to the extent such Indebtedness is incurred by a Covenant Entity that is a Loan Party, it may not be secured by any assets that are not Collateral) and in any such case, the beneficiary thereof (or agent on their behalf) shall become party to an Intercreditor Agreement with the Administrative Agent; provided that, for avoidance of doubt, Liens on the Collateral that are permitted to exist pursuant to this clause (y) and that secure obligations that are not Indebtedness for borrowed money may not be senior to the Liens securing the Obligations;

(z)         Liens on equipment of any Covenant Entity and located on the premises of any client or supplier in the ordinary course of business;

(aa)         any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement, in each case only to the extent such encumbrances or restrictions do not secure Indebtedness;

(bb)         Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;

(cc)         restrictions on the transfer of assets of any Covenant Entity imposed by the Communications Laws;

(dd)         licenses of patents, trademarks and other intellectual property rights granted by any Covenant Entity in the ordinary course of business to any Covenant Entity; and

(ee)         customary Liens arising out of Tax Advantaged Transactions otherwise permitted by this Agreement; provided that (i) such Liens only apply to the specific real property, equipment or other related assets that are the subject of such Tax Advantaged Transactions (and any additions, accessions, improvements and replacements thereof, customary deposits in connection therewith and proceeds and products therefrom) and, for the avoidance of doubt do not encumber any FCC License, (ii) such Liens do not interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries and (iii) the fair market value of the assets encumbered pursuant to this clause (ee) does not exceed at any time an aggregate amount equal to the greater of $525,000,000 and 5.0% of Consolidated Total Assets at the time of incurrence thereof.

Section 7.2         Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a)         (i) the Secured Obligations and (ii) Indebtedness (including Guarantees thereof) in respect of the Senior Notes, in the case of this clause (ii), in an aggregate principal amount not to exceed the amount outstanding on the Sixth Amendment Effective Date and any Permitted Refinancing thereof;

(b)         Indebtedness of any Covenant Entity, so long as (A) no Event of Default shall have occurred and be continuing after the incurrence thereof, (B) the aggregate principal amount of such Indebtedness does not exceed the Permitted Incremental Amount; (C) the terms of such Indebtedness (including, without limitation, all covenants, defaults, guaranties and remedies, but excluding as to interest rate, call protection, conversion rights and redemption premiums) are on market terms on the date of issuance or, if not on market terms, are not materially more restrictive or onerous, taken as a whole, than the terms applicable to the Borrower and its Restricted Subsidiaries under this Agreement and the other Loan Documents (in each case as determined by the Borrower in good faith); (D) except for customary bridge facilities that will automatically convert to, or are intended to be replaced on customary terms by, Indebtedness that otherwise satisfies the requirements set forth in this clause (D), such Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the latest maturing Class of Loans or Commitments outstanding under this Agreement as of the date of such incurrence; (E) all collateral provided by Loan Parties securing such Indebtedness shall constitute Collateral and, to the extent such Indebtedness is incurred by a Covenant Entity that is a Loan Party, such Indebtedness shall not be Guaranteed at any time by a Person that is not a Guarantor; (F) the maximum Aggregate Non-Loan Party Indebtedness that may be incurred pursuant to this clause (b) and Section 7.2(g) shall not exceed the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets; and (G) such Indebtedness shall not have mandatory prepayment or redemption terms or offer to purchase events that are more onerous than or on a more than pro rata basis than those contained in this Agreement on the date of issuance with respect to Term B Loans (other than customary bridge facilities, change of control offer or AHYDO catchup payments); provided that, notwithstanding the requirements of clauses (C) through (G) above, any Loan Party shall be permitted to incur Permitted Convertible Indebtedness in reliance on this clause (b);

(c)         obligations of any Covenant Entity (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates;

(d)         Guarantee Obligations of any Covenant Entity in respect of Indebtedness of any other Covenant Entity otherwise permitted hereunder; provided that any Guarantee Obligation of a Loan Party in respect of Indebtedness of a Non-Loan Party shall be permitted to the extent it constitutes an Investment permitted under Section 7.3 hereunder (except that an Immaterial Subsidiary may not, by virtue of this Section 7.2(d), guarantee Indebtedness that such Immaterial Subsidiary could not otherwise incur under this Section 7.2); provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guaranties of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(e)         Indebtedness of any Covenant Entity owing to any other Covenant Entity to the extent constituting an Investment permitted by Section 7.3 (other than Section 7.3(f)); provided that all such Indebtedness incurred following the Sixth Amendment Effective Date of any Covenant Entity that is a Loan Party owed to any other Covenant Entity that is not a Loan Party shall be subject to subordination terms reasonably satisfactory to the Administrative Agent;

(f)         (i) any Capitalized Lease, mortgage financing, Attributable Indebtedness and other Indebtedness of any Covenant Entity financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets (provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement), (ii) Attributable Indebtedness arising out of Permitted Sale Leasebacks, and (iii) any Indebtedness of any Covenant Entity incurred to refinance the Indebtedness set forth in the immediately preceding clauses (i) and (ii) so long as the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so refinanced except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.2; provided that the aggregate principal amount of Indebtedness incurred by the Covenant Entities under this Section 7.2(f) and any refinancing Indebtedness in respect thereof does not exceed the greater of (a) $235,000,000 and (b) 2.25% of Consolidated Total Assets;

(g)         (i) Indebtedness of any Covenant Entity (A) incurred to finance a Permitted Acquisition or other permitted Investment or (B) assumed in connection with any Permitted Acquisition or other permitted Investment; provided that

(1)         no Event of Default shall have occurred and be continuing both before and after the incurrence or assumption of such Indebtedness, provided further that, in the case of Indebtedness incurred to finance a Limited Condition Acquisition, at the Borrower’s option, such Event of Default may be tested in accordance with Section 1.8,

(2)         (x) if such Indebtedness is secured by the Collateral on a pari passu basis to the Obligations, the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to (1) the incurrence of such Indebtedness, assuming that the entire committed amount thereof is fully drawn on the effective date thereof, and (2) any related Specified Transaction) is no greater than 3.50:1.00 as of the end of the most recent Reference Period, (y) if such Indebtedness is secured by the Collateral on a junior lien basis to the Obligations, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to (1) the incurrence of such Indebtedness, assuming that the entire committed amount thereof is fully drawn on the effective date thereof, and (2) any related Specified Transaction) is not greater than 5.50 to 1.00 as of the end of the most recent Reference Period and (z) if such Indebtedness is unsecured, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to (1) the incurrence of such Indebtedness, assuming that the entire committed amount thereof is fully drawn on the effective date thereof, and (2) any related Specified Transaction) is no greater than 7.00:1.00 as of the end of the most recent Reference Period,

(3)         the maximum Aggregate Non-Loan Party Indebtedness that may be incurred (but not assumed pursuant to clause (i)(B) above) pursuant to this clause (g) and Section 7.2(b) shall not exceed the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets,

(4)         with respect to Indebtedness assumed in connection with any Permitted Acquisition or other permitted Investment, such Indebtedness was not incurred in contemplation of such Permitted Acquisition or permitted Investment; provided that for the avoidance of doubt, such Indebtedness shall otherwise comply with clause (1) above, and

(5)         with respect to Indebtedness incurred (but not assumed pursuant to clause (i)(B) above) in connection with any Permitted Acquisition or other permitted Investment, (A) except for customary bridge facilities that will automatically convert to Indebtedness that otherwise satisfies the requirements set forth in this clause (A), such Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the latest maturing Class of Loans or Commitments outstanding under this Agreement as of the date of such incurrence, (B) all collateral provided by Loan Parties securing such Indebtedness shall constitute Collateral and, to the extent such Indebtedness is incurred by a Covenant Entity that is a Loan Party, such Indebtedness shall not be guaranteed at any time by a Person that is not a Guarantor, (C) the terms and conditions of such Indebtedness (excluding any pricing, optional prepayment, call protection or redemption terms) reflect market terms on the date of issuance as reasonably determined by the Borrower and (D) such Indebtedness shall not have mandatory prepayment or redemption terms or offer to purchase events that are more onerous than or on a more than pro rata basis than those contained in this Agreement on the date of issuance with respect to Term B Loans (other than customary bridge facilities, change of control offer or AHYDO catchup payments);

and (ii) any Permitted Refinancing of Indebtedness permitted by (and subject to the proviso of) the preceding clause (i);

(h)         Indebtedness of any Covenant Entity representing deferred compensation to employees of any Covenant Entity incurred in the ordinary course of business;

(i)         so long as no Default or Event of Default shall have occurred and be continuing at the time of incurrence or would result therefrom, unsecured Indebtedness consisting of promissory notes issued to any then existing or former director, officer or employee of the Borrower or any of its Restricted Subsidiaries (or their respective assigns, estates, heirs or current or former spouses) for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests held by them that is permitted pursuant to Section 7.9; provided that the aggregate principal amount of all such Indebtedness shall not exceed the greater of (x) $50,000,000 and (y) 0.5% of Consolidated Total Assets at any time outstanding;

(j)         Indebtedness incurred by any Covenant Entity in a Permitted Acquisition, any other Investment or Sharing Arrangement with a Strategic Shared Services Party expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(k)         Indebtedness consisting of obligations of any Covenant Entity under customary indemnification, adjustments of purchase price or similar obligations, deferred compensation or other similar arrangements incurred by such Person in connection with Permitted Acquisitions or any other Investment or Sharing Arrangement with a Strategic Shared Services Party expressly permitted hereunder;

(l)         Cash Management Obligations and other Indebtedness of any Covenant Entity in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case in connection with deposit accounts incurred in the ordinary course;

(m)         Indebtedness of any Covenant Entity consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(n)         Indebtedness incurred by any Covenant Entity in respect of letters of credit, bank guarantees, banker’s acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(o)         obligations of any Covenant Entity in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any Covenant Entity or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(p)         Indebtedness of any Covenant Entity supported by a letter of credit otherwise permitted to be incurred pursuant to this Section 7.2 in a principal amount not to exceed the face amount of such letter of credit;

(q)         Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.18 and any Permitted Refinancing thereof;

(r)         Indebtedness incurred by a Non-Loan Party, and guaranties thereof by any Non-Loan Party, in an aggregate outstanding principal amount for all such Non-Loan Parties not to exceed the greater of (x) $50,000,000 and (y) 0.5% of Consolidated Total Assets; provided that, if secured, such Indebtedness is secured by Liens on the assets of the Covenant Entities that are not Loan Parties (and not on the Collateral);

(s)         Indebtedness existing on the Sixth Amendment Effective Date and, to the extent the individual amount thereof exceeds $5,000,000, listed on Schedule 7.2(s) (the “Surviving Indebtedness”) and any Permitted Refinancing thereof;

(t)         so long as no Specified Default shall have occurred and be continuing immediately before and after the incurrence thereof, (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) of any Covenant Entity to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.5(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant tranche of Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the remaining Term Loans being refinanced, (C) no Covenant Entity is a borrower or guarantor with respect to such Indebtedness unless such Covenant Entity shall have previously or substantially concurrently Guaranteed the Obligations pursuant to the applicable Guaranty, (D) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment, call protection or redemption terms) reflect market terms on the date of issuance and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans (other than any change of control offer or AHYDO catchup payments); (E) such Indebtedness may be secured by a Lien on the Collateral on a pari passu or junior lien basis to the Obligations or be unsecured and (F) such Indebtedness shall not contain covenants (including financial maintenance covenants), taken as a whole, that are materially tighter than (or in addition to) those contained in this Agreement on the date of issuance (except for covenants applicable only to the period after the Maturity Date of the Term Loans being refinanced) as reasonably determined by the Borrower, and (ii) any Permitted Refinancing thereof;

(u)         Guarantee Obligations of any Covenant Entity in connection with the provision of credit card payment processing services for any Covenant Entity;

(v)         customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business;

(w)         additional Indebtedness of any Covenant Entity which, when added together with all other Indebtedness of the Covenant Entities made under this clause (w) do not exceed in an aggregate outstanding principal amount for all such Covenant Entities the greater of (i) $210,000,000 and (ii) 2.0% of Consolidated Total Assets and (ii) any Permitted Refinancing in respect thereof;

(x)         [Reserved];

(y)         Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Company or any of its Restricted Subsidiaries or arising under any Receivables Facility;

(z)         to the extent constituting Indebtedness, obligations or liabilities in respect of any Permitted Bond Hedge Transactions;

(aa)         Indebtedness in respect of Tax Advantaged Transactions; provided that the aggregate amount of such Indebtedness, together with any Permitted Refinancing in respect thereof, together with the aggregate amount of Investments made in connection with Tax Advantaged Transactions pursuant to Section 7.3(z), shall not exceed an aggregate amount equal to the greater of $525,000,000 and 5.0% of Consolidated Total Assets; and

(bb)         all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (aa) above.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.2.

Section 7.3         Investments. Make any Investments, except:

(a)         Investments by any Covenant Entity in assets that were Cash Equivalents when such Investment was made;

(b)         loans or advances by the Borrower or any Restricted Subsidiary to employees for moving and travel expenses and similar expenses in an aggregate amount not to exceed $20,000,000 at any time outstanding;

(c)         asset purchases of the Covenant Entities (including purchases of inventory, supplies, materials and equipment) and the licensing, leasing or contribution of intellectual property pursuant to joint marketing or other arrangements with other Persons, in each case in the ordinary course of business;

(d)         (i) with respect to Investments among Covenant Entities, Investments (A) by any Covenant Entity in any Loan Party that is a Covenant Entity, (B) by any Non-Loan Party in any other Non-Loan Party and (C) by any Loan Party in a Non-Loan Party in an aggregate amount for all such Investments, when aggregated with the amount of Investments made in Persons that do not become Loan Parties pursuant to clause (j) below, not to exceed the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets;

(ii)         Investments by a Covenant Entity in a Loan Party (other than a Holding Company) that is not a Covenant Entity;

(e)         Investments of any Covenant Entity consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business to the extent reasonably necessary in order to prevent or limit loss;

(f)         Investments of any Covenant Entity consisting of Liens, Indebtedness, fundamental changes, Dispositions, redemptions and Restricted Payments permitted under Section 7.1, Section 7.2 (other than Section 7.2(e)), Section 7.4 (other than Section 7.4(e)), Section 7.5 (other than Sections 7.5(d)(ii), (e) and (q)), Section 7.6 and Section 7.9 (other than Section 7.9(c)), respectively; provided, however, that no Investments may be made solely pursuant to this Section 7.3(f);

(g)         Investments existing or committed to on the Sixth Amendment Effective Date and, to the extent the individual amount thereof exceeds $5,000,000, set forth on Schedule 7.3(g) and Investments consisting of any modification, replacement, renewal, reinvestment or extension of any Investment existing on the Sixth Amendment Effective Date; provided that the amount of any Investment permitted pursuant to this Section 7.3(g) is not increased from the amount of such Investment on the Sixth Amendment Effective Date except pursuant to the terms of such Investment as of the Sixth Amendment Effective Date or as otherwise permitted by this Section 7.3;

(h)         Investments of any Covenant Entity in Swap Contracts permitted under Section 7.2(c);

(i)         promissory notes and other non-cash consideration received by any Covenant Entity in connection with Dispositions permitted by Section 7.5 (other than Sections 7.5(d)(ii), (e) and (q));

(j)         (i) the purchase or other acquisition or Investment by a Covenant Entity of or in (A) the Equity Interests of any Person that becomes a Covenant Entity, (B) any EAT Subsidiary for the purpose of facilitating a like-kind exchange on behalf of the Borrower or any Restricted Subsidiary in accordance with applicable Law or (C) all or substantially all the assets of a Person or a division or line of business of a Person (or any subsequent Investment made in a Person, division or line of business previously acquired after an acquisition pursuant to this clause (j) or the remaining Equity Interests of a Person after it became a Covenant Entity) or (ii) a Shared Services Party Acquisition; provided that (1) subject to Section 1.8(d), immediately before and immediately after the consummation of any such purchase or other acquisition or Investment and any incurrence of Indebtedness in connection therewith, no Specified Default shall have occurred and be continuing, (2) after giving effect to such purchase or acquisition and the incurrence and repayment of Indebtedness in connection therewith, the Borrower shall be in compliance with Sections 6.11 and 6.14, to the extent applicable (within the time periods specified therein) and Section 7.11, (3) all FCC Licenses acquired in connection with any such acquisition shall be acquired by a Loan Party or a Wholly-Owned Domestic Subsidiary of the Borrower, the Equity Interests of which are pledged to secure the Secured Obligations pursuant to Section 6.11 and the requirements set forth in the definition of “Collateral and Guarantee Requirement,” (4) all FCC Licenses acquired in connection with any such Shared Services Party Acquisition shall be acquired by the Shared Services Party, (5) after giving effect to such purchase or acquisition or Investment and the incurrence and repayment of Indebtedness in connection therewith, either (x) the Borrower is in compliance with the Debt Incurrence Test or (y) the Consolidated Total Net Leverage Ratio is less than or equal to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter for which financial statements have been, or were required to be, delivered under Section 6.1(a) or (b), as applicable, and (6) the aggregate amount of Investments made in Persons that do not become Loan Parties, when aggregated with the total amount of Investments made by Loan Parties in Non-Loan Parties pursuant to clause (d)(i) above, shall not exceed the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets of the Covenant Entities at the time of making thereof;

(k)         make Investments in Qualified Joint Ventures; provided that (i) the aggregate amount of Investments under this clause (k) shall not exceed the greater of (x) $120,000,000 and (y) 1.15% of Consolidated Total Assets of the Covenant Entities at the time of making thereof, in each case, in any fiscal year; provided further that any portion of the annual amount for any fiscal year (commencing with the fiscal year ending December 31, 2018) that is not used in such fiscal year may be carried over to and added to the annual amount in the immediately following fiscal year (it being understood that any Investments made pursuant to this clause (j) shall be deemed to be made first from the original annual amount permitted for such fiscal year and second from amounts carried forward from the prior fiscal year pursuant to this proviso), (ii) [reserved] and (iii) on or prior to the consummation of any such Investment or series of related Investments in excess of $25,000,000, the Borrower shall (unless waived by the Administrative Agent in its sole discretion) provide to the Administrative Agent (A) financial calculations, in form and substance reasonably satisfactory to the Administrative Agent, specifically demonstrating that the Borrower is, and immediately after giving effect to such Investment and any Indebtedness incurred in connection therewith, will be, in pro forma compliance with the Financial Covenant (regardless of whether a Suspension Period is in effect at such time) and is in compliance with the Debt Incurrence Test, (B) financial projections, in form and substance reasonably satisfactory to the Administrative Agent, for the Borrower for a three year period after the closing of such Investment after giving effect to such Investment, (C) certification that no Default or Event of Default exists or would result from such Investment and (D) copies of the documentation governing such Investment;

(l)         Investments of any Covenant Entity in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)         Investments of any Covenant Entity (including debt obligations and Equity Interests) in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon foreclosure in connection with any secured Investment or other transfer of title with respect to any secured Investment or in satisfaction of judgments or pursuant to any plan of reorganization;

(n)         Investments by any Covenant Entity valued at cost at the time each such Investment is made and including all related commitments for future Investments, in an amount not exceeding the Available Amount; provided that, at the time of any such Investment, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower shall be in compliance with the Debt Incurrence Test; provided further that the aggregate amount of Investments made under this clause (n), together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments made pursuant to Section 7.6(a)(iii) and Restricted Payments made pursuant to Section 7.9(j), in each case at any time that:

(i)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00, shall not exceed the Available Amount Cap in any fiscal year of the Borrower; provided that (without limiting the applicability of the ensuing clauses (ii), (iii) and (iv)) the limitation set forth in this clause (i) shall not apply to usage of the Available Amount from the portion of the Available Amount representing cash returns received after the Third Amendment Effective Date with respect to Investments originally made utilizing the Available Amount;

(ii)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 4.00 to 1.00, shall not exceed $150,000,000 in any fiscal year of the Borrower;

(iii)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 4.50 to 1.00, shall not exceed $60,000,000 in any fiscal year of the Borrower; and

(iv)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 5.00 to 1.00, shall not exceed $25,000,000 in any fiscal year of the Borrower;

(o)         advances by any Covenant Entity of payroll payments to employees in the ordinary course of its business;

(p)         so long as immediately before and immediately after any such transaction, no Specified Default shall have occurred and be continuing, Investments held by a Covenant Entity acquired after the Sixth Amendment Effective Date or of a Person merged into a Covenant Entity, or merged or consolidated with a Covenant Entity in accordance with Section 7.4 after the Sixth Amendment Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(q)         Guarantee Obligations of any Covenant Entity in respect of leases of a Covenant Entity (other than any Capitalized Lease) or of other obligations of a Covenant Entity that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(r)         Investments of any Covenant Entity to the extent that payment for such Investments is made solely with Qualified Equity Interests of the Borrower (except to the extent the proceeds of such Qualified Equity Interests are used for a Specified Equity Contribution);

(s)         Guarantee Obligations of any Covenant Entity in connection with the provision of credit card payment processing services in the ordinary course of business;

(t)         pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(u)         Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisition, in each case only to the extent the underlying transaction is permitted by this Section;

(v)         Investments of any Covenant Entity to the extent acquired in connection with Permitted Asset Swaps under Section 7.5(m);

(w)         Investments by the Covenant Entities which, when added together with all other Investments made under this clause (w) do not exceed in an aggregate amount for all such Covenant Entities the greater of (x) $300,000,000 and (y) 25.0% of the Leverage Ratio Denominator for the most recently ended Reference Period (calculated on a Pro Forma Basis after giving effect to such Investments and any related Specified Transaction) at the time made;

(x)         unlimited additional Investments so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Investments and any related Specified Transaction) is not greater than 2.50 to 1.00 as of the end of the most recently ended Reference Period;

(y)         (i) Investments in a Securitization Subsidiary or Receivables Facility or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing and (ii) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or Receivables Facility;

(z)         so long as no Default or Event of Default has occurred or would result therefrom, Investments in respect of Tax Advantaged Transactions; provided that the aggregate amount of such Investments, together with the aggregate amount of Indebtedness made in connection with Tax Advantaged Transactions pursuant to Section 7.2(aa), shall not exceed at any time outstanding an aggregate amount equal to the greater of $525,000,000 and 5.0% of Consolidated Total Assets of the Covenant Entities at the time of making thereof; and

(aa)         any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction and the performance by the Borrower or such Restricted Subsidiary of its obligations thereunder.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an Investment for purposes of this Section 7.3.

Section 7.4         Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to a Delaware LLC Division), except that:

(a)         any Covenant Entity may merge with (x) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (y) any one or more other Covenant Entities; provided that when any Loan Party is merging with a Non-Loan Party, the Loan Party shall be the continuing or surviving Person;

(b)         any Covenant Entity other than the Borrower may liquidate or dissolve and may change its legal form, in each case only so long as (A) no Event of Default shall have occurred and be continuing or would result therefrom, (B) the Lien on or security interest in any Collateral held by it under the Loan Documents shall remain in effect to the same extent as immediately prior to such change, and (C) with respect to any change in legal form, the Guaranty of the Secured Obligations by such Covenant Entity shall remain in effect to the same extent as immediately prior to such change;

(c)         any Covenant Entity other than the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Covenant Entity; provided that, if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party that is a Covenant Entity or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Covenant Entity which is not a Loan Party in accordance with Section 7.3 (other than Section 7.3(f)), respectively;

(d)         the Borrower may merge with any other Person; provided that the Borrower shall be the continuing or surviving corporation;

(e)         any Covenant Entity other than the Borrower may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.3 (other than Section 7.3(f)); provided that the continuing or surviving Person shall be a Covenant Entity, which shall have complied with the requirements of Section 6.11; and

(f)         a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.5 (other than Section 7.5(e)), may be effected.

Section 7.5         Dispositions. Make any Disposition, except:

(a)         Dispositions by the Covenant Entities of (i) obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business, (ii) property no longer used or useful in the conduct of the business of the Covenant Entities and (iii) motor vehicles in the ordinary course of business;

(b)         Dispositions by (i) the Covenant Entities of inventory in the ordinary course of business, (ii) the Covenant Entities of immaterial assets in the ordinary course of business and (iii) the Covenant Entities constituting barter programming or barter syndication in the ordinary course of business;

(c)         Dispositions by the Covenant Entities of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d)         Dispositions by the Covenant Entities of property to the other Covenant Entities; provided that, if the transferor of such property is a Covenant Entity (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.3 (other than Section 7.3(f)); provided further that no Broadcast Licenses or other FCC Licenses owned by the Loan Parties may be transferred to Non-Loan Parties;

(e)         Dispositions permitted by Section 7.3 (other than Section 7.3(f)), Section 7.4 (other than Section 7.4(f)) and Section 7.9 and Liens permitted by Section 7.1 (other than Section 7.1(l));

(f)         Dispositions by the Covenant Entities in the ordinary course of business of Cash Equivalents;

(g)         leases, subleases, licenses or sublicenses of the Covenant Entities, in each case in the ordinary course of business and which do not materially interfere with the business of the Covenant Entities, taken as a whole;

(h)         transfers of property of the Covenant Entities subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(i)         Dispositions of Investments in joint ventures by the Covenant Entities to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(j)         Dispositions by the Covenant Entities of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof;

(k)         (i) the unwinding of any Swap Contract permitted hereunder of the Covenant Entities pursuant to its terms, (ii) the disposition of any Swap Contract and (iii) performance by a Loan Party of its obligations under any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction, including the settlement or early termination thereof;

(l)         Permitted Sale Leasebacks;

(m)         Dispositions by the Covenant Entities of any assets or 100% of the Equity Interests of a Restricted Subsidiary of such Covenant Entity provided that such Disposition is made together with a concurrent purchase of, or exchange for, comparable assets (or 100% of the Equity Interests of a Restricted Subsidiary owning comparable assets) of another Person (an “Asset Swap”), in each case so long as (i) immediately before and immediately after any such Disposition, no Specified Default shall have occurred and be continuing and (ii) all FCC Licenses acquired in connection with any such Asset Swap will be acquired by the Borrower or a domestic Wholly-Owned Restricted Subsidiary of the Borrower which is a Guarantor and the Equity Interests of which are pledged to secure the Secured Obligations pursuant to Section 6.11 and the requirements set forth in the definition of “Collateral and Guarantee Requirement,” and (ii) after giving effect to such Asset Swap, the Borrower shall be in compliance with Sections 6.11 and 6.14 (within the time period specified therein) to the extent applicable, and Section 7.11;

(n)         Dispositions by the Covenant Entities (including pursuant to a Spectrum Tender) not otherwise permitted pursuant to this Section 7.5; provided that (i) immediately before and immediately after any such Disposition, no Specified Default shall have occurred and be continuing, (ii) such Disposition shall be for fair market value as reasonably determined by the applicable Covenant Entity in good faith based on sales of similar assets, if available, (iii) the Borrower or the applicable Covenant Entity complies with the applicable provisions of Section 2.5, (iv) with respect to any Disposition pursuant to this clause (n) for a purchase price in excess of the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets of the Covenant Entities at the time of such Disposition, the applicable Covenant Entity shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents; provided, however, that for the purposes of this clause (iv), (A) any liabilities (as shown on the most recent balance sheet of the Borrower provided hereunder or in the footnotes thereto) of the Covenant Entities, other than liabilities that are by their terms subordinated in right of payment to the Obligations under the Loan Documents, that are assumed by the transferee with respect to the applicable Disposition and for which the Covenant Entities shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations received by the Covenant Entities from such transferee that are converted by such Covenant Entity into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by the Covenant Entities in respect of such Disposition having an aggregate fair market value not in excess of the greater of (x) $105,000,000 and (y) 1.0% of the Consolidated Total Assets of the Covenant Entities at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash; provided further that no Broadcast Licenses or other FCC Licenses owned by the Loan Parties may be transferred or sold to Holding Companies or Non-Loan Parties; provided further that, in the case of any Disposition pursuant to a Spectrum Tender (other than any Spectrum Tender to the extent that (1) it involves a transaction for minimal or no consideration or otherwise less than fair market value, undertaken primarily to dispose of spectrum to comply with FCC ownership requirements and/or to obtain FCC consent to a related transaction and (2) it does not constitute a material portion of the Borrower’s business and operations) that results in the Consolidated First Lien Net Leverage Ratio, calculated after giving Pro Forma Effect to such Disposition, exceeding 3.25 to 1.00, the Borrower shall prepay the Term Loans as provided in Section 2.5(b)(ii) in an amount equal to 100% of such Net Cash Proceeds, or if less, an amount necessary to cause such Consolidated First Lien Net Leverage Ratio to be less than or equal to 3.25 to 1.00 (after giving effect to such prepayment) without regard to any thresholds or reinvestment provisions in Section 2.5(b)(ii);

(o)         (x) any Station Sharing Arrangement with Strategic Shared Services Parties and (y) any Host Channel Sharing Agreement; provided that any Net Cash Proceeds from the Disposition of spectrum under such Host Channel Sharing Agreement to a Person other than a Covenant Entity shall be subject to Section 2.5(b)(ii); provided, however, for the avoidance of doubt, that no cost sharing reimbursements from the Channel Sharee under such Host Channel Sharing Agreement shall be subject to Section 2.5(b)(ii);

(p)         the abandonment or other Disposition of intellectual property by the Covenant Entities in the ordinary course of business or which are reasonably determined by the Borrower, in good faith, to be no longer material to its business;

(q)         any forgiveness, writeoff or writedown of any intercompany obligations; provided that any forgiveness of obligations owing by a Non-Loan Party or Unrestricted Subsidiary shall not result in additional ability to make Investments in Non-Loan Parties or Unrestricted Subsidiaries in the amount of such forgiven obligations;

(r)         any disposition of Equity Interests in an Unrestricted Subsidiary;

(s)         any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(t)         condemnation or any similar action by a Governmental Authority with respect to any property or other assets, or foreclosure in connection with any Lien permitted to exist under Section 7.1;

(u)         the sale or other disposition by the Borrower or any of its Restricted Subsidiaries of assets to the extent that such sale or other disposition is required by applicable Laws or final order of the FCC; provided that at least seventy-five percent (75%) of the consideration received in each such Disposition (or series of related Dispositions) is in the form of cash or Cash Equivalents and the Net Cash Proceeds of such Disposition (or series of related Dispositions) are applied or reinvested, as the case may be, pursuant to Section 2.5(b)(ii) (it being understood and agreed that nothing in this clause (u) shall prohibit the transfer of assets to a divestiture trust in accordance with applicable Laws or a final order of the FCC so long as the requirements of Section 2.5(b)(ii) are complied with when such assets are released from such divestiture trust);

(v)         [Reserved];

(w)         the Asset Sale Bridge Financed Divestitures with respect to any assets acquired in connection with the applicable Permitted Acquisition or other Investment;

(x)         any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility;

(y)         the sale or other disposition by the Borrower or any of its Restricted Subsidiaries of real property, equipment or other related assets (but in no event including any FCC License) in connection with Tax Advantaged Transactions; provided that the aggregate fair market value of the property and assets sold or disposed of pursuant to this clause (y) shall not exceed an aggregate amount at any time outstanding equal to the greater of $525,000,000 and 5.0% of Consolidated Total Assets of the Covenant Entities at the time of consummation thereof; and

(z)         any other Disposition (or series of related Dispositions) for consideration not in excess of, in any fiscal year, the greater of $25,000,000 and 0.25% of Consolidated Total Assets of the Covenant Entities at the time of consummation thereof.

To the extent any Collateral is Disposed of as expressly permitted by this Section 7.5 to any Person other than the Borrower or any Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Borrower, upon the certification by the Borrower that such Disposition is expressly permitted by this Agreement, the Administrative Agent, as applicable, shall act in accordance with the terms of Section 9.10 and Section 10.18(a)(ii).

Section 7.6         Prepayments, Etc. of Indebtedness; Amendments.

(a)         Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (x) any 2030 Notes, 2031 Notes and any other unsecured Indebtedness incurred pursuant to Section 7.2(b) or Section 7.2(g)(i)(A) in excess of the Threshold Amount, (y) any 2032 2L Notes and any other Junior Lien Debt in excess of the Threshold Amount or (z) any Subordinated Debt in excess of the Threshold Amount (it being understood that, in each case of clauses (x)-(z), (A) payments of regularly scheduled interest and mandatory prepayments shall be permitted, (B) any “AHYDO” payment in the minimum amount necessary for the purpose of causing such Indebtedness not to be treated as “applicable high yield discount obligation” within the meaning of Code Section 163(i) shall be permitted and (C) any prepayment, redemption, purchase, defease or other payment in anticipation of satisfying final maturity due within one year of the date such prepayment, redemption, purchase, defease or other payment shall be permitted), except for

(i)         the refinancing thereof with the proceeds of a Permitted Refinancing (and any payments on such Permitted Refinancing that would otherwise be permitted hereunder);

(ii)         the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of a Holding Company;

(iii)         prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed the Available Amount; provided that at the time of any such prepayment, redemption, purchase, defeasance or other payment, no Event of Default shall have occurred and be continuing or would result therefrom; provided further that the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments made under this clause (iii), together with the aggregate amount of Investments made pursuant to Section 7.3(n) and Restricted Payments made pursuant to Section 7.9(j), in each case at any time that:

(A)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00, shall not exceed the Available Amount Cap in any fiscal year of the Borrower; provided that (without limiting the applicability of the ensuing clauses (B), (C) and (D)) the limitation set forth in this clause (A) shall not apply to usage of the Available Amount from the portion of the Available Amount representing cash returns received after the Third Amendment Effective Date with respect to Investments originally made utilizing the Available Amount;

(B)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 4.00 to 1.00, shall not exceed $150,000,000 in any fiscal year of the Borrower;

(C)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 4.50 to 1.00, shall not exceed $60,000,000 in any fiscal year of the Borrower; and

(D)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 5.00 to 1.00, shall not exceed $25,000,000 in any fiscal year of the Borrower;

provided further that, so long as (I) the Consolidated First Lien Leverage Net Ratio does not increase and (II) the Consolidated Total Net Leverage Ratio decreases (in each case, determined on a pro forma basis after giving effect to such prepayment, redemption, purchase, defeasance or other payment and any Indebtedness incurred in connection therewith), each of the amounts permitted at such time for such Restricted Payment in accordance with clauses (B), (C) and (D) above shall be doubled;

(iv)         together with the aggregate amount of Restricted Payments made pursuant to Section 7.9(j)(1), prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity not to exceed the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets of the Covenant Entities at the time of making thereof in the aggregate during the term of this Agreement;

(v)         redemptions of Preferred Stock of the Borrower, so long as (i) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment and (ii) the Consolidated Total Net Leverage Ratio (calculated on a pro forma basis after giving effect to such payment and any Indebtedness incurred in connection therewith) is less than or equal to 4.25 to 1.00;

(vi)         the Borrower or any Subsidiary may (1) convert or exchange any Permitted Convertible Indebtedness in accordance with its terms into or for shares of Equity Interests (other than Disqualified Equity Interests) of the Borrower and make a payment of cash in lieu of fractional shares of the Borrower’s Equity Interests (other than Disqualified Equity Interests) deliverable upon any such conversion or exchange or (2) deliver cash in connection with any conversion or exchange of any Permitted Convertible Indebtedness in an aggregate amount since the date of the indenture governing such Permitted Convertible Indebtedness not to exceed the sum of (x) the principal amount of such Permitted Convertible Indebtedness, as applicable, and (y) the amount of any payments required to be made to the Borrower or any of its Subsidiaries upon the exercise, settlement, termination or unwind of any related Permitted Bond Hedge Transaction substantially concurrently with, or a commercially reasonable period of time before or after, the settlement date for the exchange or conversion of such relevant Permitted Convertible Indebtedness; and

(vii)         prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity so long as (A) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such prepayment, redemption, purchase, defeasance and other payment and any related Specified Transaction) is not greater than 3.50 to 1.00 as of the end of the most recent Reference Period; or

(b)         amend, modify or change any term or condition of any Subordinated Debt Documents for Subordinated Debt in excess of the Threshold Amount in any manner materially adverse to the interests of the Lenders.

Section 7.7         Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.8         Transactions with Affiliates. Enter into or conduct any transaction or any series of transactions, directly or indirectly, of any kind (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Covenant Entity, whether or not in the ordinary course of business (an “Affiliate Transaction”), involving aggregate value in excess of $25,000,000 for each such transaction or series of related transactions unless:

(1)         the terms of such Affiliate Transaction taken as a whole are not materially less favorable to such Covenant Entity, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and

(2)         in the event such Affiliate Transaction involves an aggregate value in excess of $50,000,000, the terms of such transaction have been approved by a majority of the members of the board of directors of the Borrower.

Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in clause (2) of this paragraph if (x) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

The provisions of the preceding paragraph will not apply to:

(a)         any transaction between or among Covenant Entities (or an entity that becomes a Covenant Entity as a result of such transaction); provided that no Broadcast License or other FCC Licenses owned by the Loan Parties may be held by a Holding Company or a Non-Loan Party;

(b)         transactions on terms not less favorable to a Covenant Entity as would be obtainable by such Covenant Entity at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c)         [Reserved];

(d)         the issuance by the Borrower of Equity Interests to a Holding Company;

(e)         equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Covenant Entities, but only to the extent specifically permitted under this Article 7;

(f)         loans, Investments and other Sharing Arrangements, and other transactions by and among the Covenant Entities, and joint ventures, but only to the extent specifically permitted under this Article 7;

(g)         employment and severance arrangements between the Covenant Entities and their respective officers and employees, in each case in the ordinary course of business as determined in good faith by the board of directors or senior management of the relevant Person and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(h)         payments by the Covenant Entities to other Covenant Entities pursuant to the tax sharing agreements among the Covenant Entities disclosed on Schedule 7.8 or entered into after the Restatement Effective Date, in each case on customary terms to the extent attributable to the ownership or operation of the Covenant Entities and not in contradiction with past practices;

(i)         the payment by the Covenant Entities of compensation, customary fees and reasonable out-of-pocket costs to, and indemnities (including under customary insurance policies) and employee benefit and pension expenses provided on behalf of, directors, officers, employees and consultants of the Covenant Entities in the ordinary course of business to the extent attributable to the ownership or operation of the Covenant Entities;

(j)         transactions of the Covenant Entities pursuant to permitted agreements in existence on the Sixth Amendment Effective Date and, to the extent the individual amount thereof exceeds $5,000,000, set forth on Schedule 7.8 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(k)         Restricted Payments by the Covenant Entities to the extent permitted under Section 7.9;

(l)         any purchases by the Borrower’s Affiliates of Indebtedness or Disqualified Equity Interests of the Covenant Entities the majority of which Indebtedness or Disqualified Equity Interest is purchased by Persons who are not Affiliates of any Covenant Entity; provided that such purchases by the Borrower’s Affiliates are permitted under the terms of this Agreement and are on the same terms as such purchases by such Persons who are not Affiliates of any Covenant Entity;

(m)         [reserved];

(n)         transactions with Holding Companies permitted by Section 7.13 (provided this Section 7.8(n) shall not alone permit any transaction not otherwise permitted by Article 7);

(o)         Indebtedness permitted by Section 7.2(i); and

(p)         any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing or Receivables Facility and any disposition of Securitization Assets or related assets in connection with any Qualified Securitization Financing and any repurchase of Securitization Assets pursuant to a Securitization Repurchase Obligation.

Section 7.9         Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:

(a)         each Covenant Entity (other than the Borrower or any direct Subsidiary of a Holding Company) may make Restricted Payments to the other Covenant Entities (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to the Covenant Entities and to each other owner of Equity Interests of such Covenant Entity based on their relative ownership interests of the relevant class of Equity Interests);

(b)         the Borrower may pay dividends or distributions and make board approved share repurchases in respect of its common Equity Interests or Preferred Stock (or, after a Holding Company Reorganization, that of the Holding Company) in an aggregate amount per fiscal quarter not to exceed an amount in any calendar year equal to $90,000,000 (with up to $30,000,000 of the aggregate unused amounts in any calendar year being available to be so utilized in the next succeeding calendar year) (as such amounts shall be appropriately adjusted for any stock splits, stock dividends, reverse stock splits, stock consolidations or other similar transactions);

(c)         to the extent constituting Restricted Payments, the Covenant Entities may enter into and consummate transactions expressly permitted by any provision of Section 7.3 (other than Section 7.3(f)), Section 7.4 or Section 7.6(a), respectively; provided, however, that no such Restricted Payment may be made solely pursuant to the terms of this Section 7.9(c);

(d)         distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(e)         [reserved];

(f)         netting of shares under stock option plans of the Borrower or a Holding Company to settle option price payments owed to employees and officers of the Covenant Entities with respect thereto, and netting of shares to settle such employees’ and officers’ federal, state and income tax liabilities (if any) related to restricted stock units and similar stock based awards thereunder;

(g)         the Covenant Entities may pay any dividend or distribution within 60 days after the date of declaration thereof, if on the date of declaration such payment complied with, and was permitted to be made by, another provision of this Section 7.9;

(h)         the Covenant Entities may (i) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or in connection with any Permitted Acquisition and (ii) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms so long as such convertible Indebtedness was permitted to be issued under Section 7.2;

(i)         the Covenant Entities may declare and make dividend payments to or other distributions payable in Qualified Equity Interests of a Holding Company;

(j)         so long as immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Covenant Entities may make additional Restricted Payments in an amount in the aggregate not to exceed the sum of:

(1)         together with the aggregate amount of prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity made pursuant to Section 7.6(a)(iv), the greater of (x) $210,000,000 and (y) 2.0% of Consolidated Total Assets of the Covenant Entities at the time of making thereof in the aggregate during the term of this Agreement; plus

(2)         the Available Amount; provided that the aggregate amount of Restricted Payments made under this clause (2), together with the aggregate amount of Investments made pursuant to Section 7.3(n) and prepayments, redemptions, purchases, defeasances and other payments made pursuant to Section 7.6(a)(iii), in each case at any time that:

(w)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 3.00 to 1.00 but less than 4.00 to 1.00, shall not exceed the Available Amount Cap in any fiscal year of the Borrower; provided that (without limiting the applicability of the ensuing clauses (x), (y) and (z)) the limitation set forth in this clause (w) shall not apply to (A) any payment of preferred dividends made utilizing the Available Amount during any fiscal year or (B) usage of the Available Amount from the portion of the Available Amount representing cash returns received after the Third Amendment Effective Date with respect to Investments originally made utilizing the Available Amount;

(x)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 4.00 to 1.00, shall not exceed $150,000,000 in any fiscal year of the Borrower;

(y)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 4.50 to 1.00, shall not exceed $60,000,000 in any fiscal year of the Borrower; and

(z)         the Consolidated First Lien Net Leverage Ratio is greater than or equal to 5.00 to 1.00, shall not exceed $25,000,000 in any fiscal year of the Borrower;

(k)         unlimited Restricted Payments so long as (A) immediately before and immediately after giving effect to any such Restricted Payment, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (B) the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis after giving effect to such Restricted Payments and any related Specified Transaction) is not greater than 2.00 to 1.00 as of the end of the most recent Reference Period;

(l)         the declaration and payment of dividends on Disqualified Equity Interests or Preferred Stock that was issued and incurred in accordance with the terms of Section 7.2 to the extent such payments would be permitted under Section 7.6;

(m)         [Reserved];

(n)         the repurchase, redemption or other acquisition or retirement for value or forfeiture of any Equity Interests of the Borrower or any Holding Company to effect the repurchase, redemption, acquisition or retirement of Equity Interests that are held by any member or former member of the Borrower’s (or any Holding Company’s or Subsidiary’s) management, or by any of its respective directors, employees or consultants; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (x) $160,000,000 and (y) $40,000,000 in any calendar year (with the aggregate unused amounts in any calendar year being available to be so utilized in succeeding calendar years) provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(i)         the Net Cash Proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower and, to the extent contributed to the capital of the Borrower (other than through the issuance of Disqualified Equity Interests), Equity Interests of any Holding Company, in each case to members of management, directors or consultants of the Borrower, any of its Subsidiaries or any Holding Company that occurred after the Sixth Amendment Effective Date, plus

(ii)         the net cash proceeds of key man life insurance policies received by the Borrower and its Restricted Subsidiaries after the Restatement Effective Date; less

(iii)         (the amount of any Restricted Payments made in previous calendar years pursuant to the preceding clauses (i) and (ii);

provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, present or former members of management, directors, employees or consultants of the Borrower, or any Holding Company or Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any Holding Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.9 or any other provision of this Agreement;

(o)         any purchase, repurchase, redemption, defeasance or other acquisition or retirement of preferred stock of a Covenant Entity made by exchange for or out of the proceeds of the substantially concurrent sale of preferred stock of such Covenant Entity, that, in each case, is permitted to be issued and incurred pursuant to Section 7.2;

(p)         dividends or distributions to a Holding Company, the sole purpose of which is to consummate an Investment permitted under Section 7.13(i)(ii), subject to compliance with the terms thereof; provided, for the avoidance of doubt, that no contribution of property from a Holding Company to the Borrower or any Guarantor that is a Covenant Entity in connection with such Investment shall be added to the Available Amount or be deemed to be a Specified Equity Contribution; and

(q)         after the completion of a Holding Company Reorganization, dividends, loans, advances or distributions or other payments by the Company or any Restricted Subsidiary to any Holding Company in amounts equal to (without duplication) (i) the amounts required for any Holding Company to pay any Holding Company Overhead Expenses and (ii) Permitted Tax Distributions.

Section 7.10         Financial Covenant. Except during a Suspension Period, permit the Consolidated First Lien Net Leverage Ratio on the last day of each fiscal quarter of the Borrower to be greater than 4.25:1.00; provided that, after the Sixth Amendment Effective Date, at the written election of the Borrower delivered to the Administrative Agent, such maximum Consolidated First Lien Net Leverage Ratio shall be increased to 4.75:1.00 with respect to the last day of the fiscal quarter during which a Material Transaction shall have been consummated and the last day of each of the immediately following three consecutive fiscal quarters; provided further that no more than two elections will be made in the aggregate after the Sixth Amendment Effective Date.

Section 7.11         Change in Nature of Business. Directly or indirectly engage in any material line of business that is fundamentally and substantially different from the Permitted Business or any business reasonably related, complementary, synergistic or ancillary thereto or a reasonable extension thereof.

Section 7.12         Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of (a) any Covenant Entity to make Restricted Payments to the holders of its Equity Interests or (b) any Covenant Entity to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations under the Loan Documents, or any renewals, refinancings, exchanges, refundings or extension thereof, except in respect of any of the matters referred to in clauses (a) and (b) above:

(i)         restrictions and conditions imposed under any Loan Document, and the Indenture Documentation;

(ii)         restrictions and conditions existing on the Sixth Amendment Effective Date or any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(iii)         customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(iv)         customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(v)         restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(vi)         restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Covenant Entity (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Covenant Entity and the restriction or condition does not apply to the Borrower;

(vii)         restrictions or conditions in any Indebtedness permitted pursuant to Section 7.2 to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or are market terms at the time of issuance (as determined by the Borrower in good faith) or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries and are market terms at the time of issuance (as determined by the Borrower in good faith); provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11 and Section 6.14;

(viii)         encumbrances and restrictions under the Organization Documents of JV Entities;

(ix)         any encumbrance or restriction: (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement; or (B) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Borrower or any Restricted Subsidiary;

(x)         any encumbrance or restriction pursuant to Swap Contracts; provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.11 and Section 6.14;

(xi)         restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Borrower, are necessary or advisable to effect such Securitization Facility or Receivables Facility; and

(xii)         encumbrances or restrictions arising or existing by reason of applicable Law or any applicable rule, regulation or order, or required by any regulatory authority.

Section 7.13         Holding Companies. No Holding Company will conduct, transact or otherwise engage in any business or operations other than the following:

(a)         the ownership or acquisition of Equity Interests (other than Disqualified Equity Interests) in the Borrower and its other Subsidiaries, provided that, for the avoidance of doubt, no Holding Company shall hold any Broadcast License or other FCC License,

(b)         the maintenance of its legal existence, including the ability to incur fees, costs and expenses and the hiring of employees relating to such maintenance,

(c)         to the extent applicable, participating in tax, accounting and other administrative matters as a member of the combined group of Covenant Entities,

(d)         the performance of its obligations under and in connection with, and payments with respect to, the Loan Documents and related documentation in respect of the foregoing and any documents relating to other Indebtedness permitted under Section 7.2 of this Credit Agreement,

(e)         any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Article 7, including the costs, fees and expenses related thereto,

(f)         repurchases of Indebtedness through open market purchases and Dutch auctions (in the case of Loans, to the extent permitted hereunder),

(g)         [reserved];

(h)         [reserved];

(i)         any transaction that a Holding Company is permitted to enter into or consummate under this Article 7 and any transaction between or among a Holding Company and the Borrower or any one or more Covenant Entities permitted under this Article 7, including:

(i)         making any payment(s) or Restricted Payment(s) (A) to the extent otherwise permitted under Section 7.13 and (B) with any amounts received pursuant to transactions permitted under Section 7.9 or holding any cash received in connection therewith pending application thereof by a Holding Company,

(ii)         making any Investment (including by merging another Person into a Holding Company, with such Holding Company as the surviving Person) to the extent (A) payment therefor is made solely with the Equity Interests of a Holding Company (other than Disqualified Equity Interests), the proceeds of Restricted Payments received from the Borrower or proceeds of a Permitted Equity Issuance, (B) any property (whether assets or Equity Interests) acquired in connection therewith is immediately contributed to the Borrower or a Guarantor that is a Covenant Entity (or, if otherwise permitted by Section 7.3, a Covenant Entity) or the Person formed or acquired in connection therewith is merged with the Borrower or a Guarantor that is a Covenant Entity (or, if otherwise permitted by Section 7.3, a Covenant Entity) and (C) such Holding Company receives no other consideration or other payment in connection with such transaction unless such consideration and/or payment is contributed to the Borrower or a Guarantor that is a Covenant Entity (or, if otherwise permitted by Section 7.3, a Covenant Entity);

(iii)         [reserved];

(iv)         [reserved];

(v)         incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes,

(vi)         providing customary indemnification to officers and directors in the ordinary course of business and as otherwise permitted in this Article 7,

(vii)         [reserved];

(viii)         the making of any loan to any officers or directors contemplated by Section 7.3, the making of any Investment in the Borrower or any Guarantor or, to the extent otherwise allowed under Section 7.3, a Restricted Subsidiary;

(ix)         making contributions to the capital of its Subsidiaries, and

(x)         making Investments in cash and Cash Equivalents; and

(j)         activities incidental to the businesses or activities described in clauses (a) through (i) of this Section 7.13.

Section 7.14         Sanctions. Directly or, to the Borrower’s knowledge indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner, to the extent that the result of the foregoing would be a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, Issuing Bank, Swing Line Lender or otherwise) of Sanctions.

ARTICLE 8
EVENTS OF DEFAULT AND REMEDIES

Section 8.1         Events of Default. Any of the following events referred to in any of clauses (a) through (m) shall constitute an “Event of Default”:

(a)         Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Borrowing, or (ii) within five Business Days after the same becomes due, (x) any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (y) the Borrower fails to pay or to deposit any funds as Cash Collateral in respect of L/C Obligations, or (z) any other amount payable hereunder or with respect to any other Loan Document (in the case of this clause (z), excluding any amount payable in respect of obligations under any Secured Hedge Agreement or any Secured Cash Management Agreement and the Guarantee Obligations in respect thereof, which shall be subject to subsection (e) or (n) below, if applicable); or

(b)         Specific Covenants. The Borrower (or with respect to Section 7.13, any Holding Company) fails to perform or observe any term, covenant or agreement contained in (i) any of Section 6.3(a), 6.4(a) or Article 7 (other than Section 7.10) or (ii) Section 7.10; provided that a breach or default of Section 7.10 shall not constitute an Event of Default with respect to any Term Loans unless and until the Required Revolving Credit Lenders have declared all outstanding amounts with respect thereto to be due and payable and all outstanding Revolving Credit Commitments to be terminated, in each case in accordance with this Agreement and such declaration has not been rescinded; or

(c)         Other Defaults. The Borrower or any other Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed in respect of the Obligations (but not the other Secured Obligations), or any Loan Party fails to comply with the insurance requirements equivalent to the requirements set forth in Section 6.6 as if such Loan Party were a Covenant Entity; and, in each case, such failure continues for thirty (30) days after receipt by the Borrower of written notice thereof by the Administrative Agent or the Required Lenders; or

(d)         Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein or in any other Loan Document or in any document required to be delivered in connection herewith or therewith, in each case in respect of the Obligations but not the other Secured Obligations, shall be incorrect or misleading in any material respect when made or deemed made; or

(e)         Cross-Default. Any Covenant Entity or any Loan Party (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness having an aggregate principal amount (or with respect to any Swap Contract, having a Swap Termination Value) in excess of the Threshold Amount (except in respect of the Obligations, which are addressed in clause (a) above), or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than, with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after giving effect to any grace period, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that such failure is unremedied and is not waived by the holders of such Indebtedness; or

(f)         Insolvency Proceedings, Etc. Any Covenant Entity or any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property, or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days, or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g)         Inability to Pay Debts; Attachment. (i) Any Covenant Entity or any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Covenant Entities, taken as a whole, and is not released, vacated or fully bonded within 60 days after its issue or levy; or

(h)         Judgments. There is entered against any Covenant Entity or any Loan Party a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days; or

(i)         ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any Covenant Entity, any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(j)         Invalidity of Loan Documents. Any material provision of this Agreement, or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, and other than as a result of a transaction permitted by Section 7.4 or 7.5 or solely as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect, or any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien on the Collateral purported to be covered thereby (to the extent required hereby or thereby), or any Loan Party or any Subsidiary thereof contests in writing in any manner the validity or enforceability of any material provision of any Loan Document, or any Loan Party or any Restricted Subsidiary thereof denies in writing that it has any or further liability or obligation under any provision of any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments and termination or Cash Collateralization of all Letters of Credit), or purports in writing to revoke, terminate (other than in connection with payment in full) or rescind any provision of any Loan Document; or

(k)         Change of Control. There occurs any Change of Control; or

(l)         Subordination. (i) The subordination provisions of the Subordinated Debt Documents for Subordinated Debt in excess of the Threshold Amount (the “Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Subordinated Debt or the Lien subordination provisions in any Intercreditor Agreement in respect of Junior Lien Debt in excess of the Threshold Amount (the “Intercreditor Lien Subordination Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of such Junior Lien Debt or(ii) the Borrower or any other Loan Party or any Restricted Subsidiary of a Loan Party shall, directly or indirectly, disavow or contest in any manner the effectiveness, validity or enforceability of any of the Subordination Provisions or the Intercreditor Lien Subordination Provisions; or

(m)         Material Channel Sharing Arrangements. Any material Channel Sharing Agreement to which any Covenant Entity or Loan Party is a Channel Sharee shall be revoked, cancelled, terminated or expired by its terms and not renewed for any reason whatsoever or shall be modified at the request of any Governmental Authority in a manner materially adverse to the interests of the Borrower and its Subsidiaries, taken as a whole, and the occurrence of which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 8.2         Remedies Upon Event of Default. If any Event of Default occurs and is continuing (other than an Event of Default under Section 8.1(b)(ii)), the Administrative Agent may, and at the request of the Required Lenders (or, if an Event of Default occurs under Section 8.1(b)(ii) in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Swing Line Loans, L/C Obligations, Letters of Credit and L/C Credit Extensions), shall, take any or all of the following actions:

(a)         declare the commitment of each Lender to make Loans and any obligation of the Issuing Banks to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)         declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c)         require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then-Outstanding Amount thereof); and

(d)         exercise on behalf of itself, the Lenders and the Issuing Banks all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of any Issuing Bank to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.3         Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.1, any reference in any such clause to any Covenant Entity or any Loan Party shall be deemed not to include any Immaterial Subsidiary or any entity which at such time could, upon designation by the Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the total assets of such Person together with the total assets of all other Persons affected by such event or circumstance referred to in such clause (in each case determined using the definition of “Consolidated Total Assets” and the other defined terms used therein as if references to the total assets of the Covenant Entities on a consolidated basis therein were to such Person and its Subsidiaries), shall exceed 7.5% of the Consolidated Total Assets of the Covenant Entities (taken as a whole).

Section 8.4         Application of Funds.

(a)         Notwithstanding the provisions of Sections 2.5 and 2.8 or anything to the contrary contained in this Agreement, after the exercise of remedies (including rights of setoff) provided for in Section 8.2 (or after the Loans have automatically become immediately due and payable as contemplated by Section 8.2), any amounts received on account of the Obligations (whether as a result of any realization on the Collateral, a payment under the Guaranty Agreement, any setoff rights, any distribution in connection with any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law or otherwise) shall be applied as follows, in any such case until the prior payment in full in cash of all Obligations:

first, to the payment of that portion of the Obligations constituting indemnities, fees, costs and expenses payable to the Administrative Agent in its capacity as such, including any reasonable costs and expenses incurred in connection with the collection of such payment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 10.4 (irrespective of whether a claim for such indemnitees, fees, costs and expenses is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise);

second, to the payment of that portion of the Obligations constituting indemnities, fees, costs and expenses payable to the Lenders, the Issuing Bank and the Swing Line Lender (other than Commitment Fees and letter of credit commissions payable under Section 2.13(c) and (d)), including any attorney fees and reasonable costs and expenses incurred in connection with the collection of such payment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 10.4 (irrespective of whether a claim for such indemnitees, fees, costs and expenses is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise), ratably among the Lenders, the Issuing Bank and the Swing Line Lender in proportion to the amounts described in this clause second payable to them;

third, to the payment of that portion of the Obligations constituting (i) accrued and unpaid Commitment Fees, letter of credit commissions pursuant to Section 2.13(c) and (d) and interest on the Loans and L/C Obligations and (ii) any fees, premiums and scheduled periodic payments due under any Secured Hedge Agreements and any interest accrued thereon (irrespective of whether a claim for such interest or premiums is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise) ratably among the Lenders, the Issuing Bank, the Swing Line Lender and the other Secured Parties in proportion to the amounts described in this clause third payable to them;

fourth, to the payment of that portion of the Obligations constituting (i) the principal and other payment obligations then due and payable on the Loans and L/C Obligations then outstanding, (ii) breakage, termination or other payments then owing under Secured Hedge Agreements and (iii) payment obligations under Secured Cash Management Agreements, until all such obligations have been paid in full (irrespective of whether a claim for such amounts is allowed or allowable in any proceeding under any Debtor Relief Law or otherwise) ratably among the Lenders, the Issuing Bank, the Swing Line Lender and the other Secured Parties in proportion to the amounts described in this clause fourth payable to them;

fifth, to the Administrative Agent for the account of the Issuing Bank to Cash Collateralize any L/C Obligations then outstanding; and

sixth, to the Borrower or as otherwise required by law.

(b)         If any Secured Party collects or received any amounts received on account of the Obligations to which it is not entitled under this Section 8.4, such Secured Party shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the account of the Secured Parties, to be applied in accordance with this Section 8.4.

(c)         Without limiting the generality of the foregoing, this Section 8.4 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code of the United States and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

(d)         Notwithstanding the foregoing, obligations under any Secured Hedge Agreement or any Secured Cash Management Agreement shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article 9 for itself and its Affiliates as if a “Lender” party hereto.

Section 8.5         Borrower’s Right to Cure.

(a)         Notwithstanding anything to the contrary contained in Section 8.1 or 8.2, in the event that the Borrower fails to comply with the requirements of the Financial Covenant and at any time during the last fiscal quarter in a Reference Period and until the expiration of the tenth Business Day after the date on which financial statements with respect to such Reference Period in which such covenant is being measured are required to be delivered pursuant to Section 6.1 (the “Cure Period”), if the Borrower receives a Specified Equity Contribution during such Cure Period, the Borrower may elect that the amount of the net cash proceeds of such Specified Equity Contribution be deemed to increase Operating Cash Flow with respect to the last fiscal quarter of the relevant Reference Period; provided that such net cash proceeds (i) are actually received by the Borrower as cash equity other than Disqualified Equity Interests (including through capital contribution of such net cash proceeds to the Borrower) during the Cure Period, and (ii) were not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose, or added to the Available Amount. The parties hereby acknowledge and agree that this Section 8.5(a) may not be relied on or used for purposes of determining permitted amounts with respect to covenants in this Agreement and pricing, and that such pro forma adjustment to Operating Cash Flow shall be given solely for the purpose of determining the existence of a Default under the Financial Covenant with respect to any Reference Period that includes the fiscal quarter for which such Specified Equity Contribution was received, and not for any other purpose under any Loan Document. No Revolving Credit Lender or Issuing Bank shall be required to make any Revolving Credit Loans, issue any Letters of Credit or extend or increase existing Letters of Credit during the Cure Period unless and until the Specified Equity Contribution is actually received by the Borrower.

(b)         If, after receipt of the Specified Equity Contribution and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the Financial Covenant during such Reference Period, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default under Section 8.1 that had occurred shall be deemed cured; provided that (i) no more than five Specified Equity Contributions will be made in the aggregate during the term of this Agreement, (ii) in each four fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (iii) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant for any applicable period and (iv) there shall be no pro forma reduction in Indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Covenant.

ARTICLE 9
ADMINISTRATIVE AGENT

Section 9.1         Appointment and Authority.

(a)         Each of the Lenders and each Issuing Bank hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Except for the consent rights of the Borrower pursuant to Section 9.6, the provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and neither the Borrower nor any other Loan Party or any Restricted Subsidiary of the Loan Parties shall have rights as a third-party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b)         Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article 9 with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article 9 and in the definition of “Related Parties” included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank.

(c)         The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and each Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties or any Restricted Subsidiary of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article 9 and Article 10 (including Section 10.4(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.2         Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

Section 9.3         Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a)         shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)         shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may affect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)         shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(d)         shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

The Administrative Agent shall not be liable to any Lender or any Affiliate of any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 and 8.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4         Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certification pursuant to Section 10.18. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the relevant Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Banks unless the Administrative Agent shall have received notice to the contrary from such Lender or an Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of any such counsel, accountants or experts. Each Lender or an Issuing Bank that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or an Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or an Issuing Bank or that is to be acceptable or satisfactory to such Lender or an Issuing Bank.

Section 9.5         Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.6         Resignation of Administrative Agent, Swing Line Lender, Issuing Banks.

(a)         The Administrative Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (except during the existence of an Event of Default under Sections 8.1(f) or (g)), which consent shall not be unreasonably withheld or delayed, to appoint a successor, which shall be a bank or financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks (without the consent of any Lenders or Issuing Banks), appoint a successor Administrative Agent meeting the qualifications set forth above, subject so long as there exists no Event of Default under Sections 8.1(f) or (g), to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)         If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor, which appointment of a successor agent shall require the consent of the Borrower (except during the existence of an Event of Default under Sections 8.1(f) or (g)), which consent shall not be unreasonably withheld or delayed. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)         With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the relevant Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.1(h) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.4 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d)         Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Bank and Swing Line Lender. If Wells Fargo resigns as an Issuing Bank, it shall retain all the rights, powers, privileges and duties of the Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.13(c). If Wells Fargo resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.4(c). Upon the appointment by the Borrower of a successor Issuing Bank or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank or Swing Line Lender, as applicable, (b) the retiring Issuing Bank and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Wells Fargo to effectively assume the obligations of Wells Fargo with respect to such Letters of Credit.

Section 9.7         Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory applicable Laws relating to the transactions contemplated by this Agreement and the other Loan Documents. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or their respective Related Parties.

Section 9.8         No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

Section 9.9         Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party or any Restricted Subsidiary of a Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)         to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.13(h) and (i), 2.9 and 10.4) allowed in such judicial proceeding; and

(b)         to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and their respective agents and counsel, and any other amounts due to the Administrative Agent under Sections 2.9 and 10.4.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

Section 9.10         Collateral and Guarantee Matters. Without limiting the provisions of Section 9.9, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank and a holder of other Secured Obligations) and the Issuing Banks irrevocably authorize the Administrative Agent to,

(a)         release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (excluding contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (if any) (other than (x) Letters of Credit (if any), (y) obligations under Secured Hedge Agreements not yet due and payable, and (z) Cash Management Obligations not yet due and payable, in each case of clauses (x), (y) and (z) as to which other arrangements satisfactory to the Administrative Agent, and the relevant Issuing Bank, the relevant Hedge Bank or the relevant Cash Management Bank, as applicable, shall have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred to a Person that is not a Loan Party as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to the terms of this Agreement;

(b)         release any Guarantor from its obligations under any of the Guaranties and the Security Documents and release any Liens granted by such Guarantor if such Person is no longer required to be a Guarantor pursuant to the definition of “Collateral and Guarantee Requirement” and Section 6.11; and

(c)         release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(i) or Section 7.1(cc).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the applicable Guaranty pursuant to this Section 9.10.

Notwithstanding the foregoing, if any Guarantor ceases to be a Wholly-Owned Subsidiary, such Guarantor shall not be released from its obligations under the Loan Documents unless (i) the transaction or transactions that caused such Guarantor to cease to be a Subsidiary are entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not for the primary purpose of causing such release, (ii) the portion of equity interests that caused such Guarantor to cease to be a Subsidiary were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arm’s-length terms) and (iii) after giving pro forma effect to the applicable release, the Borrower is deemed to have made a new Investment in such Person on the date of such release (as if such Person were not a Guarantor) in an amount equal to the portion of the fair market value (as determined in good faith by the Borrower) of the Borrower’s retained ownership interest in such Person and such Investment is permitted hereunder.

Section 9.11         Cash Management Obligations and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.4, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral), or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guarantee or any Security Document, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 9 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, any Secured Hedge Agreement or Secured Cash Management Agreement unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 9.12         Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Section 9.13         Withholding Taxes. To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 3.1, each Lender shall indemnify and hold harmless the Administrative Agent against, within ten (10) days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate documentation was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), whether or not such Taxes are legally or correctly imposed or asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or otherwise, against any amount due the Administrative Agent under this Section 9.13. The agreements in this Section 9.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 9.13, the term “Lender” includes any Swing Line Lender and any Issuing Bank.

ARTICLE 10
MISCELLANEOUS

Section 10.1         Amendments, Etc. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)         waive any condition set forth in this Agreement without the written consent of each Lender directly affected thereby;

(b)         amend, modify or waive (A) Section 4.1, or waive any Default or Event of Default for the purpose of waiving the requirements of Section 4.1, or amend, modify or waive any other provision of this Agreement, if the effect of such amendment, modification or waiver is to require the Lenders with a Revolving Credit Commitment (pursuant to, in the case of any amendment, modification or waiver of a provision other than Section 4.1, any substantially concurrent request by the Borrower for a borrowing, conversion or continuation of Revolving Credit Loans or Swing Line Loans or issuance, increase, extension or renewal of any Letter of Credit) to make Revolving Credit Loans or participate in Swing Line Loans or Letters of Credit when such Lenders would not otherwise be required to do so or (B) the amount of the Letter of Credit Sublimit and/or the Swing Line Sublimit, in each case without the prior written consent of the Required Revolving Credit Lenders;

(c)         amend, extend or increase any Commitment of any Lender (or reinstate any Revolving Credit Commitment terminated pursuant to Section 8.2) or the amount of Loans of any Lender without the written consent of such Lender;

(d)         postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) without the written consent of each Lender directly affected thereby;

(e)         reduce the principal of, or the rate of interest specified herein on, any Loan or payment owed under Section 2.13(d), or (subject to clause (iv) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that only the consent of the Required Lenders shall be necessary to (i) waive any obligation of the Borrower to pay interest at the Default Rate during the continuance of any Event of Default or (ii) subject to clause (v) of the second proviso to this Section, amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or payment owed under Section 2.13(d), or to reduce any fee payable hereunder;

(f)         (i) change (A) Section 2.8, Section 2.19 or Section 8.4 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby or (B) Section 8.4 in a manner adverse to the priority status of the Lenders with a Revolving Credit Commitment without the prior written consent of each of the Lenders with a Revolving Credit Commitment or (ii) (A) amend, modify or waive Section 2.5(e)(i)(A), (C) or (E) or (B) except as expressly permitted in Section 9.10(c), subordinate the priority of the Liens granted under the Loan Documents, in each case under this clause (ii), without the prior written consent of each Lender with a Revolving Credit Commitment;

(g)         change Section 2.5(b)(i), (ii), (iii) or 2.5(g) in a manner that would alter the order of application of amounts prepaid pursuant thereto in a manner materially adverse to any Existing Term Lender without the written consent of such Existing Term Lender;

(h)         change any provision of this Section or the definition of “Required Lenders”, “Required Revolving Credit Lenders”, “Required Term Lenders”, “Required Term D Lenders”, “Required Term F Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;

(i)         release all of the guarantors or release guarantors comprising substantially all of the credit support for the Obligations, in either case, from the Guaranty Agreement (other than as authorized in Section 9.10), without the written consent of each Lender;

(j)         release all or substantially all of the value of the Collateral or release any Security Document (other than as authorized in Section 9.10 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Lenders required above, affect the rights or duties of an Issuing Bank under this Agreement or any Request for Issuance of Letter of Credit (or any cash collateral agreement or other document entered into in connection with an Extended Letter of Credit) relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement or any Swing Line Loan Notice made by it; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Agency Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (v) unless a breach of Section 7.10 has become an Event of Default with respect to the Term Loans in accordance with Section 8.1(b), any amendment, waiver or consent of Section 7.10 (or any defined terms used therein, but only for purposes of Section 7.10 and not for any other purposes, including, without limitation, any pro forma compliance or incurrence tests) may only be effected with consent of the Borrower and the Required Revolving Credit Lenders (or the Administrative Agent with the consent of the Required Revolving Credit Lenders) and shall not require the vote of any Lender holding Term Loans or a Commitment to make Term Loans; (vi) [reserved]; (vii) no amendment, waiver or consent shall include any real property in the Collateral or require the creation of a Lien or security interest in any real property unless approved by each Lender holding a Revolving Credit Commitment and shall not require the vote of any Lender holding Term Loans or a Commitment to make Term Loans; (viii) [reserved], and (ix) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on behalf of such Lender and without further action or consent by such Lender, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 10.1) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 2.14, 2.17 or Article 11 of this Agreement (including, without limitation, as applicable, (1) to permit the Incremental Facilities, Refinancing Revolving Credit Commitments, Refinancing Term Loans and any Loans made in connection therewith to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to permit the Incremental Term Loans, Incremental Revolving Credit Commitments or any Refinancing Revolving Credit Commitments or Refinancing Term Loans to be structured as second lien credit facilities (including amendments to Section 2.5(b)), (3) to include the Lenders with an Incremental Term Loan commitment, Incremental Revolving Credit Commitment or outstanding Incremental Term Loans in any determination of Required Lenders and (4) to include the Lenders with an Incremental Revolving Credit Commitment in any determination of Required Revolving Credit Lenders); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment without the written consent of such affected Lender.

Section 10.2         Notices; Effectiveness; Electronic Communications.

(a)         Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)         if to the Borrower, any other Loan Party or any other Covenant Entity, the Administrative Agent, an Issuing Bank or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.2; and

(ii)         if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)         Electronic Communications. Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Bank pursuant to Article 2 if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, each Issuing Bank or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(c)         The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or any other Loan Party’s, or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic message service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, any Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)         Change of Address, Etc. Each of the Borrower, the Administrative Agent, the Issuing Banks and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the Issuing Banks and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

(e)         Reliance by Administrative Agent, Issuing Banks and Lenders. The Administrative Agent, the Issuing Banks and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance in good faith by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. The agreements in this Section 10.2(e) shall survive the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

(f)         Notice to Other Persons. The Borrower agrees that notices to be given to any Holding Company, any other Covenant Entity or any Loan Party under this Agreement or any other Loan Document may be given to the Borrower in accordance with the provisions of this Section 10.2 with the same effect as if given to such other Person in accordance with the terms hereunder or thereunder.

Section 10.3         No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties, or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.2 for the benefit of all the Lenders and each Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.8 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law, provided further that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.8, the Required Lenders may enforce any rights and remedies available to them (it being understood and agreed that Required Lenders must enforce their rights and remedies under any Loan Document collectively and no Lender shall be entitled to enforce any right or remedy that would have only been exercisable by the Administrative Agent).

Section 10.4         Expenses; Indemnity; Damage Waiver.

(a)         Costs and Expenses. The Borrower agrees to pay or reimburse (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the Administrative Agent and the Arrangers associated with the syndication of the Term Loans and Revolving Credit Loans (including reasonable and documented out-of-pocket travel expenses) and the preparation and negotiation of this Agreement and the other Loan Documents (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Winstead PC (and any other counsel retained with the Borrower’s consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions), (ii) the Administrative Agent, Swing Line Lender, each Issuing Bank and the Lenders for all reasonable and documented or invoiced out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout in respect of the Loans), all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel to the Administrative Agent, Swing Line Lender, each Issuing Bank and the Lenders (and any other counsel retained with the Borrower’s consent), one special FCC counsel to the Administrative Agent and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where the Person affected by such conflict informs the Borrower of such conflict of interest and thereafter retains its own counsel, of another firm for counsel for such affected Person, and (iii) the Administrative Agent for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, including, without limitation, assignment and unwind costs under Section 10.6, including all Attorney Costs of one counsel to the Administrative Agent (and any other counsel retained with the Borrower’s consent), one special FCC counsel to the Administrative Agent, Swing Line Lender, each Issuing Bank and the Lenders, and, if necessary, one local and foreign counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by the Administrative Agent. The agreements in this Section 10.4 shall survive the termination of the Aggregate Commitments and repayment of all other Secured Obligations.

(b)         Indemnification by the Borrower. The Borrower shall indemnify each Agent (and any sub-agent thereof), each Arranger, each Lender and each Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket expenses, including, without limitation, assignment and unwind costs under Section 10.6 (including the reasonable and documented fees, charges and disbursements and other charges of (i) one counsel for all Indemnitees and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict of interest and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee, and (ii) if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, their equity holders, any Covenant Entity, any of the Affiliates of any of the preceding entities, creditors or any other third person) that relates to the transactions contemplated hereby in any way relating to, arising out of, in connection with, or as a result of (A) the execution, delivery or enforcement of this Agreement, any other Loan Document or any agreement, instrument or letter contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.1), (B) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (C) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Covenant Entity, or any Environmental Liability related in any way to any Covenant Entity, or (D) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, Subsidiary of a Loan Party or any of the Borrower’s or such Loan Party’s or Subsidiary of a Loan Party’s directors, equityholders, Affiliates or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Indemnified Persons, (2) are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from a material breach of the Loan Documents by such Indemnitee or one of its Affiliates or (3) are related to disputes to the extent such disputes do not arise from any act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee acting is its capacity as an Issuing Bank, Arranger or similar role under the Loan Documents or an Arranger or an Initial Lender, solely in connection with its syndication activities, but, in each case, solely to the extent that such indemnification would not be denied pursuant to subclause (A) preceding). Without limiting the provisions of Section 3.1(c), this Section 10.4(b) shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, damages, claims, etc. arising from any non-Tax claim.

(c)         Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Bank, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), each Issuing Bank, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the total credit exposure under the Loan Documents at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), an Issuing Bank or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)         Waiver of Consequential Damages, Etc. No Indemnitee or any Loan Party shall have any liability for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing contained in this sentence shall limit the Borrower’s indemnification obligations above to the extent such special, indirect, consequential and punitive damages are included in any third party claim in connection with which any Indemnitee is entitled to indemnification hereunder. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)         Payments. All amounts due under this Section shall be payable not later than 30 days after demand therefor, provided, however, that any Indemnitee that has received any indemnification payment pursuant to the express provisions of clause (b) preceding, shall promptly refund such payment to the extent that there is a final and nonappealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to such indemnification payment pursuant to the express provisions of clause (b) preceding.

(f)         Survival. The agreements in this Section and the indemnity provisions of Section 10.2(e) shall survive the resignation of the Administrative Agent, any Issuing Bank and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Secured Obligations.

Section 10.5         Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, any Issuing Bank or any Lender, or the Administrative Agent, any Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate. The obligations of the Lenders and the Issuing Banks under clause (b) of the preceding sentence shall survive the payment in full of the Secured Obligations and the termination of this Agreement.

Section 10.6         Successors and Assigns.

(a)         Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.4) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section or (iv) with respect to any Term B Loans, by way of assignment to a Holding Company or the Borrower in accordance with the provisions of subsection (b) and subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto (other than to any Disqualified Lender) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)         Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.6(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility and any Incremental Facility) any such assignment shall be subject to the following conditions:

(i)         Minimum Amounts.

(A)         in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or Incremental Facility and/or the Loans at the time owing to it under such Facility or Incremental Facility or contemporaneous assignments to related Affiliates or Approved Funds of a Lender that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)         in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall, together with any assignment of Facilities of the same Class under the Credit Agreement pursuant to clause (ii) below, not be less than the Assignment Minimum Amount for such Facility and shall be in integral increments of an amount of $500,000 in excess thereof, unless each of the Administrative Agent and, so long as no Event of Default under Section 8.1(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii)         Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities and separate Incremental Facilities. Notwithstanding the foregoing or any other provision in any Loan Document to the contrary, each assignment of Loans and/or Commitments hereunder must be consummated simultaneously with an assignment among the same parties of a corresponding percentage of the same Class (if any) under the Credit Agreement;

(iii)         Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)         the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default under Section 8.1(a), (f) or (g) has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof; provided further that, notwithstanding the foregoing, during the 30 day period following the Restatement Effective Date, the Borrower shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified in the initial allocations of the Loans provided by the Arrangers to the Borrower and reviewed and approved by the Borrower (such approval not to be unreasonably withheld or delayed) in writing on or prior to the Restatement Effective Date;

(B)         the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitment, Revolving Credit Loan or Loan in respect of an Incremental Revolving Facility if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility or Incremental Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund, unless in the case of this clause (2), such assignment is pursuant to Section 10.6(f) below; and

(C)         the consent of each of the Issuing Banks and the Swing Line Lender (in each case, such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility and Incremental Revolving Facility; provided that no consent of the Issuing Banks and the Swing Line Lender shall be required for any assignment of a Revolving Credit Commitment or Revolving Credit Loan to a Revolving Credit Lender or an Incremental Revolving Credit Commitment or Loan under the Incremental Revolving Facility to a Revolving Credit Lender or Incremental Revolving Lender.

(iv)         Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that (A) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, (B) only one such fee shall be payable with respect to the assignment of Loans and/or Commitments hereunder and the simultaneous assignment among the parties of a corresponding percentage of the same Class of Loans and/or Commitments under the Credit Agreement and (C) no such fee will be due and payable with respect to any assignment made by a Disqualified Lender pursuant to Section 10.6(g)(ii). Other than in the case of assignment pursuant to Section 10.6(f) below, the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.1.

(v)         No Assignment to Certain Persons. No such assignment shall be made (A) to any Affiliate of the Borrower (except solely as to Term D Loans and Term F Loans), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), (D) to any Disqualified Lender other than pursuant to Section 10.6(g), (E) to any Covenant Entities or their Affiliates other than pursuant to Section 10.6(f) or (F) to any Person, if such assignment would cause any Loan Party or the assignee to be in material violation of the Communication Laws.

(vi)         Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Bank or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.1, 3.4, 3.5 and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

For greater certainty, any assignment by a Lender pursuant to this Section 10.6 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(c)         Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and Unreimbursed Amounts owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Administrative Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice. For purposes of this Section 10.6(c) the term “Lender” shall include any Swing Line Lender and any Issuing Bank.

(d)         Participations. So long as participation of the same percentage of Commitment and/or Loans is entered into concurrently therewith, any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Defaulting Lender or a Disqualified Lender); provided that, notwithstanding anything to the contrary contained herein, participations may be sold to Disqualified Lenders unless the DQ List has been posted to the Platform (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (iv) no Lender shall sell a participation if such sale would cause any Loan Party or the Participant to be in violation of any material Communications Law. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.4(c) without regard to the existence of any participation. All parties hereto acknowledge and agree that the Administrative Agent shall have no obligation or duty to monitor or track whether any Disqualified Lender shall have become a Participant hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.1 that directly affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.1(e) shall be delivered solely to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.6 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.1 or 3.4, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.6 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a “non-fiduciary” agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 163-5(b) (and, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. This Section 10.6(d) is intended so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the united States Treasury Regulations and Proposed Treasury Regulations Section 163-5(b) (and, in each case, any amended or successor version). For purposes of this Section 10.6(d) the term “Lender” shall include any Swing Line Lender and any Issuing Bank.

(e)         Certain Pledges. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)         Assignment to Covenant Entities. Any Lender may, so long as no Default has occurred and is continuing and, only to the extent purchased at a discount, no proceeds of Revolving Credit Borrowings are applied to fund the consideration for any such assignment unless the Discounted Purchase Revolver Usage Conditions shall be satisfied, at any time, assign all or a portion of its rights and obligations with respect to Term Loans constituting Term B Loans under this Agreement to a Holding Company or the Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with the procedures of the type described in Section 2.5(e) or (y) notwithstanding Sections 2.12 and 2.8 or any other provision in this Agreement, open market purchase on a non-pro rata basis (which open market purchase shall also apply to any Term Loans of the same Class under the Credit Agreement); provided that in connection with assignments pursuant to clauses (x) and (y) above, if a Holding Company is the assignee, upon such assignment, transfer or contribution, such Holding Company shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower; and if the assignee is the Borrower (including through contribution or transfer set forth in clause (i) above), (A) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (B) the aggregate outstanding principal amount of Term Loans of the remaining Lenders shall reflect such cancellation and extinguishment of the Term Loans then held by the Borrower and (C) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(g)         Disqualified Lenders. Assignments may be made to Disqualified Lenders unless the DQ List has been posted to the Platform. If the DQ List has been posted to the Platform,

(i)         no assignment shall be made to any Person that was a Disqualified Lender as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment to such Person, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Lender”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. Any assignment in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.

(ii)         If any assignment is made to any Disqualified Lender without the Borrower’s prior consent in violation of clause (i) above, or if any Person becomes a Disqualified Lender after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all Obligations owing to such Disqualified Lender in connection with such Revolving Credit Commitment, (B) in the case of outstanding Term Loans held by Disqualified Lenders, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other Loan Documents; provided that (i) such assignment does not conflict with applicable Laws and (ii) in the case of clause (B), the Borrower shall not use the proceeds from any Loans to prepay Term Loans held by Disqualified Lenders.

(iii)         Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lenders consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (a “Plan”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan, (2) if such Disqualified Lender does vote on such Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

(iv)         The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Lenders provided by the Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

(h)         Open Market Purchases. Notwithstanding anything in this Agreement to the contrary, any Lender may, at any time, assign all or a portion of its Term D Loans or Term F Loans on a non-pro rata basis to the Borrower through open market purchases, subject to the following limitations:

(i)         all such assignments shall be evidenced by an Assignment and Assumption Agreement containing customary “big boy” disclaimers reasonably satisfactory to the Administrative Agent;

(ii)         immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term D Loans or Term F Loans from a Lender to the Borrower, such Term D Loans or Term F Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment; provided that upon any such retirement and cancellation, the aggregate outstanding principal amount of such Term D Loans or Term F Loans shall be deemed reduced by the full par value of the aggregate principal amount of such Term D Loans or Term F Loans so retired and cancelled and each principal installment owing to the Lenders participating in such open market purchase or Dutch auction shall, as to such retired or cancelled Term D Loans or Term F Loans, be reduced on a pro rata basis by the full par value of the aggregate principal amount of such Term D Loans or Term F Loans so retired or cancelled;

(iii)         no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment; and

(iv)         no Revolving Credit Loans may be used for the purchase of Term Loans pursuant to this Section 10.6(h) unless the Discounted Purchase Revolver Usage Conditions shall be satisfied.

Section 10.7          Treatment of Certain Information; Confidentiality. The Administrative Agent, the Lenders and the Issuing Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case such Person agrees (except with respect to any audit or examination conducted by bank accountants or regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable Law, to inform you promptly thereof prior to disclosure), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.14 or Section 10.1 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (it being understood that the DQ List may be disclosed to any assignee or Participant, or prospective assignee or Participant, in reliance on this clause (f)), (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Borrower, (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (j) to any credit insurance provider relating to the Loan Parties and their obligations. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower, the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Restatement Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the Issuing Banks acknowledges that (a) the Information may include material non-public information concerning the Borrower and any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

For the avoidance of doubt, nothing in this Section 10.7 shall prohibit any individual from voluntarily disclosing or providing any Information to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.7 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

Section 10.8         Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all of the obligations of the Borrower, such Loan Party or such Subsidiary of any Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, such Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party or such Subsidiary of any Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the relevant Issuing Bank and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and each Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.9         Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Secured Obligations hereunder.

Section 10.10         Counterparts; Integration; Effectiveness. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or each Issuing Bank, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and each other Loan Document by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement and such other Loan Document.

Section 10.11         Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 10.12         Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which come as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, each Issuing Bank or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.13         Replacement of Lenders. If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.6, or if any Lender is a Defaulting Lender, a Non-Consenting Lender or a Non-Extended Lender or if any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) notwithstanding anything set forth in Sections 2.12 and 2.8, so long as no Default known to the Borrower or Event of Default shall have occurred and be continuing, terminate all of such Lender’s Commitments and repay all Obligations of the Borrower owing to such Lender and participations held by such Lender as of such termination date under all of the Facilities or (y) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.6), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.1 and 3.4) and obligations under the Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that, in the case of this clause (y):

(a)         the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.6(b);

(b)         such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the Credit Agreement and Loan Documents (including any amounts under Section 3.5) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower;

(c)         in the case of any such assignment resulting from a claim for compensation under Section 3.4 or payments required to be made pursuant to Section 3.1, such assignment will result in a reduction in such compensation or payments thereafter;

(d)         such assignment does not conflict with applicable Laws;

(e)         such assignment must be pro rata among the Facilities of the same Class;

(f)         in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent, and in the case of an assignment resulting from a Lender becoming a Non-Extended Lender, the applicable assignee shall have consented to the applicable extension; and

(g)         each Lender agrees that if it is replaced pursuant to this Section 10.13, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such assignment and shall deliver to the Administrative Agent any Note (if the assigning Lender’s Loans are evidenced by Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 10.13 to execute an Assignment and Assumption or deliver such Notes shall not render such assignment (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Notes shall be deemed cancelled.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Section 10.14         Governing Law; Jurisdiction; Etc.

(a)         THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)         SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF ANY LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING BANK, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY ISSUING BANK MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY OTHER LOAN PARTY, ANY SUBSIDIARY OF ANY LOAN PARTY, OR ANY OF THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)         WAIVER OF VENUE. THE BORROWER, EACH OTHER LOAN PARTY AND EACH SUBSIDIARY OF EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)         SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.2. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 10.15         Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.16         No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower, each other Loan Party and each Subsidiary of each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers, and the Lenders are arm’s-length commercial transactions between the Borrower, each other Loan Party, each Subsidiary of each Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, each Arranger, and the Lenders, on the other hand, (ii) each of the Borrower and the other Loan Parties, and each Subsidiary of each Loan Party, has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each of the Borrower and each other Loan Party, and each Subsidiary of each Loan Party, is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent each Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, any other Loan Party, any Subsidiary of a Loan Party, or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, nor any Arranger nor any Lender has any obligation to the Borrower, any other Loan Party, any Subsidiary of a Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, and (c) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties, each Subsidiary of each Loan Party, and their respective Affiliates, and neither the Administrative Agent nor any Arranger nor any Lender has any obligation to disclose any of such interests to the Borrower, any other Loan Party, any Subsidiary of each Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower, each other Loan Party and each Subsidiary of each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, any Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.17         Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.18         Guarantee and Collateral Matters. Upon the request of the Borrower, the Administrative Agent will,

(a)         release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (excluding contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (if any) (other than (x) Letters of Credit (if any), (y) obligations under Secured Hedge Agreements not yet due and payable, and (z) Cash Management Obligations not yet due and payable, in each case of clauses (x), (y) and (z) as to which other arrangements satisfactory to the Administrative Agent, and the relevant Issuing Bank, the relevant Hedge Bank or the relevant Cash Management Bank, as applicable, shall have been made), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any sale or other Disposition permitted hereunder or under any other Loan Document (including pursuant to the Receivables Sale Agreement), (iii) subject to Section 10.1, if approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty so long as it is no longer required to be a Guarantor pursuant to the terms of this Agreement;

(b)         release any Guarantor from its obligations under any of the Guaranties and the Security Documents and release any Liens granted by such Guarantor if such Person is no longer required to be a Guarantor pursuant to the definition of “Collateral and Guarantee Requirement” and Section 6.11; and

(c)         release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.1(i) or Section 7.1(bb).

The Administrative Agent will promptly, at the Borrower’s expense, execute and deliver to the applicable Loan Party or any Restricted Subsidiary of a Loan Party such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the applicable Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.18.

Notwithstanding the foregoing, if any Guarantor ceases to be a Subsidiary, such Guarantor shall not be released from its obligations under the Loan Documents unless (i) the transaction or transactions that caused such Guarantor to cease to be a Subsidiary are entered into for a bona fide business purpose (as determined in good faith by the Borrower) and, for the avoidance of doubt, not for the primary purpose of causing such release, (ii) the portion of equity interests that caused such Guarantor to cease to be a Subsidiary were not transferred to an Affiliate of the Borrower (other than for purposes of a bona fide joint venture arrangement on terms that are not less favorable than arm’s-length terms) and (iii) after giving pro forma effect to the applicable release, the Borrower is deemed to have made a new Investment in such Person on the date of such release (as if such Person were not a Guarantor) in an amount equal to the portion of the fair market value (as determined in good faith by the Borrower) of the Borrower’s retained ownership interest in such Person and such Investment is permitted hereunder.

Section 10.19         USA PATRIOT Act; Beneficial Ownership Regulation. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party and each Subsidiary of each Loan Party, which information includes the name and address of each Loan Party and each Subsidiary of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party and each Subsidiary of each Loan Party in accordance with the Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and Anti-Money Laundering Laws, including the Act and the Beneficial Ownership Regulation.

Section 10.20         [Reserved].

Section 10.21         [Reserved].

Section 10.22         Designation of Subsidiaries.

(a)         Subject to Section 10.22(b), the board of directors of the Borrower may at any time designate any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary or any Subsidiary of the Borrower that is an Unrestricted Subsidiary as a Restricted Subsidiary, provided that, notwithstanding the foregoing, the Borrower may not be re-designated as an Unrestricted Subsidiary. The designation of any Restricted Subsidiary of the Borrower as an Unrestricted Subsidiary shall constitute an Investment by the applicable Covenant Entity at the date of designation in an amount equal to the fair market value of such Covenant Entity’s Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary of the Borrower shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

(b)         The Borrower may not (x) designate any Restricted Subsidiary as an Unrestricted Subsidiary or (y) designate an Unrestricted Subsidiary as a Restricted Subsidiary, in each case unless:

(i)         no Event of Default shall have occurred and be continuing or would result therefrom;

(ii)         in the case of clause (b)(x) only, (A) the Subsidiary to be so designated does not (directly, or indirectly through its Subsidiaries) own any Equity Interests or Indebtedness of, or own or hold any Lien on any property of, any Covenant Entities and (B) the Subsidiary to be so designated does not Guarantee or otherwise provide credit support for or is otherwise obligated under any Indenture Documentation, Subordinated Debt, or any other public indebtedness of any Holding Company or any Covenant Entity, or any Permitted Refinancing of any thereof, or any security with respect to any of such debt issuances;

(iii)         the Covenant Entities shall be in compliance (on a Pro Forma Basis) with the Financial Covenant (regardless of whether a Suspension Period is in effect at such time) as of the end of the most recent Reference Period (as if such designation had occurred on the first day of such Reference Period);

(iv)         immediately after giving effect to such designation, the Borrower shall be in compliance with the Debt Incurrence Test; and

(v)         in no event shall the Borrower or any other Restricted Subsidiary subsequently sell, transfer or otherwise dispose of any Material Intellectual Property, Material FCC License or any other assets owned by the Borrower or any other Restricted Subsidiary that is material to the business operations, assets, financial condition or prospects of the Borrower and the Restricted Subsidiaries, taken as a whole (in each case, whether pursuant to a sale, lease, license, transfer, Investment, Restricted Payment, dividend or otherwise or relating to the exclusive rights thereto) to any Non-Loan Party; provided that in no event shall this clause (C) prohibit the Borrower or any Restricted Subsidiary from (1) selling, transferring or otherwise disposing of cash or Cash Equivalents to the extent not otherwise prohibited hereunder or (2) entering into non-exclusive licensing arrangements. “Material Intellectual Property” shall mean any intellectual property that is material to the operation of the business of the Borrower and its Restricted Subsidiaries, taken as a whole. Notwithstanding anything to the contrary herein, the Borrower (x) will not permit any of its Unrestricted Subsidiaries to make any dividend or other distribution declared or paid on any Equity Interests of such Unrestricted Subsidiary on a greater than pro rata basis to any holder of the Equity Interests of such Unrestricted Subsidiary (other than to the extent any of the Borrower or a Restricted Subsidiary receive a greater than pro rata share of such dividend or other distribution) and (y) shall cause its Unrestricted Subsidiaries to dividend or otherwise distribute, at such times as may be determined in good faith by the Borrower, to the Borrower or any Restricted Subsidiary (and, if applicable, to any other holders of the Equity Interests of such Unrestricted Subsidiaries on a not greater than pro rata basis) any cash or Cash Equivalents (whether generated from operations, asset sales or otherwise) of such Unrestricted Subsidiaries, taken as a whole, that are not, in the good faith determination of the Borrower, reasonably necessary for bona fide business purposes of such Unrestricted Subsidiaries, taken as a whole.

Notwithstanding the foregoing, (A) if, at any time, any Unrestricted Subsidiary shall (1) guarantee or otherwise provide credit support for, or otherwise be designated as a “Restricted Subsidiary” (or equivalent term) under, any of the Senior Notes or any other Indebtedness of the Borrower or any of its Restricted Subsidiaries or (2) hold or acquire, whether by contribution, investment or otherwise, a Material FCC License, then, in each case, such Unrestricted Subsidiary shall automatically and without further action be re-designated as a Restricted Subsidiary hereunder and (B) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary owns any Material FCC License.

Section 10.23         [Reserved].

Section 10.24         Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or Issuing Bank that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)         the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an Affected Financial Institution; and

(b)         the effects of any Bail-In Action on any such liability, including, if applicable:

(i)         a reduction in full or in part or cancellation of any such liability;

(ii)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)         the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.25         ERISA.

(a)         Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each of the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)         such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)         the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)         (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)         such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)         In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 10.26         Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support,” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)         In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)         As used in this Section 10.26, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)         a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)         a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Section 10.27         Time of the Essence. Time is of the essence of the Loan Documents.

Section 10.28         ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

ARTICLE 11
HOLDING COMPANY REORGANIZATION

Section 11.1         Holding Company Reorganization.

(a)         Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that (x) so long as no Default or Event of Default has occurred and is continuing and (y) the Borrower is in pro forma compliance with the Financial Covenant (regardless of whether a Suspension Period is in effect at such time) and the Debt Incurrence Test, in each case after giving effect to such Holding Company Reorganization, the Borrower and its Subsidiaries may complete a Holding Company Reorganization; provided that:

(i)         the Administrative Agent shall have received written notice, in form and substance reasonably satisfactory to the Administrative Agent, of such Holding Company Reorganization (which notice shall describe in reasonable detail the terms and structure of all proposed steps to effectuate such Holding Company Reorganization), not less than thirty (30) days prior to the completion of such Holding Company Reorganization;

(ii)         concurrently with the completion of such Holding Company Reorganization, the Administrative Agent shall have received (A) a reaffirmation agreement from each guarantor (and, to the extent that Gray Media, Inc. remains the Borrower hereunder, Gray Media, Inc.) reaffirming such Person’s obligations under the Loan Documents to which it is a party and (A) an agreement, in form and substance reasonably satisfactory to the Administrative Agent, executed by each new borrower and the Holding Company (as applicable) which such agreement shall provide for (I) the assumption by the new borrower of all of the obligations of Gray Media, Inc. (to the extent that Gray Media, Inc. is no longer the Borrower) as the “Borrower” hereunder and under the other Loan Documents, in each case, immediately prior to the completion of such Holding Company Reorganization and (II) the acknowledgement and agreement by the Holding Company of its obligations hereunder;

(iii)         concurrently with the completion of such Holding Company Reorganization the Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Administrative Agent: (A) an executed supplement to the Security Agreement for the Holding Company, which shall authorize the filing of appropriate Uniform Commercial Code financing statements; (B) a guaranty agreement executed by the Holding Company, in form and substance reasonably satisfactory to the Administrative Agent; (C) a customary secretary’s certificate for the Holding Company and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, together with appropriate attachments; (D) such original Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of the Borrower; and (E) updated Schedules to this Agreement and such other updated Schedules to the Loan Documents as may be necessary to make the representations and warranties contained in the Loan Documents true and correct in all material respects as of the date such Person is joined to any applicable Loan Document (except to the extent that any such representation and warranty is qualified by materiality or Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects); and

(iv)         concurrently with the completion of such Holding Company Reorganization, the Administrative Agent shall have received all other documentation, including one or more opinions of counsel, which are reasonably satisfactory to the Administrative Agent and which in its opinion is appropriate with respect to such Holding Company Reorganization, the Borrower and the Holding Company.

(b)         The parties hereto acknowledge and agree that each document, agreement or instrument executed or issued pursuant to this Section 11.1 will be a “Loan Document” for purposes of this Agreement.

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